As filed with the Securities and Exchange Commission on September 2, 2005.
Registration Statement No. 333-[                    ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Builders FirstSource, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5211	52-2084569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201
(214) 880-3500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Donald F. McAleenan, Esq.

Senior Vice President and General Counsel
Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201
(214) 880-3500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to:

Robert B. Pincus, Esq.

Allison L. Amorison, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to Be	Offering Price	Aggregate Offering	Amount of
to Be Registered	Registered	Per Unit	Price	Registration Fee

Second Priority Senior Secured Floating Rate Notes due 2012	$275,000,000	100%(1)	$275,000,000(1)	$32,367.50(1)

Guarantees related to the Second Priority Senior Secured Floating Rate Notes due 2012	N/A	N/A	N/A	N/A(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the filing fee of $32,367.50 due in connection with this Registration Statement with $5,837.92 of filing fees previously paid in connection with securities of the Registrant unsold under Registration Number 333-122788, initially filed on Form S-1 on February 14, 2005, which unsold securities are hereby deregistered.

(2)	No separate consideration is received for the guarantees, and, therefore, no additional fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION— DATED SEPTEMBER 2, 2005

PRELIMINARY PROSPECTUS

Offer to Exchange up to $275,000,000 Aggregate Principal Amount of

Second Priority Senior Secured Floating Rate Notes due 2012 (“New Notes”)
for
All of the $275,000,000 Aggregate Principal Amount of Outstanding
Second Priority Senior Secured Floating Rate Notes due 2012 (“Old Notes”)
of
Builders FirstSource, Inc.

This exchange offer will expire at 5:00 p.m.,

New York City time, on           , 2005, unless earlier terminated or extended by us.

Terms of the exchange offer:

•	We will issue up to $275,000,000 aggregate principal amount of New Notes.

•	We will exchange New Notes for all outstanding Old Notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

•	The terms of the New Notes are substantially identical to the terms of the Old Notes, except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain liquidated damages provisions relating to the Old Notes do not apply to the New Notes.

•	You may withdraw tenders of Old Notes at any time prior to the expiration or termination of the exchange offer.

•	The exchange of Old Notes for New Notes will generally not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	There is no established trading market for the New Notes. We have not applied, and do not currently intend to apply, to list the New Notes on any securities exchange. The New Notes are expected to be eligible for trading in the Private Offerings, Resales, and Trading through Automatic Linkages Market, commonly referred to as the PORTALSM MARKET.

See “Risk factors” beginning on page 15 for a discussion of certain risks you should consider before tendering your Old Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September      , 2005.

________________________________________________________________________________

About this prospectus

As used in this prospectus, unless the context requires otherwise, “we,” “us,” “our,” or the “Company” refers to Builders FirstSource, Inc. and its consolidated subsidiaries. All references to fiscal years of the Company in this prospectus refer to years commencing on January 1 of that year and ending on December 31.

Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by independent market research firms, or other published independent sources. Some data are based on our good faith estimates that are derived from our review of internal surveys and independent sources. Although we believe that all of the foregoing sources are reliable, we have not independently verified the information. Statements as to our market position relative to our competitors are generally based on management estimates as of the end of fiscal year 2004.

i

Forward-looking statements

This prospectus includes or incorporates forward-looking statements regarding, among other things, our financial condition and business strategy. We have based these forward-looking statements on our current expectations and projections about future events. All statements other than statements of historical facts included in this prospectus, including, without limitation, statements under the headings “Prospectus summary,” “Risk factors,” “Management’s discussion and analysis of financial condition and results of operations,” and “Business,” and located elsewhere in this prospectus regarding the prospects of our industry and our prospects, plans, financial position, and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under “Risk factors.” All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. These forward-looking statements speak only as of the date of this prospectus. We will not update these statements except as may be required by applicable securities laws. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected include, among others:

•	Dependence on the homebuilding industry, the economy, and other important factors;

•	Cyclical and seasonal nature of the building products supply industry;

•	Product shortages, loss of key suppliers, and our dependence on third-party suppliers and manufacturers;

•	Loss of significant customers;

•	Competition in the highly fragmented building products supply industry;

•	Pricing pressure from our customers;

•	Our level of indebtedness;

•	Our incurrence of additional indebtedness;

•	Our inability to take certain actions because of restrictions in our debt agreements;

•	Our reliance on our subsidiaries;

•	Dependence on key personnel;

•	Exposure to product liability and warranty claims;

•	Variability of our quarterly revenues and earnings;

•	Disruptions in our information technology systems;

•	Disruptions at our facilities;

•	Our ability to execute our strategic plans;

•	Effects of regulatory conditions on our operations;

•	Exposure to environmental liabilities and regulation;

•	Economic and financial uncertainty resulting from terrorism and war;

•	Costs incurred as a result of becoming a public company; and

•	Our ability to meet the requirements of the Sarbanes-Oxley Act of 2002.

ii

Prospectus summary

The following summary contains basic information about us and this offering. It likely does not contain all the information that is important to you. For a more complete understanding of us and this offering, we encourage you to read this entire document carefully, including the “Risk factors” section beginning on page 15 and the financial statements that are included elsewhere in this prospectus.

OUR COMPANY

We are a leading supplier and a fast-growing manufacturer of structural and related building products for residential new construction in the U.S. We believe we are one of the top two suppliers of our product categories to Production Homebuilders, which we define as those U.S. homebuilders that build more than 100 homes per year. Our large scale, full product and service offerings, and unique business model position us to continue growing our sales to Production Homebuilders, the fastest-growing segment of residential homebuilders. We have operations principally in the southern and eastern U.S. with 62 distribution centers and 51 manufacturing facilities. For the year ended December 31, 2004, we generated sales of $2,058.0 million and net income of $51.6 million.

We provide an integrated solution to our customers that combines the manufacturing, supply, and installation of a full range of structural and related building products. Over the past several years, we have significantly increased our sales of products that we manufacture. These products include our factory-built roof and floor trusses, wall panels and stairs, as well as engineered wood products that we design and cut for each home (collectively “Prefabricated Components”). We also manufacture custom millwork and trim that we market under the Synboard® brand name, as well as aluminum and vinyl windows, and we assemble interior and exterior doors into pre-hung units. Our revenue from these manufactured products totaled $680.4 million for the year ended December 31, 2004, representing 33.1% of total sales. In addition, we supply our customers with a broad offering of professional grade building products not manufactured by us such as dimensional lumber and lumber sheet goods, various window, door and millwork lines, as well as cabinets, roofing, and gypsum wallboard. Our full range of construction-related services includes professional installation, turn-key framing and shell construction, and spans all our product categories.

We group our building products and services into five principal product categories: Prefabricated Components, Windows & Doors, Lumber & Lumber Sheet Goods, Millwork, and Other Building Products & Services. Over the past five years we have more than doubled the sales of our Prefabricated Components, Windows & Doors, and Millwork product categories, each of which includes both manufactured and distributed products. Products in these categories typically carry a higher margin and provide us with opportunities to cross-sell other products and services, thereby increasing customer penetration. The chart below provides a breakdown of each product category’s contribution to sales in the year ended December 31, 2004.

Sales by Product Category—Year Ended December 31, 2004

Total Sales—$2,058.0 million

* Includes both manufactured and distributed products

We serve a broad customer base ranging from Production Homebuilders to small custom homebuilders and believe that we are the number one or two building products supplier for single-family residential new construction in approximately 75% of the geographic markets in which we operate. According to 2003 U.S. Census data, we have operations in 20 of the top 50 U.S. Metropolitan Statistical Areas, as ranked by single family housing permits, and approximately 44% of U.S. housing starts occurred in states in which we operate. Our comprehensive product offering featuring over 250,000 SKUs company-wide and our full range of construction services, combined with our scale and experienced sales force, have driven market share gains, particularly with Production Homebuilders.

INDUSTRY OVERVIEW AND TRENDS

Our Industry. We compete in the professional segment (“Pro Segment”) of the U.S. residential new construction building products supply market, which, according to the Home Improvement Research Institute, has estimated 2004 annual sales of $145.05 billion. The Pro Segment of this market is highly fragmented, with the top ten suppliers accounting for about 12% of the total market according to ProSales Magazine. Our competitors are predominantly small, privately owned companies, most of which have limited access to capital and manufacturing capabilities, and lack the ability to provide a full range of construction services. We do not compete with Home Depot or Lowe’s, which primarily serve do-it-yourself and professional remodeling customers.

Housing. Our business is driven primarily by the residential new construction market. According to the National Association of Homebuilders, U.S. housing starts were 1.85 million in 2003 and 1.95 million in 2004 and are projected to be 1.97 million in 2005. Several industry sources expect that strong housing demand will continue to be driven over the next decade by:

•	new household formations;

•	increasing homeownership rates;

•	the size and age of the population;

•	immigration trends;

•	an aging housing stock; and

•	improved financing options for buyers.

As a result of the recent consolidation activity within the homebuilding industry and market share gains of the larger builders, our customer base has shifted increasingly to Production Homebuilders. The market share of the ten largest Production Homebuilders quadrupled from approximately 5% in 1990 to 20% in 2004, according to Builder Magazine, and is expected to increase to 40% by 2010 according to the National Association of Realtors.

Prefabricated Components. The growing use of Prefabricated Components in the homebuilding process represents a major trend within the residential new construction building products supply market, with the use of manufactured panels in new homes having increased by over 60% from 1997 to 2003 according to the Engineered Wood Association. In response to this trend, we have increased our manufacturing capacity and our ability to provide customers with Prefabricated Components such as roof and floor trusses, stairs, wall panels, and engineered wood.

Builders value the many benefits of using these products, including:

•	reduced cycle time and carrying costs;

•	increased product quality; and

•	cost savings from the reduction of expensive on-site labor and material waste.

Once established as a preferred supplier of Prefabricated Components, we are typically able to cross-sell additional products and services as our customers increasingly seek integrated solutions.

OUR COMPETITIVE STRENGTHS

We believe our sales, earnings, and cash flow will be driven by our competitive strengths:

•	Leading Positions in Growing Markets.

•	We believe that we are the number one or two building products supplier for single-family residential new construction in approximately 75% of the geographic markets in which we operate.

•	We are also the largest supplier of our product categories to the Production Homebuilders in our geographic markets as a whole.

•	Our facilities are strategically located in many of the fastest-growing markets in the southern and eastern U.S.

•	Unique Business Model.

•	Integrated business model across our network of 62 distribution centers and 51 manufacturing facilities.

•	Highly customized, proprietary information technology system drives internal efficiencies allowing us to respond rapidly to our customers and reduce their administrative costs.

•	A “one-stop-shop approach” that combines a full line of structural building products and services, substantially reducing the cost and burden to our customers of dealing with multiple suppliers.

•	Full Offering of Manufactured Products and Construction Services.

•	We have significantly increased our sales of manufactured products, which provide us with higher margins and increased opportunities to cross-sell other products to our customers.

•	Our ability to supply our own manufactured products strengthens our customer relationships by helping homebuilders reduce costs and cycle time.

•	We also provide our customers with a full range of services, including professional installation, turn-key framing and shell construction, and design.

•	Superior Customer Service.

•	Our salespeople act as trusted advisors and on-site consultants to the homebuilder and are involved in each important step of the construction process.

•	Our large delivery fleet and comprehensive inventory management system enable us to provide “just-in-time” product delivery.

•	Attractive Cost Position.

•	We have used our position as one of the few large-scale competitors in our industry to create an attractive cost position, with 80% of our non-lumber product purchases being made pursuant to company-wide agreements.

•	Our distribution centers average $33.2 million of annual sales, which is higher than any of our competitors that have annual sales in excess of $1 billion according to their public filings, company web sites, and ProSales Magazine.

•	Our scale allows us to leverage our fixed costs, including occupancy, location management, supervisory labor, and corporate overhead, to lower our costs per sales dollar.

•	Selling, general, and administrative expenses have declined as a percentage of sales from 21.4% in 2001 to 18.3% for 2004.

•	Experienced Management Team.

•	We have a dedicated management team with extensive experience and expertise in the manufacturing, distribution, and marketing of building products.

•	Our senior management team, including our regional group presidents, has a total of over 160 years of industry experience.

•	This team has successfully led us through various industry cycles, economic conditions, and capital structures and has demonstrated the ability to grow manufacturing businesses, introduce new product lines, expand into new geographic markets, and target and integrate acquisitions while improving operational and working capital efficiencies.

Although we believe that the factors described above will drive our sales, earnings, and cash flow and provide us with opportunities to grow, we have a substantial amount of indebtedness and there are a number of other risks and uncertainties that may affect our financial condition, results of operation, and cash flows. See “Risk factors” for a description.

OUR STRATEGY

Our strategy is to leverage our competitive strengths to grow sales, earnings, and cash flow and remain the preferred supplier to the homebuilding industry.

•	Increase Customer Penetration through Incremental Sales of Manufactured Products and Services.

•	Organically grow unit volumes and revenues by providing existing customers with incremental value-added products and services.

•	Increase sales of manufactured products, which are higher margin and less price sensitive than lumber products and are growing in demand by homebuilders.

•	Grow sales of construction services.

•	Target Production Homebuilders.

•	Leverage geographic breadth and scale to continue to grow our sales to the Production Homebuilders as they continue to gain market share.

•	From 2001 to 2004, our sales to the ten largest Production Homebuilders increased from $260.8 million to $451.8 million.

•	Expand through New Manufacturing and Distribution Centers in Existing and Contiguous Markets.

•	Increase market penetration through the introduction of additional distribution and manufacturing facilities.

•	Selectively seek expansion opportunities that will enable us to grow in the multi-family and commercial end markets.

•	Focus on Cost, Working Capital, and Operating Improvements.

•	Continue to focus on expenses and working capital to remain a low cost supplier.

•	Maintain a continuous improvement, “best practices” operating philosophy and regularly implement new initiatives to reduce costs, increase efficiency, and reduce working capital.

•	Pursue Strategic Acquisitions.

•	Geographic expansion and continued growth of our Prefabricated Components business.

•	We do not currently operate in a number of attractive homebuilding markets, including in the western and southwestern U.S. and parts of the Midwest.

•	Our senior management team has the experience and ability to identify acquisition candidates and integrate acquisitions, having acquired and integrated 23 companies since 1998.

OUR BACKGROUND

Our company was formed in 1998 through a partnership between JLL Partners, Inc. (“JLL Partners”), and certain members of the existing management team. Since 1998, the Company has successfully acquired and integrated 23 companies and is currently managed as three operating groups with centralized financial and operational oversight.

OUR PRINCIPAL INVESTORS

Affiliates of JLL Partners control JLL Building Products, LLC which owns 53% of our outstanding common stock. Founded in 1988, JLL Partners is among the leading private equity investment firms in the country with $2.2 billion in committed capital currently under management. JLL Partners’ investment philosophy is to partner with exceptional managers to grow and improve quality companies. JLL has invested in a wide variety of sectors, with portfolio companies that have included AdvancePCS, C.H.I. Overhead Doors, Foodbrands America, IASIS Healthcare, Mosaic Sales Solutions, Motor Coach Industries, and PGT Industries.

RECENT DEVELOPMENTS

On June 22, 2005, we completed an initial public offering of 12,250,000 shares of our common stock. Of the shares sold in the offering, 7,500,000 shares were sold by us, and certain selling stockholders sold 4,750,000 shares. The selling stockholders granted the underwriters the option to purchase up to an additional 1,837,500 shares. On July 22, 2005, the underwriters exercised this option in full. We did not receive any proceeds from the shares sold by the selling stockholders and used all of our net proceeds from our initial public offering, together with cash on hand, to repay $135.0 million of our outstanding debt under the senior secured credit facility.

On May 24, 2005, our board of directors and our stockholders approved a 1-for-10 reverse stock split of our common stock.

After the reverse stock split, effective May 24, 2005, each holder of record held one share of common stock for every 10 shares held immediately prior to the effective date. As a result of the reverse stock split, the board of directors also exercised its discretion under the anti-dilution provisions of our 1998 Stock Incentive Plan to adjust the number of shares underlying stock options and the related exercise prices to reflect the change in the share price and outstanding shares on the date of the reverse stock split. The effect of fractional shares is not material.

Following the effective date of the reverse stock split, the par value of the common stock remained at $0.01 per share. As a result, we have reduced the common stock in our consolidated balance sheets and statements of changes in shareholder’s equity included herein on a retroactive basis for all periods presented, with a corresponding increase to additional paid-in capital. All share and per-share amounts and related disclosures in this prospectus have also been retroactively adjusted for all periods presented to reflect the 1-for-10 reverse stock split.

On February 11, 2005, we entered into a $350.0 million senior secured credit facility with a syndicate of banks. The credit facility is composed of a $225.0 million six-and-a-half year term loan, a $110.0 million five-year revolver, and a $15.0 million pre-funded letter of credit facility to be available at any time during the six-and-a-half year term. See “Description of other indebtedness” for a summary of the terms of the senior secured credit facility. In addition, on February 11, 2005, we issued $275.0 million aggregate principal amount of second priority senior secured floating rate notes due 2012. With the proceeds from these transactions, we repaid existing indebtedness and paid a $201.2 million, or $8.00 per share, dividend to stockholders and a $36.4 million payment (including applicable payroll taxes of $0.6 million) to holders of stock options, as well as expenses of the senior secured credit facility and the floating rate notes.

Our principal executive offices are located at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, our telephone number is (214) 880-3500, and our internet address is www.bldr.com.

The exchange offer

On February 11, 2005, we issued and sold $275 million aggregate principal amount of second priority senior secured floating rate notes due 2012 (“Old Notes”) in transactions exempt from the registration requirements of the Securities Act. Simultaneously with these transactions, we entered into a registration rights agreement with the initial purchasers of the Old Notes, in which we agreed to deliver this prospectus to you and to commence this exchange offer. In this exchange offer, you may exchange your outstanding Old Notes for new notes which have substantially the same terms (“New Notes”). You should read the discussion under the headings “The exchange offer” and “Description of new notes” for further information regarding the notes to be issued in the exchange offer.

Old Notes	$275,000,000 aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2012, which we issued on February 11, 2005.

New Notes	Up to $275,000,000 aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2012, which we will issue in the exchange offer under this prospectus and the registration statement of which it forms a part. The terms of the New Notes are substantially identical to those of the Old Notes, except that the issuance of the New Notes has been registered under the Securities Act, and the transfer restrictions, registration rights and certain liquidated damages provisions relating to the Old Notes do not apply to the New Notes.

The Exchange Offer	We are offering to issue the New Notes in exchange for a like principal amount of the Old Notes to satisfy our obligations under the registration rights agreement we entered into when the Old Notes were sold in transactions exempt from registration under Rule 144A and Regulation S under the Securities Act.

This exchange offer is intended to satisfy your rights under the registration rights agreement. Once the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to the Old Notes.

Expiration Date; Tenders	This exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless earlier terminated or extended by us. By tendering your Old Notes, you represent to us:

• that any New Notes received in exchange for your Old Notes in the exchange offer are being acquired by you or any other person receiving such New Notes in the ordinary course of your or such other person’s business;

• that at the time of the commencement of the exchange offer, you do not, or any other person who will receive New Notes in exchange for your Old Notes does not, have any arrangement or understanding with any person to participate in the “distribution” (as defined in the Securities Act) of the New Notes in violation of the Securities Act;

• that you are not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment;

• that you are not, or such other person receiving New Notes in exchange for your Old Notes is not, an “affiliate” (as defined in Rule 405 under the Securities Act) of Builders FirstSource, Inc., or if you are, or such other person is, an “affiliate” of Builders FirstSource, Inc., that you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction;

• if you are not, or such other person receiving New Notes in exchange for your Old Notes is not, a broker-dealer, that you are not, or such other person is not, engaged in, and you do not, or such other person does not, intend to engage in, the distribution of the New Notes; and

• if you are a broker-dealer, that you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market- making or other trading activities and that you will deliver a prospectus in connection with any resale of the New Notes you receive in the exchange offer. For further information regarding resales of the New Notes by participating broker-dealers, see the discussion below under the caption “Plan of distribution.”

Withdrawal; Non-Acceptance	You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2005, unless the exchange offer is earlier terminated. If we extend the exchange offer, you may withdraw Old Notes tendered at any time prior to the expiration date, as extended. If we decide for any reason not to accept any Old Notes for exchange, the Old Notes will be returned to you at our expense promptly after the expiration or termination of the exchange offer. See “The exchange offer— Terms of the Exchange Offer; Period for Tendering Old Notes” and “—Withdrawal Rights.”

Resales of New Notes	Based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you or any other person receiving New Notes in exchange for your Old Notes will not be able to freely transfer the New Notes if:

• you are, or such other person receiving New Notes in exchange for your Old Notes is, an “affiliate” (as defined in Rule 405 under the Securities Act) of Builders FirstSource, Inc.;

• you are not, or any other person receiving New Notes in exchange for your Old Notes is not, acquiring the New Notes in the exchange offer in the ordinary course of your or such other person’s business; or

• you are, or such other person receiving New Notes in exchange for your Old Notes is, participating, intends to participate or has an arrangement or understanding with any person to participate, in the distribution of the New Notes you or such other person will receive in the exchange offer.

If you fall within one of the exceptions listed above, or if you are a broker-dealer that receives New Notes for your own account in the exchange offer in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities, you must comply with the registration and prospectus delivery requirements of the Securities Act or qualify for a registration exemption in connection with any resale transaction involving the New Notes.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The exchange offer— Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described below under the caption “The exchange offer— Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration of the exchange offer in order to participate in the exchange offer:

• tender your Old Notes by sending certificates representing your Old Notes and a properly completed and duly executed letter of transmittal, with any required signature guarantees and all other documents required by the letter of transmittal, to Wilmington Trust Company, as Exchange Agent, at one of the addresses listed below under the caption “The exchange offer— Exchange Agent”; or

• tender your Old Notes by using the book-entry procedures described below under the caption “The exchange offer— Book Entry Transfer,” and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees and all other documents required by the letter of transmittal, or by transmitting an agent’s message to the Exchange Agent instead of the letter of transmittal, as described below under “The exchange offer— Book Entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of Old Notes and wish to tender your Old Notes in the exchange offer, but (1) such Old Notes are not immediately available, (2) time will not permit your Old Notes or other required documents to reach the Exchange Agent before the expiration of the exchange offer or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may tender Old Notes by following the procedures described below under the caption “The exchange offer— Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly instruct the registered owner to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

U.S. federal tax consequences	Your exchange of Old Notes for New Notes pursuant to the exchange offer will generally not be a taxable event for U.S. federal income tax purposes.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	Wilmington Trust Company is the Exchange Agent for the exchange offer. The address and telephone number of the Exchange Agent can be found below under the caption “The exchange offer— Exchange Agent.”

Registration Rights	When we issued the Old Notes in February 2005, we entered into a registration rights agreement with the initial purchasers of the Old Notes. Under the terms of the registration rights agreement we agreed to use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Old Notes for New Notes.

The registration rights agreement contains provisions that require us to pay liquidated damages on the Notes in the event that we fail to:

• have the registration statement of which this prospectus forms a part declared effective by October 10, 2005,

• consummate the exchange offer within 30 business days of the date of this prospectus, or

• file a shelf registration statement for the resale of the Old Notes if we cannot effect this exchange offer within the specified time period and in certain other circumstances described in the registration rights agreement.

In the event that any of the above occurs, the interest rate on the Old Notes will increase by 0.25% every 90 days, to a maximum of 1.00%, until the failure has been cured. See “Registration rights” for more information regarding the terms of the agreement and these liquidated damages provisions.

Consequences of Not Exchanging Old Notes	If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only:

• if the sale is registered under the Securities Act;

• if they are offered or sold under an exemption from registration under the Securities Act; or

• if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Old Notes under the Securities Act. If you do not participate in the exchange offer and other holders’ Old Notes are accepted for exchange, the trading market, if any, for the Old Notes would be adversely affected due to a reduction in market liquidity. Under certain circumstances, certain holders of Old Notes (including certain holders who are not permitted to participate in the exchange offer or who do not receive freely tradeable New Notes in the exchange offer) may require us to file and cause to become effective a shelf registration statement which would cover resales of Old Notes by these holders. See “The exchange offer— Consequences of Exchanging or Failing to Exchange Old Notes” and “Registration rights” for more information.

Summary of new notes

The terms of the New Notes are substantially identical to those of the Old Notes, except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain liquidated damages provisions relating to the Old Notes do not apply to the New Notes.

Issuer	Builders FirstSource, Inc.

Notes Offered	$275,000,000 aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2012.

Maturity	The New Notes will mature on February 15, 2012.

Interest	Interest accrues currently at a rate of 8.04% per year for the quarterly period ending November 15, 2005 and will be reset at the beginning of each quarter thereafter at the applicable LIBOR Rate plus 4.25%. The term “LIBOR Rate” is defined in the “Description of new notes—Certain Definitions” section of this prospectus. Interest will be payable quarterly in arrears on each February 15, May 15, August 15, and November 15, commencing on November 15, 2005.

Ranking	The New Notes will be our senior secured obligations and will rank equally in right of payment with all of our existing and future senior debt. The New Notes will be effectively junior in right of payment to any of our indebtedness that is secured by first priority liens on the assets securing the New Notes, including our senior secured credit facility, or secured by assets not securing the notes, and will be junior in right of payment to all indebtedness of any future non-guarantor subsidiaries of Builders FirstSource, Inc. The subsidiary guarantees will be the senior secured obligations of our subsidiary guarantors and will rank equal in right of payment with all of our subsidiary guarantors’ existing and future senior debt, but will rank effectively junior in right of payment to the subsidiary guarantees of our senior secured credit facility.

Guarantees	Our future significant restricted subsidiaries and each of Builders FirstSource Holdings, Inc., Builders FirstSource Financing, Inc., Builders FirstSource Northeast Group, LLC, Builders FirstSource Texas GenPar, LLC, Builders FirstSource MBS, LLC, and their respective subsidiaries will jointly and severally guarantee the New Notes. Under certain circumstances, the guarantees may be released.

Collateral	The New Notes will be secured by a second priority lien on substantially all of our assets. The subsidiary guarantees will be secured by a second priority lien on substantially all of the assets of our subsidiary guarantors. Our senior secured credit facility and related subsidiary guarantees will be secured by a first priority lien on the same assets securing the notes and the subsidiary guarantees. The indenture and the security documents relating to the New Notes permit us to incur a significant amount of debt, including obligations secured (including on a first-priority basis) by the collateral, subject to compliance with certain conditions. No appraisal of any collateral has been prepared by us or on our behalf in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral.

Optional Redemption	At any time on or after February 15, 2007, we may redeem some or all of the New Notes at the redemption prices as set forth in the “Description of new notes—Optional Redemption” section of this prospectus, plus accrued and unpaid interest, if any.

At any time before February 15, 2007, we may redeem the New Notes, in whole or in part, pursuant to a “make whole” call as specified in the “Description of new notes—Optional Redemption” section of this prospectus.

At any time before February 15, 2007, we may redeem up to 35% of the aggregate principal amount of the New Notes with the proceeds of certain equity offerings, so long as:

• we pay holders of the New Notes a redemption price in an amount equal to par plus the interest rate then in effect, plus accrued and unpaid interest, if any, to the redemption date

• at least 65% of the aggregate principal amount of the notes issued under the indenture, including the principal amount of any additional notes issued, remains outstanding immediately after such redemption; and

• we redeem the New Notes within 90 days of any such equity offering.

Change of Control	If we experience a change of control, we may be required to offer to purchase the New Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See “Description of new notes—Repurchase at the Option of Holders— Change of Control.”

Certain Covenants	The indenture governing the New Notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

incur additional indebtedness;

• pay dividends or make other distributions on our capital stock or repurchase, repay or redeem our capital stock;

• make certain investments;

• incur liens;

• enter into certain types of transactions with affiliates;

• create restrictions on the payment of dividends or other amounts to us by our restricted subsidiaries; and

• sell all or substantially all of our assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications that are described under the headings “Description of new notes—Certain Covenants” in this prospectus.

Absence of a Public Market	The New Notes are a new issue of securities and there is currently no established market for them. Accordingly, we cannot assure you as to the development or liquidity of any market for the New Notes. The initial purchasers have advised us that they currently intend to make a market for the New Notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to do so and each may discontinue any such market making activities at any time without notice. We expect that the New Notes will be eligible for trading in The PORTALSM Market. See “Plan of distribution.”

Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes offered by this prospectus. We used a portion of the net proceeds from the offering of the Old Notes and a portion of the proceeds from our senior secured credit facility to refinance existing indebtedness, pay a dividend to our stockholders and a cash payment to our option holders and for working capital and general corporate purposes.

For more complete information about the New Notes, see the “Description of new notes” section of this prospectus.

Summary of historical financial information and other data

The following table sets forth a summary of consolidated financial information and other data for each of the periods or at each date indicated. The summary historical consolidated statement of operations and balance sheet data as of December 31, 2004, 2003, and 2002 and for each of the three fiscal years ended December 31, 2004 has been derived from the consolidated financial statements of the Company, which have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company. The summary historical financial information as of and for the six months ended June 30, 2005 and for the six months ended June 30, 2004 has been derived from the unaudited condensed consolidated financial statements of the Company included elsewhere herein and reflects all adjustments that, in the opinion of the management of the Company, are necessary for a fair statement of such information.

All information included in the following tables should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and related notes, included elsewhere in this prospectus.

	Six months ended
	or at June 30,				Year ended or at December 31,

	2005		2004		2004		2003(1)		2002(1)

	(in thousands, except per share amounts)
							Restated		Restated
Statement of operations data:
Sales	$1,127,942		$977,058		$2,058,047		$1,675,093		$1,500,006
Cost of sales	851,504		761,099		1,574,535		1,300,410		1,155,375

Gross margin	276,438		215,959		483,512		374,683		344,631
Selling, general and administrative expenses	206,434		176,048		376,096		327,027		308,060
Stock compensation expense(2)	36,364		437		—		—		—
Facility closure costs	—		—		—		1,171		750

Income from operations	33,640		39,474		107,416		46,485		35,821
Other expense, net	—		—		—		620		2,220
Interest expense	31,507		12,464		24,458		11,124		12,055

Income from continuing operations before income taxes	2,133		27,010		82,958		34,741		21,546
Income tax expense	832		10,399		31,480		13,343		8,611

Income from continuing operations	1,301		16,611		51,478		21,398		12,935
Income (loss) from discontinued operations, net of tax	—		246		103		(3,822)		(2,980)
Cumulative effect of change in accounting principle, net of tax	—		—		—		—		(19,504)

Net income (loss)	$1,301		$16,857		$51,581		$17,576		$(9,549)

Income from continuing operations per share—basic(3)	$0.05		$0.66		$2.05		$0.85		$0.51
Income from continuing operations per share—diluted(3)	0.05		0.64		1.93		0.85		0.51
Weighted average shares outstanding—basic(3)	25,522		25,131		25,135		25,204		25,363
Weighted average shares outstanding—diluted(3)	27,764		26,104		26,714		25,252		25,411
Balance sheet data (end of period):
Cash and cash equivalents	$3,959				$50,628		$5,585		$2,248
Total assets	732,115				697,011		622,128		530,965
Total debt, including current portion	365,000				313,480		168,533		129,706
Shareholders’ equity	119,592				210,890		298,933		282,789
Other financial data:
Depreciation and amortization (excluding discontinued operations)	$9,475		$9,639		$19,350		$20,187		$20,745
Capital expenditures (excluding acquisitions)	15,298		10,465		20,718		15,592		15,061
Ratio of earnings to fixed charges(4)	1.06	x	2.57	x	3.44	x	2.76	x	2.05	x
Special cash dividend per common share	$8.00		$5.56		$5.56		$—		$—

(1)	See Note 3 to our audited consolidated financial statements, included elsewhere herein, regarding the restatement of our previously issued financial statements.

(2)	Represents cash payments made to stock option holders (including applicable payroll taxes) in lieu of adjusting exercise prices in conjunction with our recapitalization transactions. For the year ended December 31, 2004, stock compensation expense is classified as selling, general and administrative expenses. There was no stock compensation expense for the years ended December 31, 2003 and 2002.

(3)	Reflects the impact of the 1-for-10 reverse stock split as discussed in Note 2 to the June 30, 2005 unaudited condensed consolidated financial statements, included elsewhere herein.

(4)	For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense (including amortization of deferred financing costs) and an estimate of operating rental expense, approximately 33%, which management believes is representative of the interest component.

Risk factors

You should carefully consider the risk factors described below as well as all other information contained and incorporated by reference in this prospectus before deciding to tender your Old Notes in the exchange offer.

The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

RISKS RELATED TO THE EXCHANGE OFFER

Consequences of not exchanging Old Notes—if you fail to exchange your Old Notes in the exchange offer, they will continue to be subject to transfer restrictions.

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if the sale is registered under the Securities Act and applicable state securities laws, or the Old Notes are offered and sold pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. To the extent Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Old Notes would be adversely affected due to a reduction in market liquidity. See “The exchange offer— Consequences of Exchanging or Failing to Exchange Old Notes.” In addition, if you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks involved in exchange procedures—you must carefully follow the required procedures in order to exchange your Old Notes.

The New Notes will be issued in exchange for your Old Notes only if, prior to expiration of the exchange offer, the Exchange Agent has received the certificates representing your Old Notes, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, or, in the case of a book-entry transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal or an agent’s message instead of the letter of transmittal. Therefore, if you wish to tender your Old Notes, you must carefully follow the required procedures and allow sufficient time to ensure timely delivery. Neither we nor the Exchange Agent has any duty to notify you of defects or irregularities which respect to tenders of Old Notes for exchange. Any holder of Old Notes who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives New Notes for its own account in exchange for Old Notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes.

Risk factors

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

The Industry in Which We Operate Is Dependent upon the Homebuilding Industry, the Economy, and Other Important Factors.

The building products supply industry is highly dependent on new home construction, which in turn is dependent upon a number of factors, including demographic trends, interest rates, tax policy, employment levels, consumer confidence, and the economy generally. Unfavorable changes in demographics or a weakening of the national economy or of any regional or local economy in which we operate could adversely affect consumer spending, result in decreased demand for homes, and adversely affect our business. Production of new homes may also decline because of shortages of qualified tradesmen, reliance on inadequately capitalized sub-contractors, and shortages of materials. In addition, the homebuilding industry is subject to various local, state, and federal statutes, ordinances, rules, and regulations concerning zoning, building design and safety, construction, and similar matters, including regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can be built within the boundaries of a particular area. Increased regulatory restrictions could limit demand for new homes and could negatively affect our sales and earnings. Because we have substantial fixed costs, relatively modest declines in our customers’ production levels could have a significant adverse impact on our financial condition, results of operations and cash flows.

The Building Supply Industry Is Cyclical and Seasonal.

The building products supply industry is subject to cyclical market pressures. Prices of building products are subject to fluctuations arising from changes in supply and demand, national and international economic conditions, labor costs, competition, market speculation, government regulation, and trade policies, as well as from periodic delays in the delivery of lumber and other products. For example, prices of wood products, including lumber and panel products, are subject to significant volatility and directly affect our sales and earnings. Our Lumber & Lumber Sheet Goods product category represented 39.6% of total sales in the year ended December 31, 2004. We have no ability to control the timing and amount of pricing changes for building products. In addition, the supply of building products fluctuates based on available manufacturing capacity, and a shortage of capacity or excess capacity in the industry can result in significant increases or declines in market prices for those products, often within a short period of time. Such price fluctuations can adversely affect our financial condition, results of operations and cash flows.

In addition, although weather patterns affect our results of operations throughout the year, adverse weather historically has reduced construction activity in the first and fourth quarters in our markets. To the extent that hurricanes, severe storms, floods, or other natural disasters or similar events occur in the markets in which we operate, our business may be adversely affected. We anticipate that fluctuations from period to period will continue in the future.

Product Shortages, Loss of Key Suppliers, and Our Dependence on Third-Party Suppliers and Manufacturers Could Affect Our Financial Health.

Our ability to offer a wide variety of products to our customers is dependent upon our ability to obtain adequate product supply from manufacturers and other suppliers. Generally, our products are obtainable from various sources and in sufficient quantities. However, the loss of, or a substantial decrease in the availability of, products from our suppliers or the loss of key supplier arrangements could adversely impact our financial condition, results of operations and cash flows.

Although in many instances we have agreements with our suppliers, these agreements are generally terminable by either party on limited notice. Failure by our suppliers to continue to supply us with products on commercially reasonable terms, or at all, could have a material adverse effect on our financial condition, results of operations and cash flows.

Risk factors

The Loss of Any of Our Significant Customers Could Affect Our Financial Health.

Our 10 largest customers generated approximately 26% of our sales in the year ended December 31, 2004, and our largest customer accounted for almost 4.2% of our sales in that same period. We cannot guarantee that we will maintain or improve our relationships with these customers or that we will continue to supply these customers at current levels. Production Homebuilders and other customers may seek to purchase some of the products that we currently sell directly from manufacturers, or they may elect to establish their own building products manufacturing and distribution facilities. In addition, continued consolidation among Production Homebuilders could also result in a loss of some of our present customers to our competitors, and the loss of one or more of our significant customers or a deterioration in our relations with any of them could significantly affect our financial condition, results of operations and cash flows. Furthermore, our customers are not required to purchase any minimum amount of products from us. The contracts into which we have entered with most of our professional customers typically provide that we supply particular products or services for a certain period of time when and if ordered by the customer. Should our customers purchase our products in significantly lower quantities than they have in the past, such decreased purchases could have a material adverse effect on our financial condition, results of operations and cash flows.

Our Industry is Highly Fragmented and Competitive, and Increased Competitive Pressure May Adversely Affect Our Results.

The building products supply industry is highly fragmented and competitive. We face significant competition from local and regional building materials chains, as well as from privately-owned single site enterprises. Any of these competitors may (i) foresee the course of market development more accurately than do we, (ii) develop products that are superior to our products, (iii) have the ability to produce similar products at a lower cost, (iv) develop stronger relationships with local homebuilders, or (v) adapt more quickly to new technologies or evolving customer requirements than do we. As a result, we may not be able to compete successfully with them. In addition, home center retailers, which have historically concentrated their sales efforts on retail consumers and small contractors, may in the future intensify their marketing efforts to professional homebuilders. Furthermore, certain product manufacturers sell and distribute their products directly to Production Homebuilders, and the volume of such direct sales could increase in the future. Additional manufacturers of products distributed by us may elect to sell and distribute directly to homebuilders in the future or enter into exclusive supplier arrangements with other distributors. Finally, we may not be able to maintain our costs at a level sufficiently low for us to compete effectively. If we are unable to compete effectively, our financial condition, results of operations and cash flows will be adversely affected.

We Are Subject to Competitive Pricing Pressure From Our Customers.

Production Homebuilders historically have exerted significant pressure on their outside suppliers to keep prices low because of their increasing market share and their ability to leverage such market share in the highly fragmented building products supply industry. Continued consolidation among Production Homebuilders, and changes in Production Homebuilders’ purchasing policies or payment practices, could result in increased pricing pressure. If we are unable to generate sufficient cost savings in the future to offset any price reductions, our financial condition, results of operations, and cash flows may be adversely affected.

Our Level of Indebtedness Could Adversely Affect our Ability to Raise Additional Capital to Fund Our Operations, Limit Our Ability to React to Changes in the Economy or Our Industry, and Prevent Us from Meeting Our Obligations under Our Debt Instruments.

As of June 30, 2005, our total indebtedness was $365.0 million. See “Capitalization” for additional information.

Risk factors

Our substantial debt could have important consequences for you, including:

•	making it more difficult for us to make payments on the New Notes;

•	increasing our vulnerability to general economic and industry conditions;

•	requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities;

•	exposing us to the risk of increased interest rates because certain of our borrowings, including the New Notes and borrowings under the senior secured credit facility, will be at variable rates of interest;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

In addition, some of our debt instruments, including those governing our senior secured credit facility and our New Notes contain cross-default provisions which could result in our debt, under a number of debt instruments even if we default on only one debt instrument, being declared immediately due and payable. In such event, it is unlikely that we would be able to satisfy our obligations under all of such accelerated indebtedness simultaneously.

We May Incur Additional Indebtedness

We may incur additional indebtedness under our senior secured credit facility, which provides for up to $110.0 million of revolving credit borrowings, of which $108.8 million remained available as of June 30, 2005. We also have $15.0 million outstanding letters of credit under the pre-funded letter of credit facility. In addition, we and our subsidiaries may be able to incur substantial additional indebtedness in the future, including secured debt, subject to the restrictions contained in the credit agreement governing our senior secured credit facility and the indenture relating to our notes. See “Description of other indebtedness.” If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our Debt Instruments Contain Various Covenants That Limit Our Ability to Operate Our Business.

Our financing arrangements, including our senior secured credit facility and the indenture governing our notes, contain various provisions that limit our ability to, among other things:

•	transfer or sell assets, including the equity interests of our restricted subsidiaries, or use asset sale proceeds;

•	incur additional debt;

•	pay dividends or distributions on our capital stock or repurchase our capital stock;

•	make certain restricted payments or investments;

•	create liens to secure debt;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	engage in unrelated business activities.

In addition, our senior secured credit facility requires us to meet specified financial ratios. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these

Risk factors

and other provisions of the indenture governing our notes and the senior secured credit facility may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events beyond our control. The breach of any of these covenants, including those contained in our senior secured credit facility and the indenture governing our notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

We Are a Holding Company and Conduct All of Our Operations through Our Subsidiaries. Therefore, We Rely on Dividends, Interest, and Other Payments, Advances, and Transfers of Funds from Our Subsidiaries to Meet Our Debt Service and Other Obligations. As a Result, We May Not Be Able to Generate Sufficient Cash to Service All of Our Indebtedness and May Be Forced to Take Other Actions to Satisfy Our Obligations under Our Indebtedness, Which May Not Be Successful.

We are a holding company that derives all of our operating income from our subsidiaries. All of our assets are held by our direct and indirect subsidiaries, and we rely on the earnings and cash flows of our subsidiaries, which are paid to us by our subsidiaries in the form of dividends and other payments or distributions, to meet our debt service obligations. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends and other distributions to us), the terms of existing and future indebtedness and other agreements of our subsidiaries, the senior secured credit facility, the terms of the indenture governing our notes, and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

Our financial condition and operating performance and that of our subsidiaries is also subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The credit agreement governing our senior secured credit facility and the indenture governing our notes restrict our ability to dispose of assets and use the proceeds from such disposition. We may not be able to consummate those dispositions or be able to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due.

Our Continued Success Will Depend on Our Ability to Retain Our Key Employees and to Attract and Retain New Qualified Employees.

Our success depends in part on our ability to attract, hire, train, and retain qualified managerial, sales, and marketing personnel. We face significant competition for these types of employees in our industry. We may be unsuccessful in attracting and retaining the personnel we require to conduct and expand our operations successfully. In addition, key personnel may leave us and compete against us. Our success also depends to a significant extent on the continued service of our senior management team. We may be unsuccessful in replacing key managers who either quit or retire. The loss of any member of our senior management team or other experienced, senior employees could impair our ability to execute our business

Risk factors

plan and growth strategy, cause us to lose customers and reduce our net sales, or lead to employee morale problems and/or the loss of other key employees. In any such event, our financial condition, results of operations, and cash flows could be adversely affected.

The Nature of Our Business Exposes Us to Product Liability and Warranty Claims and Other Legal Proceedings.

We are involved in product liability and product warranty claims relating to the products we manufacture and distribute that, if adversely determined, could adversely affect our financial condition, results of operations and cash flows. We rely on manufacturers and other suppliers to provide us with many of the products we sell and distribute. Because we do not have direct control over the quality of such products manufactured or supplied by such third party suppliers, we are exposed to risks relating to the quality of such products. In addition, we are exposed to potential claims arising from the conduct of home builders and their sub-contractors, for which we may be contractually liable. Although we currently maintain what we believe to be suitable and adequate insurance in excess of our self-insured amounts, there can be no assurance that we will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate protection against potential liabilities. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant periods, regardless of the ultimate outcome. Claims of this nature could also have a negative impact on customer confidence in our products and our company. In addition, we are involved on an ongoing basis in other legal proceedings. We cannot assure you that any current or future claims will not adversely affect our financial condition, results of operations, and cash flows.

A Range of Factors May Make Our Quarterly Revenues and Earnings Variable.

We have historically experienced, and in the future will continue to experience, variability in revenues and earnings on a quarterly basis. The factors expected to contribute to this variability include, among others, (i) the volatility of prices of lumber and wood products, (ii) the cyclical nature of the homebuilding industry, (iii) general economic conditions in the various local markets in which we compete, (iv) the pricing policies of our competitors, (v) the production schedules of our customers, and (vi) the effects of the weather. These factors, among others, make it difficult to project our operating results on a consistent basis.

We May be Adversely Affected by Any Disruption in Our Information Technology Systems.

Our operations are dependent upon our information technology systems, which encompass all of our major business functions. Our centralized financial reporting system currently draws data from our two enterprise resource planning (“ERP”) systems. We rely upon such information technology systems to manage and replenish inventory, to fill and ship customer orders on a timely basis, and to coordinate our sales activities across all of our products and services. A substantial disruption in our information technology systems for any prolonged time period could result in delays in receiving inventory and supplies or filling customer orders and adversely affect our customer service and relationships. As part of our continuing integration of our computer systems, we plan to integrate our two ERPs into a single system. This integration may divert management’s attention from our core businesses. In addition, we may experience delays in such integration or problems with the functionality of the integrated system, which could increase the expected cost of the integration. There can be no assurance that such delays, problems, or costs will not have a material adverse effect on our financial condition, results of operations or cash flows.

We May be Adversely Affected by Any Natural or Man-Made Disruptions to Our Distribution and Manufacturing Facilities.

We currently maintain a broad network of distribution and manufacturing facilities throughout the southern and eastern U.S. Any serious disruption to our facilities resulting from fire, earthquake, weather-

Risk factors

related events, an act of terrorism, or any other cause could damage a significant portion of our inventory and could materially impair our ability to distribute our products to customers. Moreover, we could incur significantly higher costs and longer lead times associated with distributing our products to our customers during the time that it takes for us to reopen or replace a damaged facility. In addition, any shortages of fuel or significant fuel cost increases could seriously disrupt our ability to distribute products to our customers. If any of these events were to occur, our financial condition, results of operations and cash flows could be materially adversely affected.

We May be Unable to Successfully Implement Our Expansion Plans Included in Our Business Strategy.

Our business plan provides for continued growth through acquisitions, particularly in the western and southwestern U.S., and organic growth (see “Business—Our Strategy”). Failure to identify and acquire suitable acquisition candidates on appropriate terms could have a material adverse effect on our growth strategy. Moreover, a significant change in our business or the economy, an unexpected decrease in our cash flow for any reason, or the requirements of our senior secured credit facility could result in an inability to obtain the capital required to effect new acquisitions or expansions of existing facilities. Our failure to make successful acquisitions or to build or expand facilities, including manufacturing facilities, produce saleable product, or meet customer demand in a timely manner could result in damage to or loss of customer relationships. In addition, although we have been successful in the past in integrating 23 acquisitions, we may not be able to integrate the operations of future acquired businesses with our own in an efficient and cost-effective manner or without significant disruption to our existing operations. Acquisitions, moreover, involve significant risks and uncertainties, including difficulties integrating acquired personnel and other corporate cultures into our business, the potential loss of key employees, customers, or suppliers, difficulties in integrating different computer and accounting systems, and exposure to unforeseen liabilities of acquired companies, and the diversion of management attention and resources from existing operations. We may also be required to incur additional debt in order to consummate acquisitions in the future, which debt may be substantial and may limit our flexibility in using our cash flow from operations. Our failure to integrate future acquired businesses effectively or to manage other consequences of our acquisitions, including increased indebtedness, could prevent us from remaining competitive and, ultimately, could adversely affect our financial condition, results of operations and cash flows.

Federal, State and Other Regulations Could Impose Substantial Costs and/or Restrictions on Our Operations That Would Reduce Our Net Income or Could Require Restatement of Our Financial Statements.

We are subject to various federal, state, local, and other regulations, including, among other things, regulations promulgated by the Department of Transportation and applicable to our fleet of delivery trucks, work safety regulations promulgated by the Department of Labor’s Occupational Safety and Health Administration, employment regulations promulgated by the United States Equal Employment Opportunity Commission, accounting standards issued by the Federal Accounting Standards Board or similar entities, and state and local zoning restrictions and building codes. More burdensome regulatory requirements in these or other areas may increase our general and administrative costs and adversely affect our financial condition, results of operations, and cash flows.

In early 2005, we performed a review of our accounting policies and practices with respect to leases and vendor rebates. As a result of this internal review, we identified errors in accounting practices associated with accounting for leasehold improvements impacting depreciation and vendor rebates and inventory accounting impacting cost of sales. Accordingly, we restated our financial statements for the years ended December 31, 2003 and 2002. The restatement increased income from continuing operations by

Risk factors

$0.7 million in 2003 and decreased income from continuing operations by $0.7 million in 2002. There can be no assurances that our financial statements will not be restated again in the future.

We are Subject to Potential Exposure to Environmental Liabilities and Are Subject to Environmental Regulation.

We are subject to various federal, state, and local environmental laws, ordinances, and regulations. Although we believe that our facilities are in material compliance with such laws, ordinances, and regulations, as owners and lessees of real property, we can be held liable for the investigation or remediation of contamination on such properties, in some circumstances, without regard to whether we knew of or were responsible for such contamination. No assurance can be provided that remediation may not be required in the future as a result of spills or releases of petroleum products or hazardous substances, the discovery of unknown environmental conditions or more stringent standards regarding existing residual contamination. More burdensome environmental regulatory requirements may increase our general and administrative costs and adversely affect our financial condition, results of operations, and cash flows.

We May be Adversely Affected by Uncertainty in the Economy and Financial Markets, Including as a Result of Terrorism and the War in the Middle East.

Instability in the economy and financial markets, including as a result of terrorism and the war in the Middle East, may result in a decrease in housing starts, which would adversely affect our business. In addition, the war, related setbacks, or adverse developments, including a retaliatory military strike or terrorist attack, may cause unpredictable or unfavorable economic conditions and could have a material adverse effect on our operating results and financial condition and on our ability to raise capital. Terrorist attacks similar to the ones committed on September 11, 2001, may directly affect our ability to keep our operations and services functioning properly and could have a material adverse effect on our financial condition, results of operations, and cash flows.

Being a Public Company Increases Our Administrative Costs.

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company. Under the SEC rules and regulations, as well as those of Nasdaq, our financial compliance costs have increased. Such rules may also make it more difficult and more expensive to obtain director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

Investor Confidence and the Price of Our Common Stock May Be Adversely Affected if We Are Unable to Comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Upon completion of our initial public offering, we became an SEC reporting company. As a reporting company, we are subject to rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which require us to include in our annual report on Form 10-K our management’s report on, and assessment of, the effectiveness of our internal controls over financial reporting. In addition, our independent auditors must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting and the effectiveness of such internal controls. These requirements will first apply to our annual report for the fiscal year ending December 31, 2006. If we fail to properly assess and/or achieve and maintain the adequacy of our internal controls, there is a risk that we will not comply with all of the requirements imposed by Section 404. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. Any of these possible outcomes could result in an adverse reaction in the financial

Risk factors

marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could harm our business and could negatively impact the market price of our securities.

RISKS RELATED TO THE NEW NOTES

If We Default on Our Obligations to Pay Our Indebtedness, We May Not be Able to Make Payments on the New Notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility that is not waived by the required lenders under the senior secured credit facility, and the remedies sought by the holders of such indebtedness could preclude us from paying principal, premium, and interest on the New Notes and substantially decrease the market value of the New Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the credit agreement governing our senior secured credit facility and the indenture), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facility and the indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the credit agreement that governs our senior secured credit facility could elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against our assets that are pledged as collateral to support our obligations under the credit agreement governing our senior secured credit facility, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facility to avoid being in default. If we breach our covenants under the credit agreement governing our senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders thereunder. If this occurs, we would be in default under our credit agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We May Be Unable to Purchase the New Notes upon a Change of Control.

Upon the occurrence of certain “change of control” events, you may require us to purchase your New Notes at 101% of their principal amount, plus accrued and unpaid interest, if any. The terms of our senior secured credit facility will limit our ability to purchase the New Notes in those circumstances, and the terms of the indenture will limit our ability to purchase the New Notes. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase your New Notes unless we are able to refinance or obtain waivers under the senior secured credit facility and other indebtedness with similar restrictions. In addition, we cannot assure you that we will have the financial resources to purchase your New Notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. Our senior secured credit facility will provide that certain change of control events will constitute a default and could result in the acceleration of our indebtedness thereunder.

Fraudulent Conveyance and Similar Laws May Adversely Affect the Validity and Enforceability of the Guarantees.

Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or void any guarantee if it found that:

•	the guarantee was incurred with actual intent to hinder, delay, or defraud creditors or stockholders of the company; or

Risk factors

•	the guarantee was incurred voluntarily and all parties to the guarantee knew or should have known that the transaction would unfairly prejudice other creditors; or

•	the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

•	insolvent or was rendered insolvent because of the guarantee;

•	engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity; or the guarantee was held not to be in the best interests or for the corporate benefit of the company. The measure of insolvency for purposes of fraudulent transfer laws varies depending on the law applied.

Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history, and other factors, we believe that at the time the guarantees of the New Notes will be issued, each guarantor will not be insolvent, will not have unreasonably small capital for the business in which it engages, and (in part because of the payment limitations contained in such guarantees) will not have incurred debts beyond its ability to pay such debts as they mature. In addition, the boards of directors, general partners, or managers, as the case may be, of certain guarantors have passed resolutions confirming that the entry into the guarantee is in the best interest of such guarantor and for its corporate benefit. We can give no assurance, however, that a court would agree with our conclusions in this regard or that such conclusions will be applicable to the guarantors in the future.

If a court voided any guarantee as a result of a fraudulent conveyance or similar laws, or held it unenforceable for any other reason, you would cease to have any claim in respect of such guarantee and would be the creditor of us and the remaining guarantors.

Certain Defenses Available to Us and Any of The Guarantors May Prevent the Enforcement of the Guarantees.

Enforcement of a guarantee against any guarantor would be subject to certain defenses available to guarantors generally and would also be subject to certain defenses available to us regarding enforcement of the New Notes, including, without limitation, the right to force the trustee under the indenture to exercise its remedies prior to commencement of any action on the guarantee. All guarantors will waive, with respect to the New Notes, all such defenses to the extent they may legally do so. See “Description of new notes—Note Guarantees.”

The Noteholders’ Liens on Substantially All or Part of the Collateral Will Be Released if Certain Conditions Are Met.

The liens on part or substantially all of the collateral will be released if the lenders under the senior secured credit facility release their security interest in such collateral (other than in connection with a

Risk factors

refinancing). In the event that the security interests on substantially all of the collateral are released, the notes will essentially become our unsecured obligations.

Your Ability to Transfer the New Notes May Be Limited by the Absence of an Active Trading Market, and We Cannot Assure You That Any Active Trading Market will Develop for the New Notes.

The New Notes are new issues of securities for which there is no established public market. We do not intend to have any of the New Notes listed on a national securities exchange. The initial purchasers are not obligated to make a market in the New Notes, and they may discontinue their market-making activities at any time without notice. We cannot assure you that an active market for the New Notes will develop or, if developed, that it would continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes, and such disruptions could adversely affect the prices at which you may sell your New Notes. In addition, subsequent to their initial issuance, the New Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, and other factors.

If There is a Default, Proceeds from Sales of the Collateral Will Be Applied First to Satisfy Amounts Owed Under Our Senior Secured Credit Facility, and the Value of the Collateral May Not Be Sufficient to Repay the Holders of the New Notes.

We and each guarantor will secure our obligations under the New Notes and related guarantees by a second-priority lien on certain assets that are also pledged on a first priority basis to the lenders under our senior secured credit facility and any other indebtedness which may be issued on a first-priority basis as permitted under the indenture. As a result, upon any foreclosure on the collateral, proceeds will be applied first to repay amounts owed under our senior secured credit facility and any other priority lien debt and only then to satisfy amounts owed to holders of the New Notes. The value of the New Notes in the event of a liquidation will depend on market and economic conditions, the availability of buyers, and similar factors. You should not rely upon the book value of the assets underlying the collateral as a measure of realizable value for such assets. By its nature, some or all the collateral may be illiquid and may have no readily ascertainable market value. Likewise, there is no assurance that the assets underlying the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. Accordingly, there can be no assurance that the proceeds of any sale of the collateral following any acceleration of the maturity of the New Notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the New Notes after satisfying the obligations secured by the first priority liens.

If the proceeds of any sale of the assets underlying the collateral are insufficient to repay all amounts due on the New Notes, the holders of the New Notes (to the extent the New Notes are not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our remaining assets, which claim will rank equal in priority to the unsecured claims of any unsatisfied portion of the obligations secured by the first-priority liens and our other unsecured senior indebtedness.

Insolvency and Examinership Laws Could Limit Your Ability to Enforce Your Rights Under the New Notes and the Guarantees.

Any insolvency proceedings with regard to us or any guarantor would most likely be based on and governed by the insolvency laws of the jurisdiction under which the relevant entity is organized. As a result, in the event of insolvency with regard to any of these entities, the claims of holders of the New Notes against us or a guarantor may be subject to the insolvency laws of its jurisdiction of organization. The provisions of such insolvency laws differ substantially from each other including with regard to rights of creditors, priority claims, and procedure and may contain provisions that are unfavorable to holders of

Risk factors

New Notes. In addition, there can be no assurance as to how the insolvency laws of these jurisdictions will be applied in insolvency proceedings relating to several jurisdictions.

The lenders under the proposed senior credit facility will have first-ranking security over the majority of the tangible and intangible assets of us and the guarantors. In some jurisdictions, after the occurrence of, among other things, an insolvency event, secured lenders have additional rights with respect to insolvency proceedings, including among other things, the right to direct the disposition of any security. As a result, your ability to realize claims against us with respect to your New Notes, if we or any guarantor becomes insolvent, may be limited.

Under applicable insolvency laws, our or any guarantor’s liabilities in respect of the New Notes may, in the event of insolvency or similar proceeding, rank junior to some of our or any guarantor’s debts that are entitled to priority under such law of such jurisdiction. For example, debts entitled to priority may include (a) amounts owed in respect of occupational pension schemes, (b) certain amounts owed to employees, (c) amounts owed to governmental agencies, and (d) expenses of an insolvency practitioner. In addition, in some jurisdictions, the examiner, administrator, or similar party may be legally required to consider the interest of third parties (including, for example, employees) in connection with the proceedings.

In certain cases, under insolvency and examinership, your ability to collect interest accruing on the New Notes in respect of any period after the commencement of liquidation proceedings and your rights under the guarantees may be limited.

The New Notes and the Related Guarantees Will Be Effectively Subordinated to Other Debt.

The notes will effectively rank junior to all amounts owed under our senior secured credit facility and to other indebtedness permitted to be incurred on a first priority basis under the indenture, to the extent of the value of the collateral, because such senior priority indebtedness lenders will have a first-priority lien on the collateral pledged for the benefit of the New Notes. As a result, the lenders under the senior secured credit facility and any other priority lien debt will be paid in full from the proceeds of the collateral pledged to them before holders of New Notes are paid from any remaining proceeds from the second lien collateral. In addition, subject to the restrictions contained in the indenture governing the New Notes, we may incur additional debt that is secured by first priority liens on the collateral or by liens on assets that are not pledged to the holders of the New Notes, all of which would effectively rank senior to the New Notes to the extent of the value of the assets securing such debt.

Rights of Holders of New Notes in the Collateral May Be Adversely Affected by the Failure to Perfect Security Interests in Certain Collateral.

The security interest in the collateral securing the New Notes includes assets, both tangible and intangible, whether now owned or acquired or arising in the future. There can be no assurance that the trustee or the collateral agent under the indenture governing the New Notes will monitor, or that we will inform the trustee or the collateral trustee of, the future acquisition of property and rights that constitute collateral and that the necessary action will be taken to properly perfect the security interest in such after-acquired property.

Use of proceeds

The exchange offer is intended to satisfy certain obligations under the registration rights agreement we entered into with the Initial Purchasers of the Old Notes. We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes in the exchange offer, we will receive the Old Notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the New Notes (which replace the Old Notes and which represent the same indebtedness). The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase or decrease in our indebtedness.

The proceeds of the issuance and sale of the Old Notes were approximately $275.0 million, before deducting fees, discounts and expenses. Such proceeds, together with proceeds from the initial $225.0 million of borrowings under our senior secured credit facility and a portion of our cash on hand, were used to, among other things:

•	refinance debt;

•	pay a dividend to our stockholders;

•	make a cash payment to holders of our stock options;

•	pay the fees and expenses of the offering of the Old Notes and our senior secured credit facility; and

•	fund working capital and general corporate purposes.

Capitalization

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2005, which reflect the transactions described in “Unaudited pro forma financial data.” You should read this table in conjunction with “Use of proceeds,” “Management’s discussion and analysis of financial condition and results of operations,” “Unaudited pro forma financial data” and our consolidated financial statements, our interim condensed consolidated financial statements, and the notes thereto, each included elsewhere in this prospectus.

June 30, 2005

(in millions)
Cash and cash equivalents	$4.0

Debt
Term loan	$90.0
Old Notes	275.0
Revolving credit facility(1)	—

Total debt	365.0

Shareholders’ equity:
Preferred stock ($0.01 par value), 10.0 million shares authorized; zero shares issued and outstanding at June 30, 2005	—
Common stock ($0.01 par value), 200.0 million shares authorized, 32.7 million issued and outstanding at June 30, 2005	0.3
Additional paid-in capital	109.0
Unearned stock compensation	(0.1)
Retained earnings	10.8
Accumulated other comprehensive loss	(0.4)

Total shareholders’ equity	119.6

Total capitalization	$484.6

(1)	$110.0 million of unfunded revolving facility commitment; $15.0 million pre-funded letter of credit facility will not be reflected on the balance sheet until drawn upon.

Unaudited pro forma financial data

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 has been derived from our audited consolidated financial statements for the year ended December 31, 2004. The pro forma consolidated statement of operations for the year ended December 31, 2004 gives effect to the following events (the “Transactions”) as if each occurred on January 1, 2004.

Debt financing (closed February 11, 2005):

•	We entered into a new $350.0 million senior secured credit facility with a syndicate of banks, which includes a $225.0 million term loan, a $110.0 million long-term revolver, and a $15.0 million prefunded letter of credit facility.

•	We issued $275.0 million of Old Notes.

•	We paid the fees and expenses, aggregating $21.1 million, relating to the Old Notes and the senior secured credit facility.

•	We entered into an interest rate swap agreement designed to fix $100.0 million of our outstanding notes at an effective rate of 8.37%. The interest rate swap agreement is for a three-year term effective July 1, 2005 whereby we will pay a fixed rate of 4.12% and receive a variable rate at 90 day LIBOR.

•	We entered into an interest rate swap agreement designed to fix $100.0 million of our outstanding notes at an effective rate of 8.27%. The interest rate swap agreement is for a three-year term effective June 10, 2005 whereby we will pay a fixed rate of 4.02% and receive a variable rate at 90 day LIBOR.

Initial public offering:

•	We issued 7,500,000 shares of common stock in our initial public offering (“IPO”).

•	We repaid $110.0 million of indebtedness with the net proceeds of our IPO.

•	We paid the fees and expenses related to our IPO.

The unaudited pro forma condensed consolidated statement of operations for the six-month period ended June 30, 2005 has been derived from our unaudited condensed consolidated financial statements for the six-month period ended June 30, 2005. The pro forma condensed consolidated statement of operations gives effect to each of the events listed above as if each occurred on January 1, 2004. The pro forma condensed consolidated statement of operations for the six months ended June 30, 2005 also excludes stock compensation expense related to the nonrecurring $36.4 million payment made to stock option holders (including applicable payroll taxes of $0.6 million), approximately $11.4 million of nonrecurring charges associated with the write-off of debt issue costs and a prepayment penalty, each of which are related to the recapitalization and approximately $3.0 million of nonrecurring charges associated with the write-off of debt issue costs related to the repayment of indebtedness under our senior secured credit facility with proceeds from our initial public offering. These nonrecurring charges were similarly not reflected in the pro forma consolidated statement of operations for the year ended December 31, 2004.

The unaudited pro forma financial statements should be read in conjunction with the accompanying notes, our historical financial statements and related notes, “Management’s discussion and analysis of financial condition and results of operations”, and other financial information contained in this prospectus. The pro forma information presented herein does not purport to be indicative of the results of operations that would have actually occurred had the Transactions taken place on the dates indicated or which may occur in the future. Certain pro forma adjustments are based on preliminary estimates and assumptions and are subject to revision upon completion of the Transactions.

We believe the estimates and assumptions used to prepare the unaudited pro forma consolidated financial data provide a reasonable basis for presenting the significant effects of the Transactions and that the pro forma adjustments give appropriate effect to the estimates and assumptions and are properly applied in the unaudited pro forma consolidated financial data.

Unaudited pro forma financial data

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30, 2005

		Pro forma		Pro forma	Pro forma
		debt		before IPO	IPO
	Historical	adjustments		adjustments	adjustments		Pro forma

	(in thousands, except per share amounts)
Sales	$1,127,942	$—		$1,127,942	$—		$1,127,942
Cost of sales	851,504	—		851,504	—		851,504

Gross margin	276,438	—		276,438	—		276,438
Selling, general and administrative expenses	206,434			206,434	—		206,434
Stock compensation expense	36,364	(36,364	)(a)	—	—		—

Income from operations	33,640	36,364		70,004	—		70,004
Other expense, net	—	—		—	—		—
Interest expense	31,507	(9,592	)(b)	21,915	(2,899	)(d)	15,822
					(200	)(e)
					(2,994	)(f)

Income from continuing operations before income taxes	2,133	45,956		48,089	6,093		54,182
Income tax expense	832	17,463	(c)	18,295	2,315	(c)	20,610

Income from continuing operations	$1,301	$28,493		29,794	3,778		33,572

Income from continuing operations per share—basic	$0.05						$1.03

Income from continuing operations per share—diluted	$0.05						$0.96

Weighted average shares outstanding—basic	25,522						32,649	(g)

Weighted average shares outstanding—diluted	27,764						34,915	(g)

Unaudited pro forma financial data

	For the Year Ended December 31, 2004

		Pro forma		Pro forma
		debt		before IPO	Pro forma IPO
	Historical	adjustments		adjustments	adjustments		Pro forma

	(in thousands, except per share amounts)
Sales	$2,058,047	$—		$2,058,047	$—		$2,058,047
Cost of sales	1,574,535	—		1,547,535	—		1,574,535

Gross margin	483,512	—		483,512	—		483,512
Selling, general and administrative expenses	376,096	—		376,096	—		376,096

Income from operations	107,416	—		107,416	—		107,416

Interest expense	24,458	14,808	(b)	39,266	(5,797	)(d)	33,069

					(400	)(e)

Income from continuing operations before income taxes	82,958	(14,808)		68,150	6,197		74,347
Income tax expense	31,480	(5,612	)(c)	25,868	2,349	(c)	28,217

Income from continuing operations	$51,478	$(9,196)		$42,282	$3,848		$46,130

Income from continuing operations per share—basic	$2.05						$1.41

Income from continuing operations per share—diluted	$1.93						$1.33

Weighted average shares outstanding—basic	25,135						32,635	(g)

Weighted average shares outstanding—diluted	26,714						34,807	(g)

Unaudited pro forma financial data

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a)	Represents a $36.4 million payment made to stock option holders (including applicable payroll taxes of $0.6 million related thereto) recognized as compensation expense in the first quarter 2005 and directly relates to the recapitalization.

(b)	Represents the adjustment to historical interest expense for debt issued in connection with the debt financing (closed February 11, 2005), as presented in the following table.

	Six months ended	Year ended
	June 30, 2005	December 31, 2004

	(in thousands)

Historical interest expense	$31,507	$24,458
Incremental interest expense resulting from the Old Notes	3,226	21,905
Incremental interest expense resulting from borrowings under the senior secured credit facility	1,002	12,820
Interest expense resulting from borrowings under the prior credit facilities	(2,559)	(19,148)
Financing costs incurred and expensed for the debt financing closed on February 11, 2005	(2,425)	—
Termination penalty resulting from prepayment of term loan under prior credit facilities	(1,700)	—

Total cash interest expense	29,051	40,035

Incremental amortization of deferred financing costs associated with the Old Notes	208	1,666
Incremental amortization of deferred financing costs associated with the senior secured credit facility	193	1,551
Amortization of deferred financing costs associated with the prior credit facilities	(238)	(1,804)
Write-off of unamortized deferred financing costs related to the prior credit facilities	(7,299)	(2,182)

Total pro forma interest expense	$21,915	$39,266

The pro forma results of operations reflect interest expense related to outstanding borrowings on the new senior secured credit facility of $225.0 million term loan and the Old Notes of $275.0 million. The assumed interest rates are as follows: 5.27% (LIBOR plus 2.5%) for the term loan; 7.02% (LIBOR plus 4.25%) for $75.0 million of the Old Notes; 8.37% (fixed swap rate of 4.12% plus 4.25%) for $100.0 million of the Old Notes; and 8.27% (fixed swap rate of 4.02% plus 4.25%) for $100.0 million of the Old Notes. The senior secured credit facility also includes a letter of credit fee of 2.75% on outstanding borrowings and a 0.50% commitment fee on the revolving line of credit. For each 0.125% change in the assumed variable interest rates of the senior secured credit facility and Old Notes, interest expense would change by approximately $0.2 million for the six month period ended June 30, 2005 and $0.4 million for the year ended December 31, 2004.

The average outstanding balance of the prior credit facilities during the year ended December 31, 2004 was approximately $272.0 million at an average interest rate of 6.24%. The prior credit facilities also included a letter of credit fee of 2.75% on outstanding borrowings and a 0.50% commitment fee on the revolving line of credit. The year ended December 31, 2004 also included interest from the 2003 credit facility which was refinanced in February 2004.

(c)	Represents the income tax effect of the pro forma adjustments assuming an approximate incremental tax rate of 38.0%.

Unaudited pro forma financial data

(d)	Represents a reduction in interest expense related to the repayment of indebtedness (utilizing proceeds from our initial public offering) under our senior secured credit facility at an interest rate of 5.27%.

(e)	Represents a reduction in the amortization of deferred financing costs associated with the repayment of indebtedness under our senior secured credit facility (as discussed in (d) above).

(f)	Represents a non-recurring write-off of deferred financing costs associated with the repayment of indebtedness under our senior secured credit facility, which was recognized in our historical results of operations for the six months ended June 30, 2005. A related non-recurring write-off of deferred financing costs associated with the repayment was not reflected in the pro forma consolidated statement of operations for the year ended December 31, 2004.

(g)	Pro forma basic and diluted weighted average shares outstanding were estimated as follows:

	Six months ended	Year ended
	June 30, 2005	December 31, 2004

Weighted average shares outstanding—basic	25,522	25,135
Common shares issued in the initial public offering	7,127	7,500

Pro forma basic weighted average shares outstanding	32,649	32,635
Incremental shares for stock options	2,242	1,579
Incremental shares for stock options based on the initial public offering price of $16.00	24	593

Pro forma diluted weighted average shares outstanding	34,915	34,807

Selected historical consolidated financial information

The following table sets forth our selected historical consolidated financial information for each of the periods or as of the date indicated. The selected statement of operations and balance sheet data as of December 31, 2004 and 2003, and for each of the three fiscal years ended December 31, 2004 has been derived from our consolidated financial statements, included elsewhere herein which have been audited by PricewaterhouseCoopers, LLP, our independent Registered Public Accounting Firm. The selected statement of operations and balance sheet data as of December 31, 2002, 2001, and 2000 and for the fiscal years ended December 31, 2001 and 2000 has been derived from our consolidated financial statements, as restated, not included herein. The selected historical financial information as of and for the six months ended June 30, 2005 and for the six months ended June 30, 2004 has been derived from the unaudited condensed consolidated financial statements of the Company included elsewhere herein and reflects all adjustments that, in the opinion of the management of the Company, are necessary for a fair statement of such information.

All information included in the following tables should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and related notes and other financial information, included elsewhere in this prospectus.

	Six months ended
	or at June 30,				Year ended December 31,

	2005		2004		2004		2003(1)		2002(1)		2001		2000

	(in thousands, except per share amounts)
							Restated		Restated		Restated		Restated
Statement of operations data:
Sales	$1,127,942		$977,058		$2,058,047		$1,675,093		$1,500,006		$1,513,545		$1,513,086
Cost of sales	851,504		761,099		1,574,535		1,300,410		1,155,375		1,149,957		1,141,808

Gross margin	276,438		215,959		483,512		374,683		344,631		363,588		371,278
Selling, general and administrative expenses	206,434		176,048		376,096		327,027		308,060		324,430		309,346
Stock compensation expense(2)	36,364		437		—		—		—		—		—
Facility closure costs	—		—		—		1,171		750		8,288		—

Income from operations	33,640		39,474		107,416		46,485		35,821		30,870		61,932
Other expense, net	—		—		—		620		2,220		4,067		3,567
Interest expense	31,507		12,464		24,458		11,124		12,055		20,581		30,891

Income from continuing operations before income taxes	2,133		27,010		82,958		34,741		21,546		6,222		27,474
Income tax expense	832		10,399		31,480		13,343		8,611		2,560		11,482

Income from continuing operations	1,301		16,611		51,478		21,398		12,935		3,662		15,992
Income (loss) from discontinued operations	—		246		103		(3,822)		(2,980)		(2,120)		292
Cumulative effect of change in accounting principle, net of tax	—		—		—		—		(19,504)		—		—

Net income (loss)	$1,301		$16,857		$51,581		$17,576		$(9,549)		$1,542		$16,284

Income from continuing operations per share—basic(3)	$0.05		$0.66		$2.05		$0.85		$0.51		$0.14		$0.72
Income from continuing operations per share—diluted(3)	$0.05		$0.64		$1.93		$0.85		$0.51		$0.14		$0.71
Weighted average shares outstanding—basic(3)	25,522		25,131		25,135		25,204		25,363		25,532		22,268
Weighted average shares outstanding—diluted(3)	27,764		26,104		26,714		25,252		25,411		25,682		22,432
Balance sheet data (end of period):
Cash and cash equivalents	$3,959				$50,628		$5,585		$2,248		$3,309		$2,346
Total assets	732,115				697,011		622,128		530,965		564,204		634,939
Total debt, including current portion	365,000				313,480		168,533		129,706		154,010		223,829
Shareholders’ equity	119,592				210,890		298,933		282,789		293,035		293,916
Other financial data:
Depreciation and amortization (excluding discontinued operations)	$9,475		$9,639		$19,350		$20,187		$20,745		$25,232		$21,652
Capital expenditures (excluding acquisitions)	15,298		10,465		20,718		15,592		15,061		22,491		23,123
Ratio of earnings to fixed charges(4)	1.06	x	2.57	x	3.44	x	2.76	x	2.05	x	1.22	x	1.74	x
Special cash dividend per common share	$8.00		$5.56		$5.56		$—		$—		$—		$—

(1)	See Note 3 to our audited consolidated financial statements, included elsewhere herein, regarding the restatement of our previously issued financial statements.

(2)	Represents cash payments made to stock option holders (including applicable payroll taxes) in lieu of adjusting exercise prices in conjunction with our recapitalization transactions. For the year ended December 31, 2004, stock compensation expense is classified as selling, general and administrative expenses. There was no stock compensation expense for the years ended December 31, 2003, 2002, 2001 and 2000.

(3)	Reflects the impact of the 1-for-10 reverse stock split as discussed in Note 2 to the June 30, 2005 unaudited condensed consolidated financial statements, included elsewhere herein.

(4)	For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense (including amortization of deferred financing costs) and an estimate of operating rental expense, approximately 33%, which management believes is representative of the interest component.

Management’s discussion and analysis of financial condition
and results of operations

The following discussion of our financial condition and results of operations should be read in conjunction with all of the consolidated historical financial statements and the notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements. Please see “Risk factors” and “Forward-looking statements” for a discussion of certain of the uncertainties, risks and assumptions associated with these statements.

OVERVIEW

We are a leading supplier and a fast-growing manufacturer of structural and related building products for residential new construction in the U.S. Our manufactured products include our factory-built roof and floor trusses, wall panels and stairs, as well as engineered wood that we design and cut for each home. We also manufacture custom millwork and trim that we market under the Synboard® brand name, as well as aluminum and vinyl windows, and we assemble interior and exterior doors into pre-hung units. In addition, we supply our customers with a broad offering of professional grade building products not manufactured by us, such as dimensional lumber and lumber sheet goods, various window, door and millwork lines, as well as cabinets, roofing, and gypsum wallboard. Our full range of construction-related services includes professional installation, turn-key framing and shell construction, and spans all our product categories.

We group our building products and services into five principal product categories: Prefabricated Components, Windows & Doors, Lumber & Lumber Sheet Goods, Millwork, and Other Building Products & Services. Prefabricated Components consist of factory-built floor and roof trusses, wall panels and stairs, as well as engineered wood that we design and cut for each home. The Windows & Doors category is comprised of the manufacturing, assembly and distribution of windows, and the assembly and distribution of interior and exterior door units. Lumber & Lumber Sheet Goods include dimensional lumber, plywood and oriented strand board (“OSB”) products used in on-site house framing. Millwork includes interior and exterior trim, columns, and posts that we distribute, as well as custom exterior features that we manufacture under the Synboard® brand name. The Other Building Products & Services category is comprised of products including cabinets, gypsum, roofing, and insulation, and services including turn-key framing and shell construction, design assistance, and the professional installation of products, which spans all of our product categories.

Factors influencing future results of operations

Our results of operations are primarily dependent on the following factors, some of which are beyond our control.

Homebuilding Industry. Our business is driven primarily by the residential new construction market. According to the National Association of Homebuilders, U.S. housing starts were 1.85 million in 2003 and 1.95 million in 2004 and are projected to be 1.97 million in 2005. While these levels are above the historical average of 1.62 million over the past ten years, several industry sources expect that strong housing demand will continue to be driven over the next decade by new household formations, increasing homeownership rates, the size and age of the population, an aging housing stock (approximately 36% of existing homes were built before 1960), improved financing options for buyers, and immigration trends. In recent years, the homebuilding industry has undergone significant consolidation, with the larger homebuilders substantially increasing their market share. In accordance with this trend, our customer base has increasingly shifted to Production Homebuilders, the fastest growing segment of residential homebuilders.

Management’s discussion and analysis of financial condition and results of operations

The growing use of Prefabricated Components in the homebuilding process represents a major trend within the residential new construction building products supply market. Builders value the many benefits of using these products, including reduced cycle time and carrying costs, increased product quality, and cost savings from the reduction of expensive on-site labor and material waste. In response to this trend, we have continued to increase our manufacturing capacity and our ability to provide customers with Prefabricated Components such as roof and floor trusses, wall panels, stairs and engineered wood, as well as windows, pre-hung doors and our branded Synboard® millwork products.

Economic Conditions. Our financial performance is affected by economic changes nationally and locally in the markets we serve. The building products supply industry is dependent on new home construction and subject to cyclical market pressures. Our operations are subject to fluctuations arising from changes in supply and demand, national and international economic conditions, labor costs, competition, government regulation, trade policies, and other factors that affect the homebuilding industry such as demographic trends, interest rates, single-family housing starts, employment levels, consumer confidence, and the availability of credit to homebuilders, contractors and homeowners.

Cost of Materials. Prices of wood products, which are subject to cyclical market pressures, adversely impact operating income when prices rapidly rise or fall within a relatively short period of time. We purchase certain materials, including lumber products which are then sold to customers as well as used as direct production inputs for our manufactured products. Short term changes in the cost of these materials, some of which are subject to significant fluctuations, are sometimes passed on to our customers, but our pricing quotation periods may limit our ability to pass on such price changes. Our inability to pass on material price increases to our customers could adversely impact operating income.

Recapitalization. In connection with our senior secured credit facility, our Old Notes, and the use of proceeds therefrom, we incurred fees and expenses aggregating $21.1 million and paid a $1.7 million early termination penalty related to the prepayment of the Tranche B term loan under the prior credit facility. The early termination penalty was included in interest expense for the three months ended March 31, 2005. In the first quarter of 2005, we made a $36.4 million cash payment to option holders (including applicable payroll taxes of $0.6 million). Also, based on the final syndicate of banks, we expensed approximately $7.3 million of the $9.3 million unamortized deferred financing costs related to the prior credit facility and approximately $2.4 million of costs incurred in connection with the refinancing. These costs were recorded as interest expense. The remaining $2.0 million of unamortized deferred financing costs related to the prior credit facility and $18.7 million of costs incurred in connection with the refinancing will be included as a component of other assets, net and amortized over the terms of the senior secured credit facility and the New Notes. The deferred financing costs were reduced by $3.5 million related to repayments of our term loan with proceeds from our initial public offering as well as cash generated from operations.

Selling, General and Administrative Expense. In June 2005, we completed our initial public offering of our common stock. We will incur certain incremental costs and expenses as a result of being a public company, including costs associated with our periodic reporting requirements and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In early 2005 we performed a review of our accounting policies and practices with respect to leases and vendor rebates. As a result of this internal review, we identified errors in our accounting practices associated with accounting for leasehold improvements impacting depreciation and vendor rebates and inventory accounting impacting cost of sales.

In prior periods, we amortized leasehold improvements over terms greater than the shorter of the estimated useful life or lease term. We have determined that Statement of Financial Accounting Standards (“SFAS”) No. 13, Accounting for Leases (“SFAS 13”), as amended, requires us to amortize leasehold

Management’s discussion and analysis of financial condition and results of operations improvements over the shorter of the estimated useful life of the assets or the lease term, as defined by SFAS 13, as amended.

The inventory and cost of sales adjustments resulted from the recognition of rebates, which are earned from vendors primarily based on the level of purchases, as a reduction to cost of sales in the period earned and not deferring any amount of vendor rebates to inventory still on hand as of the end of the period, the non-recognition of a vendor rebate earned during 2003 and difficulties associated with converting to a new computer system at one location.

We have restated our consolidated financial statements for the years ended December 31, 2003 and 2002. See Note 3 to the consolidated financial statements for a summary of the effects of these changes on our Consolidated Balance Sheet as of December 31, 2003, as well as on our Consolidated Statements of Operations, Cash Flows and Changes in Shareholders’ Equity for the years ended December 31, 2003 and 2002. This Management’s Discussion and Analysis gives effect to these restatements. Additionally, the information presented within the selected historical consolidated financial information for 2001 and 2000 has been restated with respect to vendor rebates and leasehold improvements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Critical accounting policies are those that both are important to the accurate portrayal of a company’s financial condition and results, and require subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

In order to prepare financial statements that conform to accounting principles generally accepted in the United States, commonly referred to as GAAP, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. Certain estimates are particularly sensitive due to their significance to the financial statements and the possibility that future events may be significantly different from our expectations.

We have identified the following accounting policies that require us to make the most subjective or complex judgments in order to fairly present our consolidated financial position and results of operations.

Sales. We recognize sales when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, our price to the buyer is fixed and determinable, and collectibility is reasonably assured. We generally recognize sales upon delivery to the customer’s delivery site. We use the completed contract method to recognize sales for certain construction and installation contracts. All sales recognized are net of allowances for cash discounts and estimated returns, which are estimated using historical experience.

Vendor Rebates. Many of our arrangements with our vendors provide for us to receive a rebate of a specified amount payable to us when we achieve any of a number of measures, generally related to the volume of purchases from our vendors. We account for these rebates as a reduction of the prices of the vendor’s products, which reduces inventory until we sell the product, at which time these rebates reduce cost of sales. Throughout the year, we estimate the amount of rebates based upon our historical level of purchases. We continually revise these estimates to reflect actual purchase levels.

If market conditions were to change, vendors may change the terms of some or all of these programs. Although these changes would not affect the amounts which we have recorded related to product already purchased, it may impact our gross margins on products we sell or sales earned in future periods.

Allowance for Doubtful Accounts and Related Reserves. We maintain an allowance for doubtful accounts for estimated losses due to the failure of our customers to make required payments. We perform periodic credit evaluations of our customers and typically do not require collateral. Consistent with industry practices, we generally require payment from most customers within 30 days. As our business is

Management’s discussion and analysis of financial condition and results of operations seasonal in certain regions, our customers’ businesses are also seasonal. Sales are lowest in the winter months, and our past due accounts receivable balance as a percentage of total receivables generally increases during this time. Throughout the year, we record estimated reserves based upon our historical write-offs of uncollectible accounts, taking into consideration certain factors, such as aging statistics and trends, customer payment history, independent credit reports, and discussions with customers.

Periodically, we perform a specific analysis of all accounts past due and write off account balances when we have exhausted reasonable collection efforts and determined that the likelihood of collection is remote. We charge these write-offs against our allowance for doubtful accounts.

Impairment of Long-Lived Assets. Long-lived assets, including property and equipment, are reviewed for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Our judgment regarding the existence of impairment indicators is based on market and operational performance. Determining whether an impairment has occurred typically requires various estimates and assumptions, including determining which cash flows are directly related to the potentially impaired asset, the useful life over which cash flows will occur, their amount, and the asset’s residual value, if any. In turn, measurement of an impairment loss requires a determination of fair value, which is based on the best information available. We use internal cash flow estimates, quoted market prices when available and independent appraisals as appropriate to determine fair value. We derive the required cash flow estimates from our historical experience and our internal business plans and apply an appropriate discount rate. If these projected cash flows are less than the carrying amount, an impairment loss is recognized based on the fair value of the asset less any costs of disposition.

Goodwill. Goodwill represents the excess of the amount we paid to acquire businesses over the estimated fair value of tangible assets and identifiable intangible assets acquired, less liabilities assumed. At December 31, 2004, our net goodwill balance was approximately $163.0 million, representing approximately 23.4% of our total assets.

In fiscal 2002, we adopted the provisions of SFAS 142, Goodwill and Other Intangible Assets. Under these rules, we test goodwill for impairment in the fourth quarter of each fiscal year or at any other time when impairment indicators exist. Examples of such indicators that would cause us to test goodwill for impairment between annual tests include a significant change in the business climate, unexpected competition, significant deterioration in market share or a loss of key personnel. We determine fair value using a discounted cash flow approach to value our reporting units.

If circumstances change or events occur to indicate that our fair market value on a reporting unit basis has fallen below its net book value, we will compare the estimated implied value of the goodwill to its book value. If the book value of goodwill exceeds the estimated implied value of goodwill, we will recognize the difference as an impairment loss in operating income.

Inventories. Inventories consist principally of materials purchased for resale, including lumber, sheet goods, windows, doors and millwork, and raw materials for certain manufactured products and are stated at the lower of cost or market. Cost is determined using the weighted average method, the use of which approximates the first-in, first-out method. We accrue for shrink based on the actual historical shrink results of our most recent physical inventories adjusted, if necessary, for current economic conditions. These estimates are compared with actual results as physical inventory counts are taken and reconciled to the general ledger.

During the year, we monitor our inventory levels by location and record provisions for excess inventories based on slower moving inventory. We define potential excess inventory as the amount of inventory on hand in excess of the historical usage, excluding special order items purchased in the last three months. We then apply our judgment as to forecasted demand and other factors, including liquidation value, to

Management’s discussion and analysis of financial condition and results of operations determine the required adjustments to net realizable value. Our inventories are generally not susceptible to technological obsolescence.

Deferred Income Taxes. We assess whether it is more likely than not that some or all of our deferred tax assets will not be realized. We consider the reversal of existing deferred tax liabilities, future taxable income, and tax planning strategies in our assessment. We have certain state income tax carryforwards where we believe it is unlikely that we will realize the benefits associated with these tax carryforwards and have established a valuation allowance against our deferred tax assets. Changes in our estimates of future taxable income and tax planning strategies will affect our estimate of the realization of the tax benefits of these tax carryforwards.

Insurance Deductible Reserve. We have large deductibles for general liability, auto liability and workers’ compensation insurance. The expected liability for unpaid claims falling within our deductible, including incurred but not reported losses, is determined using the assistance of a third-party actuary. This amount is reflected on our balance sheet as an accrued liability. Our accounting policy includes an internal evaluation and adjustment of our reserve for all insurance-related liabilities on a quarterly basis. At least on an annual basis, we engage an external actuarial professional to independently assess and estimate the total liability outstanding, which is compared to the actual reserve balance at that time and adjusted accordingly.

RECENT DEVELOPMENTS

On June 22, 2005, we completed an initial public offering of 12,250,000 shares of our common stock. Of the shares sold in the offering, 7,500,000 shares were sold by us, and certain selling stockholders sold 4,750,000 shares. The selling stockholders granted the underwriters the option to purchase up to an additional 1,837,500 shares. On July 22, 2005, the underwriters exercised this option in full. We did not receive any proceeds from the shares sold by the selling stockholders and used all of our net proceeds from our initial public offering, together with cash on hand, to repay $135.0 million of our outstanding debt under the senior secured credit facility.

On May 24, 2005, our board of directors and our stockholders approved a 1-for-10 reverse stock split of our common stock.

After the reverse stock split, effective May 24, 2005, each holder of record held one share of common stock for every 10 shares held immediately prior to the effective date. As a result of the reverse stock split, the board of directors also exercised its discretion under the anti-dilution provisions of our 1998 Stock Incentive Plan to adjust the number of shares underlying stock options and the related exercise prices to reflect the change in the share price and outstanding shares on the date of the reverse stock split. The effect of fractional shares is not material.

Following the effective date of the reverse stock split, the par value of the common stock remained at $0.01 per share. As a result, we have reduced the common stock in our consolidated balance sheets and statements of changes in shareholders’ equity (deficit) included herein on a retroactive basis for all periods presented, with a corresponding increase to additional paid-in capital. All share and per-share amounts and related disclosures have also been retroactively adjusted for all periods presented to reflect the 1-for-10 reverse stock split.

On February 11, 2005, we entered into a $350.0 million senior secured credit facility with a syndicate of banks. The credit facility is composed of a $225.0 million six-and-a-half year term loan, a $110.0 million five-year revolver, and a $15.0 million pre-funded letter of credit facility to be available at any time during the six-and-a-half year term. See “Description of other indebtedness” for a summary of the terms of the senior secured credit facility. In addition, on February 11, 2005, we issued $275.0 million aggregate principal amount of the Old Notes. With the proceeds from these transactions, we repaid existing

Management’s discussion and analysis of financial condition and results of operations indebtedness and paid a $201.2 million, or $8.00 per share, dividend to stockholders and a $36.4 million payment (including applicable payroll taxes of $0.6 million) to holders of stock options, as well as expenses of the senior secured credit facility and the Old Notes.

RESULTS OF OPERATIONS

The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of our consolidated results of operations for the six months ended June 30, 2005 and 2004 and the years ended December 31, 2004, 2003, and 2002 and our financial condition as of June 30, 2005 and December 31, 2004 and 2003.

The following table sets forth, for the years ended December 31, 2004, 2003 and 2002 and the six months ended June 30, 2005 and 2004 the percentage relationship to sales of certain costs, expenses and income items:

	Six months
	ended June 30,		Years ended December 31,

	2005	2004	2004	2003	2002

				Restated	Restated
Sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost and operating expenses
Cost of sales	75.5%	77.9%	76.5%	77.6%	77.0%

Gross margin	24.5%	22.1%	23.5%	22.4%	23.0%
Selling, general and administrative expenses	18.3%	18.0%	18.3%	19.5%	20.6%
Stock compensation expense	3.2%	0.1%	0.0%	0.0%	0.0%
Facility closure costs	0.0%	0.0%	0.0%	0.1%	0.0%

Income from operations	3.0%	4.0%	5.2%	2.8%	2.4%
Interest expense	2.8%	1.3%	1.2%	0.7%	0.8%
Other expense, net	0.0%	0.0%	0.0%	0.0%	0.1%
Income tax expense	0.1%	1.1%	1.5%	0.8%	0.6%
(Income) Loss from discontinued operations, net of tax	0.0%	0.0%	0.0%	0.3%	0.2%
Cumulative effect of change in accounting principle, net of tax	0.0%	0.0%	0.0%	0.0%	1.3%

Net income	0.1%	1.7%	2.5%	1.0%	(0.6)%

Six Months Ended June 30, 2005 Compared with the Six Months Ended June 30, 2004

During the six months ended June 30, 2005 sales grew for all product categories, as compared to the same period in 2004, and our gross margin improved, particularly for our prefabricated components and lumber & lumber sheet goods product categories. Market share gains and favorable homebuilding activity in our geographic markets were the primary contributors to our sales growth. The growth in gross margin was significantly offset by a $36.4 million (including applicable payroll taxes) special cash payment paid to stock option holders in February 2005, as well as higher selling, general and administrative expenses and interest expense. Selling, general and administrative expenses increased due to increased salaries and benefits largely resulting from higher sales commissions and increased headcount. Higher fuel costs and professional services fees also contributed to the increase in selling, general and administrative expenses.

Sales. Sales for the six months ended June 30, 2005 were $1,127.9 million, a 15.4% increase over sales of $977.1 million for the six months ended June 30, 2004. Market share gains and favorable homebuilding activity in our geographic markets were the primary contributors to our sales growth and, to a lesser extent, a slight increase in market prices for lumber and lumber sheet goods during the six

Management’s discussion and analysis of financial condition and results of operations months ended June 30, 2005. Our sales management initiatives, including incentive and training programs, allowed us to grow sales in all product categories at a faster rate than reported growth in residential housing starts during the same period. In addition, the growth rate for prefabricated components reflects our successful strategy of diversifying into more value-added product sales.

The following table shows sales classified by major product category (dollars in millions):

	Six Months Ended June 30,

	2005		2004

	Sales	% of Sales	Sales	% of Sales	% Growth

Prefabricated components	$234.4	20.8%	$174.8	17.9%	34.1%
Windows & doors	209.2	18.5%	184.2	18.8%	13.6%
Lumber & lumber sheet goods	423.8	37.6%	396.7	40.6%	6.8%
Millwork	95.7	8.5%	82.9	8.5%	15.4%
Other building products & services	164.8	14.6%	138.5	14.2%	19.0%

Total sales	$1,127.9	100.0%	$977.1	100.0%	15.4%

Sales of prefabricated components increased $59.6 million to $234.4 million for the six months ended June 30, 2005. This was largely attributable to the increase in truss and panel sales of $45.6 million resulting from increased usage of prefabricated components by production homebuilders.

Sales of windows & doors increased $25.0 million to $209.2 million for the six months ended June 30, 2005. This was attributable to a $14.7 million increase in sales of pre-assembled door units and a $10.3 million increase in sales of assembled and distributed window products.

Sales of lumber & lumber sheet goods increased $27.2 million to $423.8 million for the six months ended June 30, 2005. This increase was largely attributable to unit volume increases of approximately $24.0 million and favorable pricing of approximately $3.1 million, respectively. Favorable market prices for lumber during the first quarter 2005 were partially offset as lumber market prices softened during the second quarter 2005.

Sales of millwork products increased $12.8 million to $95.7 million for the six months ended June 30, 2005. Sales of interior trim and moldings increased $7.2 million, largely as a result of new sales management programs and increased capacity.

Sales of other building products & services increased $26.3 million to $164.8 million for the six months ended June 30, 2005. This increase was largely attributable to a $5.3 million increase in installation services and increases in sales for gypsum, hardware, roofing and insulation products of $5.2 million, $4.6 million, $3.8 million and $2.7 million, respectively.

Gross Margin. Gross margin was $276.4 million for the six months ended June 30, 2005, an increase of $60.5 million, or 28.0%. The gross margin percentage increased from 22.1% for the six months ended June 30, 2004 to 24.5% for the six months ended June 30, 2005. The gross margin percentage improved for all product categories except windows & doors, where margins on manufactured windows fell slightly as we expanded our capacity. The majority of the gross margin increase was related to our prefabricated components and lumber & lumber sheet goods product categories, which improved from 26.5% to 28.8% and 16.1% to 19.9%, respectively. Overall, higher sales levels, lower raw material costs and efficiency gains drove the improvement in gross margin percentage.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $206.4 million for the six months ended June 30, 2005, an increase of $30.4 million, or 17.3%. The increase was primarily due to an $20.4 million increase in salaries and benefits expense, largely resulting from a $7.5 million increase in commission expense and a 5.6% increase in headcount, related to sales and gross margin growth. In addition, handling and delivery expenses increased $5.4 million, primarily

Management’s discussion and analysis of financial condition and results of operations for fuel costs, and professional services fees increased $2.1 million, primarily related to being a public company.

Stock Compensation Expense. In conjunction with the February 11, 2005 recapitalization, we made a $36.4 million cash payment (including applicable payroll taxes of $0.6 million) to stock option holders in lieu of adjusting the exercise price. During the six months ended June 30, 2004, we paid approximately $0.4 million to certain option holders whose exercise price could not be adjusted for the February 2004 special dividend.

Interest Expense. Interest expense was $31.5 million for the six months ended June 30, 2005, an increase of $19.0 million. The increase was primarily attributable to charges associated with our initial public offering and recapitalization. These charges are summarized below (in thousands):

	Six Months Ended
	June 30,

	2005	2004

Write-off of unamortized deferred debt issuance costs	$10,293	$2,182
Financing costs incurred in conjunction with the February 2005 refinancing	2,425	—
Termination penalty resulting from prepayment of term loan under prior credit facility	1,700	—

	$14,418	$2,182

In addition, higher average debt levels and average interest rates during the six months ended June 30, 2005 resulted in interest expense increasing by approximately $4.9 million and $1.6 million, respectively.

Provision for Income Taxes. The effective combined federal and state tax rate was 39.0% and 38.5% for the six months ended June 30, 2005 and 2004, respectively. The increase in the effective tax rate was primarily because of an increase in 2005 expenses not deductible for state tax purposes.

2004 Compared with 2003

Overview. Our competitive strengths are driving sales growth and improved profitability. During 2004, our leading market positions and unique business model allowed us to grow market share by 3.1%. We define market share growth as price adjusted sales growth less permit growth within our markets. Adjusted for higher panel and lumber prices in 2004, our sales grew 12.6% over 2003 while we estimate that new building permits increased only 9.5% for the same period. This market share growth has leveraged our fixed operating expenses, reducing our selling, general and administrative expenses, expressed as a percentage of sales, from 19.5% in 2003 to 18.3% in 2004. Expanded offering of prefabricated components over the last several years has improved our sales mix and increased overall gross margins. Prefabricated components sales have increased from $257.3 million in 2002 to $385.9 million in 2004, a $128.6 million increase, while its gross margin percentage has expanded from 24.9% in 2002 to 27.0% in 2004. Superior customer service levels allow us to generate attractive gross margins even on commodity type products. Our gross margin percentage for Lumber and Lumber Sheet Goods products increased to 19.2% in 2004 from 16.6% in 2003 due to the customer service being provided coupled with new purchasing programs implemented in 2004.

Sales. Sales for the year ended 2004 were $2,058.0 million, a $382.9 million, or 22.9%, increase over sales of $1,675.1 million for the year ended 2003. Sales benefited from unanticipated strong homebuilding activity in all our geographic markets and higher market prices for Lumber and Lumber Sheet Goods products. Our sales management initiatives, including incentive and training programs, have contributed to our ability to grow sales in all product categories at a faster rate than reported growth in residential housing starts during the same period. In addition, the growth rate of Prefabricated Components reflects the success of our strategy of diversifying into more value-added product sales.

Management’s discussion and analysis of financial condition and results of operations

The following table shows sales classified by major product category (in millions):

	Year Ended

	2004		2003

	Sales	% of Sales	Sales	% of Sales	% Growth

Prefabricated Components	$385.9	18.8%	$303.4	18.1%	27.2%
Windows & Doors	391.2	19.0%	354.6	21.2%	10.3%
Lumber & Lumber Sheet Goods	815.3	39.6%	593.7	35.4%	37.3%
Millwork	175.9	8.5%	158.7	9.5%	10.8%
Other Building Products & Services	289.7	14.1%	264.7	15.8%	9.4%

Total	$2,058.0	100.0%	$1,675.1	100.0%	22.9%

Sales of Prefabricated Components increased $82.5 million, or 27.2%, from $303.4 million for the year ended 2003 to $385.9 million for the year ended 2004. This was largely attributable to the increase in truss and panel sales of $61.9 million resulting from usage of Prefabricated Components by Production Homebuilders. We expect this trend to continue due to increasing demand and our continued investment toward growing this product category.

Sales of Windows & Doors increased $36.6 million, or 10.3%, from $354.6 million for the year ended 2003 to $391.2 million for the year ended 2004. This was attributable to a $13.1 million increase in sales of assembled and distributed window products and a $23.5 million increase in sales of pre-assembled door units.

Sales of Lumber & Lumber Sheet Goods products increased $221.6 million, or 37.3%, from $593.7 million for the year ended 2003 to $815.3 million for the year ended 2004. This increase was largely attributable to favorable price variances of approximately $210.9 million and unit volume increases of $10.7 million. Sales were favorably impacted by the pass-through to our customers of significantly higher prices for Lumber & Lumber Sheet Goods, a result of increases in demand coupled with limited capacity additions by manufacturers over the last several years. Market prices for these products are determined by several factors — U.S. housing starts (demand), new capacity (supply), foreign imports and tariffs, and world consumption. On average, market prices during the year ended December 31, 2004 were approximately 28.2% higher than average prices of the previous five years. Future market prices are difficult to predict, and there is no assurance that current price levels are sustainable in the future.

Sales of Millwork products increased $17.2 million, or 10.8%, from $158.7 million for the year ended 2003 to $175.9 million for the year ended 2004. This was largely attributable to a $14.3 million increase in sales of interior trim and moldings, primarily as a result of our new sales management programs.

Sales of Other Building Products & Services increased $25.0 million, or 9.4%, from $264.7 million for the year ended 2003 to $289.7 million for the year ended 2004. This increase was largely attributable to a $6.7 million increase in installation services, a $6.7 million increase in sales of insulation products and a $7.6 million increase in sales of hardware products.

Gross Margin. Gross margin increased $108.8 million, or 29.0%, from $374.7 million for the year ended 2003 to $483.5 million for the year ended 2004. The gross margin percentage increased from 22.4% for the year ended 2003 to 23.5% for the year ended 2004. Contributing to this increase was a $26.2 million, or 33.6%, increase in gross margins on Prefabricated Components. The increase was attributable to the higher sales volume and an increase in gross margin percentage from 25.7% for the year ended 2003 to 27.0% for the year ended 2004. The improvement in gross margin percentage is primarily attributable to a 1.0% of sales improvement in labor efficiencies, a 1.8% of sales improvement in fixed cost absorption due to the higher sales volume as partially offset by a 1.6% of sales increase in

Management’s discussion and analysis of financial condition and results of operations raw materials costs. In addition, the overall gross margin increase was attributed to a $57.6 million, or 58.4%, increase in Lumber & Lumber Sheet Goods gross margins, and a corresponding increase in Lumber & Lumber Sheet Goods gross margin percentage from 16.6% for the year ended 2003 to 19.2% for the year ended 2004. The gross margin increase was a result of higher sales levels while purchasing programs implemented in 2004 were the predominant reason for the improvement in gross margin percentage.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $49.1 million, or 15.0%, from $327.0 million for the year ended 2003 to $376.1 million for the year ended 2004. The increase was attributable to a $31.7 million increase in salaries and benefits expense, largely as a result of a $13.0 million increase in commission expense and a $10.3 million increase in bonus expense, related to increased sales and profitability, a $6.4 million increase in handling and delivery costs, exclusive of salaries and benefits, primarily in fuel costs, and a $4.3 million increase in occupancy costs. As a percentage of sales, selling, general and administrative expenses decreased from 19.5% for the year ended 2003 to 18.3% for the year ended 2004. This decrease was due to labor efficiencies and leveraging of fixed operating costs.

Interest Expense. Interest expense increased by $13.4 million, or 120.7%, from $11.1 million for the year ended 2003 to $24.5 million for the year ended 2004. Higher average debt levels and average interest rates during the year ended 2004 increased interest expense by approximately $8.0 million and $3.4 million, respectively, following the recapitalization completed in February 2004. Our average debt balance increased from $135.2 million in 2003 to $297.5 million in 2004. Our weighted average interest rate increased from 5.10% in 2003 to 6.24% in 2004. We expect interest expense to increase during 2005 due to the higher debt levels resulting from the 2005 capitalization.

Interest expense in 2003 and 2004 included $2.0 million and $1.8 million of debt issue cost amortization, respectively, and 2004 included the write-off of $2.2 million of previously deferred loan costs.

Income Tax Expense. The effective combined federal and state tax rate was 37.9% and 38.4% for the years ended 2004 and 2003, respectively.

Income (Loss) from Discontinued Operations, Net of Tax. Loss from discontinued operations, net of tax, decreased $3.9 million from a loss of $3.8 million in 2003 to income of $0.1 million in 2004. During the year ended 2003, the Company recognized an expense of $1.9 million to adjust asset balances to their estimated net realizable value, an expense of $0.2 million related to facility closure costs, and a goodwill impairment charge of $1.2 million. We completed our Colorado exit plan prior to December 31, 2003. During the year ended 2004, we favorably settled an outstanding lease obligation and collected several previously written-off customer balances aggregating $0.4 million as partially offset by an additional impairment charge of $0.2 million related to the carrying value of the real estate.

2003 Compared with 2002

Sales. Sales for the year ended 2003 were $1,675.1 million, a $175.1 million, or 11.7%, increase over sales of $1,500.0 million for the year ended 2002. Overall, sales benefited from improved economic conditions and low interest rates.

Management’s discussion and analysis of financial condition and results of operations

The following table shows sales by major product category (millions):

	Year Ended

	2003		2002

	Sales	% of Sales	Sales	% of Sales	% Growth

Prefabricated Components	$303.4	18.1%	$257.3	17.2%	17.9%
Windows & Doors	354.6	21.2%	325.2	21.7%	9.0
Lumber & Lumber Sheet Goods	593.7	35.4%	515.4	34.3%	15.2
Millwork	158.7	9.5%	151.1	10.1%	5.0
Other Building Products & Services	264.7	15.8%	251.0	16.7%	5.5

Total	$1,675.1	100.0%	$1,500.0	100.0%	11.7%

Sales of Prefabricated Components increased $46.1 million, or 17.9%, from $257.3 million for the year ended 2002 to $303.4 million for the year ended 2003. In particular, truss and panel sales grew $33.7 million as we continued our strategy of opening new plants and modernizing and expanding our existing plants.

Sales of Windows & Doors increased $29.4 million, or 9.0%, from $325.2 million for the year ended 2002 to $354.6 million for the year ended 2003. Sales of manufactured aluminum and vinyl windows increased $16.0 million as we continued to expand this product offering.

Sales of Lumber & Lumber Sheet Goods increased $78.3 million, or 15.2%, from $515.4 million for the year ended 2002 to $593.7 million for the year ended 2003. Higher prices contributed approximately $57.0 million of the increase while increased unit volumes amounted to approximately $21.3 million. Sales prices were favorably impacted, particularly in the second half of 2003, by higher market prices for panel and lumber products due to increases in demand coupled with minimal increases in capacity by the major manufacturers.

Sales of Millwork products increased $7.6 million, or 5.0%, from $151.1 million for the year ended 2002 compared to $158.7 million for the year ended 2003.

Sales of Other Building Products & Services increased $13.7 million, or 5.5%, from $251.0 million for the year ended 2002 to $264.7 million for the year ended 2003. This increase was largely attributable to the continued growth of installation services ($8.4 million increase in sales of services).

Gross Margin. Gross margin increased $30.1 million, or 8.7%, from $344.6 million for the year ended 2002 to $374.7 million for the year ended 2003. Gross margin on Prefabricated Components increased $14.0 million, and, expressed as a percentage of sales, increased 0.8% as a result of value-added engineering and raw material substitution reducing the raw material costs of the finished product. The overall gross margin percentage for 2003 decreased to 22.4% compared to 23.0% in 2002. Gross margin on Lumber & Lumber Sheet Goods increased $2.4 million but, expressed as a percentage of sales, fell 2.1% from 18.7% in 2002 to 16.6% in 2003. This decrease was primarily due to the rapid increase in procurement costs in 2003, and our delayed ability to pass along these increases due to existing customer commitments.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $18.9 million, or 6.1%, from $308.1 million in 2002 to $327.0 million in 2003. Salaries and benefits expense increased $14.1 million in 2003 due to a $3.7 million increase in commission expense and a $6.6 million increase in bonus expense associated with the strong sales performance as partially offset by a $1.3 million reduction in group health expense. In addition, handling and delivery costs, exclusive of salaries and benefits, increased $5.5 million in 2003 due to the increase in number of deliveries. Selling, general and administrative expenses expressed as a percentage of sales decreased from 20.5% in 2002 to 19.5% in 2003.

Management’s discussion and analysis of financial condition and results of operations

The largest improvement was in the salaries and benefits percentage, which decreased 0.6% due to improved labor efficiencies and the leveraging of fixed management and supervisory payroll costs.

Interest Expense. Interest expense totaled $11.1 million for 2003 compared to $12.1 million for 2002. The decrease was due to lower average debt levels in 2003. Interest expense in 2003 and 2002 included $2.0 million and $2.1 million of debt issue cost amortization, respectively.

Income Tax Expense. The effective tax rate was 38.4% for 2003 compared to 40.0% for 2002. Our overall effective tax was in excess of the federal statutory rate due to state income taxes. The effective state tax rate fell due to change in mix of income generated in states in which we are subject to taxation.

Loss from Discontinued Operations, Net of Tax. Loss from discontinued operations, net of tax increased $0.8 million, or 26.7%, to $3.8 million in 2003 from $3.0 million in 2002. The increase was due to the Company announcing its intent to exit its operations in Colorado in September 2003 based upon several factors including unfavorable market conditions and a poor competitive position which prevented the Company from generating profitable results. The cessation of operations in this market was treated as a discontinued operation as it had distinguishable cash flow and operations that have been eliminated from the ongoing Company and we have no further cash flows or operations in this market. The Company completed the exit plan prior to December 31, 2003. As a result of the exit plan, in 2003 the Company recorded an expense of $1.9 million in order to adjust asset balances to their estimated net realizable value, an expense of $0.2 million related to facility exit costs, and a goodwill impairment charge of $1.2 million. During 2002, the Company also closed a facility related to the Colorado operations and recorded an expense of approximately $1.2 million for the closure of this facility primarily related to future minimum lease payments due on the vacated facility.

Cumulative Effect of Change in Accounting Principle, Net of Tax. As of January 1, 2002, we adopted SFAS 142 which eliminates the amortization of goodwill and intangible assets with indefinite lives and requires instead that those assets be tested for impairment annually. The application of the transition provisions of this new accounting standard required us to reduce our goodwill balance by $19.5 million, net of tax during 2002.

LIQUIDITY AND CAPITAL RESOURCES

Our primary capital requirements are to fund working capital needs, meet required debt payments, including debt service payments on the Old Notes and the 2005 Agreement, to fund capital expenditures and acquisitions, and to pay dividends, if any, on our common stock. Capital resources have primarily consisted of cash flows from operations and borrowings under our credit facility. In addition, we completed an initial public offering in June 2005 and used the net proceeds, together with cash on hand, to repay a portion of our term loan.

Consolidated cash flows

Operating activities. Cash flows provided by operating activities was $23.4 million for the six months ended June 30, 2005 compared to $34.4 million for the six months ended June 30, 2004. The decrease in cash flows provided by operating activities was primarily driven by a $36.4 million (including applicable payroll taxes) special cash dividend payment made to stock option holders during the first quarter of 2005. These payments were recorded as stock compensation expense and significantly offset our otherwise improved profitability for the six months ended June 30, 2005. Other net uses of cash were related to changes in working capital.

Cash flows provided by operating activities increased to $94.4 million for the year 2004 from net cash used of $40.2 million for the year ended 2003. The increase of $134.6 million in cash flows provided by operating activities was primarily driven by a $34.0 million increase in net income, a net improvement of $72.7 million in accounts receivable and retained interest in transferred accounts receivable used in

Management’s discussion and analysis of financial condition and results of operations operating activities and a $29.6 million increase in accounts payable and accrued liabilities. The increase in accounts payable was the result of increased purchasing activity to support higher fourth quarter sales volume combined with the timing of disbursements near year-end. The remaining sources were from changes in other working capital. The improvement in accounts receivable and retained interest in transferred accounts receivable resulted primarily from the expiration of our accounts receivable securitization agreement in August 2003. The increase in accrued liabilities was caused by increased compensation, including bonuses, and sales and income tax accruals that were a direct result of our increased performance for the year ended 2004 as compared to the prior year.

Net cash used in operating activities was $40.2 million for 2003 as compared to cash flows provided by operating activities of $48.5 million in 2002. The net change in cash provided by operating activities of $88.7 million was primarily driven by net increases in accounts receivable and retained interest in transferred accounts receivable of $64.7 million, increases in cash used for inventory of $30.9 million, and net decreases in accounts payable and accrued liabilities of $6.2 million. These increases in cash used were offset in part by an increase in net income before depreciation and amortization, cumulative effect of change in accounting principle, and non-cash gain (loss) from discontinued operations of $9.0 million. The remaining sources were from changes in other working capital. The increase in accounts receivable and retained interest in transferred accounts receivable resulted primarily from the expiration of our accounts receivable securitization agreement in August 2003. The net decrease in accounts payable and accrued liabilities was primarily caused by the timing of payments off-set in part by increased compensation and sales tax accruals that were a direct result of the Company’s increased performance from the prior year. The increase in inventory levels was a direct result of the Company’s building inventory levels to support higher sales in addition to the Company’s taking advantage of declining lumber prices near the end of the year in 2003.

Investing activities. During the six months ended June 30, 2005 and 2004, cash flows used for investing activities were $13.4 million and $9.7 million, respectively. Capital expenditures increased approximately $4.8 million to $15.3 million for the six months ended June 30, 2005 from $10.5 million for the six months ended June 30, 2004 primarily due to purchasing machinery and equipment to support increased capacity at both existing and new facilities. Proceeds from the sale of property, plant and equipment increased $1.1 million from $0.8 million for the six months ended June 30, 2004 to $1.9 million for the six months ended June 30, 2005 primarily due to the sale of real estate related to discontinued operations.

During the years ended 2004 and 2003, cash flows used for investing activities totaled $18.7 million and $13.0 million, respectively. Capital expenditures increased approximately $5.1 million to $20.7 million for the year ended 2004 from $15.6 million for the year ended 2003 primarily due to the purchase of machinery and equipment at our existing facilities. Proceeds from the sale of property, plant, and equipment decreased $5.1 million from $7.1 million for the year ended 2003 to $2.0 million for the year ended 2004 primarily due to us updating our delivery and warehouse fleet in 2003. Cash used for acquisitions decreased $4.6 million for the year ended 2004 due to our three completed acquisitions during 2003 and no acquisitions completed during 2004.

During 2003, cash used in investing activities increased approximately $2.7 million from $10.3 million in 2002 to $13.0 million in 2003. This increase was primarily attributable to our using $4.6 million to acquire three companies in 2003 as compared to only $1.7 million in 2002 relating to acquisitions.

Financing Activities. Net cash used in financing activities was $56.7 million for the six months ended June 30, 2005 compared to $25.1 million for the six months ended June 30, 2004. Significant financing transactions during the six months ended June 30, 2005 and 2004 included the following:

•	In February 2004, we entered into a senior secured credit agreement (the “2004 Agreement”) and received proceeds of $315.0 million. We used the proceeds, together with cash on hand, to pay a special

Management’s discussion and analysis of financial condition and results of operations dividend to our stockholders of approximately $139.6 million, to pay transaction costs associated with the 2004 Agreement of $11.0 million and to retire the existing debt facility of $168.3 million.

•	In February 2005, we recapitalized the Company by entering into a senior secured credit agreement (the “2005 Agreement”) and issuing the Old Notes. We received gross proceeds of $225.0 million and $275.0 million from these two transactions, respectively. We used the proceeds, together with cash on hand, to retire $313.3 million of the 2004 Agreement, to pay a special cash dividend of $201.2 million to stockholders, to make a special cash payment of $36.4 million to stock option holders, and to pay $21.1 million of expenses related to the refinancing.

•	In June 2005, we completed our initial public offering and received net proceeds of $110.7 million. At June 30, 2005, approximately $1.8 million of estimated unpaid transaction costs were included in accrued liabilities. We used the net proceeds from our initial public offering and cash generated from operations to repay $135.0 million of our term loan under the 2005 Agreement.

Book overdrafts increased $3.4 million during the six months ended June 30, 2005 compared to a decrease of $22.1 million during the six months ended June 30, 2004, reflecting the timing of disbursements at period end.

Net cash used in financing activities was $30.7 million for the year ended 2004 as compared to cash provided by financing activities of $56.5 million for the year ended 2003. The increase in cash used in financing activities was primarily due to our entering into a credit agreement in February of 2004 from which we received approximately $315.0 million of proceeds, of which approximately $139.6 million was used to pay a dividend, $11.1 million was used to pay the transaction costs associated with the new credit agreement and $168.3 million was used to retire the then existing debt facility. We also made $1.7 million of scheduled principal payments during the year ended 2004 on our credit facility. We had net borrowings of $61.4 million on our revolving line of credit and made approximately $22.6 million of principal payments for the year ended 2003. Book overdrafts decreased $24.8 million during the year ended 2004 as compared to an increase of $20.5 million during the year ended 2003, reflecting the timing of the release of payables.

Net cash provided by financing activities was $56.5 million in 2003 as compared to $39.3 million used in financing activities in 2002. The increase in cash provided by financing activities was primarily due to our incurring net borrowings of long-term debt of $38.8 million in 2003 as compared to us repaying $24.3 million of long-term debt in 2002. The increased borrowings in 2003 were attributable to our accounts receivable securitization agreement expiring in 2003, which was a significant source of cash. Book overdrafts increased $20.5 million during 2003 as compared to a decrease of $13.3 million in 2002, reflecting the timing of the release of payables.

Capital resources

On February 11, 2005, we entered into the 2005 Agreement, which was initially composed of a $225.0 million six-and-a-half year term loan, a $110.0 million five-year revolver and a $15.0 million pre-funded letter of credit facility available at any time during the six-and-a-half year term.

In June 2005, we completed our initial public offering and used the net proceeds as well as cash generated from operations to repay $135.0 million of the term loan. This repayment permanently reduced the borrowing capacity under the 2005 Agreement. At June 30, 2005, the available borrowing capacity of the revolver totaled $108.8 million after being reduced by outstanding letters of credit under the revolver of approximately $1.2 million. We also had $15.0 million outstanding letters of credit under the pre-funded letter of credit facility.

On August 11, 2005, we repaid $20.0 million of our term loan, and on September 1, 2005, we repaid another $5.0 million. These repayments permanently reduced our borrowing capacity under the 2005

Management’s discussion and analysis of financial condition and results of operations

Agreement. In conjunction with the repayments, we wrote-off $0.5 million of associated debt issuance costs, which will be included as a component of interest expense in our condensed consolidated statement of operations for the three months ended September 30, 2005.

Interest rates on loans under the 2005 Agreement are based on the base rate of interest determined by the administrative agent rate or LIBOR (plus a margin, based on leverage ratios, which is 1.50% for base rate revolving loans and 2.50% for term loans), to be determined at our option at the time of borrowing. A variable commitment fee (currently 0.50%) based on the total leverage ratio is charged on the unused amount of the revolver. The weighted-average interest rate at June 30, 2005 for borrowings under the 2005 Agreement was 5.66%.

The 2005 Agreement is guaranteed by all of our subsidiaries and collateralized by (i) a pledge of the common stock of all our subsidiaries and (ii) a security interest in substantially all tangible and intangible property and proceeds thereof now owned or hereafter acquired by us and substantially all our subsidiaries. The 2005 Agreement also contains certain restrictive covenants, which, among other things, relate to the payment of dividends, incurrence of indebtedness, repurchase of common stock or other distributions, and asset sales and also require compliance with certain financial covenants with respect to a maximum total leverage ratio and a minimum interest coverage ratio. We can be required to make mandatory prepayments of amounts outstanding under the 2005 Agreement based on certain asset sales and casualty events, issuance of debt and the results of an excess cash flow calculation.

On February 11, 2005, we issued $275.0 million in aggregate principal amount of the Old Notes. Interest accrues on the Old Notes at a rate of LIBOR plus 4.25% and is payable quarterly in arrears beginning May 15, 2005. The LIBOR rate is reset at the beginning of each quarterly period. The Old Notes are collateralized by (i) a pledge of the common stock of certain of our subsidiaries and (ii) a security interest in substantially all tangible and intangible property and proceeds thereof now owned or hereafter acquired by us and substantially all our subsidiaries. The indenture governing the Old Notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: incur additional indebtedness, pay dividends or make other distributions, incur liens, enter into certain types of transactions with affiliates, create restrictions on the payment of dividends or other amounts to us by our restricted subsidiaries and sell all or substantially all of our assets or merge with or into other companies.

We entered into two interest rate swap agreements in order to obtain a fixed rate with respect to $200.0 million of our outstanding floating rate debt and thereby reduce our exposure to interest rate volatility. In April 2005, we entered into a swap agreement to fix $100.0 million of our outstanding Old Notes at an effective interest rate of 8.37%, including applicable margin. The interest rate swap agreement is for three years starting July 1, 2005 whereby we will pay a fixed rate of 4.12% and receive a variable rate at 90 day LIBOR. In June 2005, we entered into another interest rate swap agreement to fix $100.0 million of our outstanding Old Notes at an effective interest rate of 8.27%, including applicable margin. The interest rate swap agreement is for three years starting June 10, 2005 whereby we will pay a fixed rate of 4.02% and receive a variable rate at 90 day LIBOR.

The interest rate swaps qualify as fully effective, cash-flow hedging instruments. Therefore, the gain or loss of the qualifying cash flow hedges are reported in other comprehensive income (loss) and reclassified into earnings in the same period in which the hedge transactions affect earnings. At June 30, 2005, the fair value of the interest rate swaps was a liability of $0.6 million. The weighted-average interest rate at June 30, 2005 for the Old Notes was 7.78%.

Proceeds from the 2005 Agreement and the issuance of the Old Notes were used, in addition to cash and cash equivalents on hand at the refinancing date, to retire the 2004 Agreement. The proceeds were also used to pay a cash dividend to stockholders of $201.2 million, to make a cash payment of approximately $36.4 million (including applicable payroll taxes of $0.6 million) to stock option holders in lieu of adjusting the exercise price, to pay fees and expenses of $21.1 million related to the refinancing, and to

Management’s discussion and analysis of financial condition and results of operations make a $1.7 million early termination payment related to the prepayment of the Tranche B term loan under the 2004 Agreement.

Long-term debt consists of the following:

	June 30,	December 31,
	2005	2004

	(In thousands)

Term loan	$90,000	$—
Old Notes	275,000	—
Tranche A term loan	—	228,275
Tranche B term loan	—	85,000
Other notes	—	205

	365,000	313,480
Less current portion of long-term debt	—	1,688

Total long-term debt	$365,000	$311,792

Based on our ability to generate cash flows from operations and our borrowing capacity under the revolver, we believe we will have sufficient capital to meet our anticipated short-term needs, including our capital expenditures, acquisition strategies and our debt obligations for the foreseeable future.

Capital expenditures

Capital expenditures vary depending on prevailing business factors, including current and anticipated market conditions. With the exception of 2003, capital expenditures in recent years have remained at relatively low levels in comparison to the operating cash flows generated during the corresponding periods. We believe this trend will continue given our existing facilities, our acquisition plans and our product portfolio and anticipated market conditions going forward. For the six months ended June 30, 2005 and 2004, capital expenditures totaled $15.3 million and $10.5 million, respectively. The increase was primarily due to purchasing machinery and equipment to support increased capacity at both existing and new facilities. For the years ended December 31, 2004, 2003 and 2002, capital expenditures totaled $20.7 million, $15.6 million, and $15.1 million, respectively. Market conditions in 2002 into early 2003 led to reduced capital expenditures during those periods. However, we increased capital expenditures in late 2003 and early 2004, given the improvement in business conditions. Consistent with previous spending patterns, future capital expenditures will focus primarily on expanding our value-added product offerings such as prefabricated components. We expect our capital expenditures to approximate $28.0 million in 2005.

Management’s discussion and analysis of financial condition and results of operations

DISCLOSURES OF CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

The following summarizes the contractual obligations of the Company as of December 31, 2004 (in thousands):

	Payments Due by Period
		Less
		than	1 – 3	4	5	After 5
Contractual Obligations	Total	1 Year	Years	Years	Years	Years

Long-Term Debt(1)	$365,000	$—	$2,279	$911	$911	$360,899
Operating Leases	172,664	31,072	65,018	16,449	11,476	48,649
Interest on Long-Term Debt(1)(2)	200,647	31,799	86,936	27,508	26,948	27,456

Total Contractual Cash Obligations	$738,311	$62,871	$154,233	$44,868	$39,335	$437,004

(1)	These future maturities of Long-Term Debt and the related interest obligations reflect the refinancing of our credit agreement, the issuance of $275.0 million of Old Notes on February 11, 2005 and a $135.0 million payment of our term loan with proceeds from our initial public offering, together with cash on hand.

(2)	Interest based on LIBOR rate of 3.50% at June 30, 2005. Interest on long-term debt reflects two interest rate swap agreements effective June 10, 2005 and July 1, 2005. Actual interest may vary based on LIBOR fluctuations.

Purchase orders entered into in the ordinary course of business are excluded from the above table. Amounts for which we are liable under purchase orders are reflected on our consolidated balance sheet as accounts payable and accrued liabilities.

Other cash obligations not reflected in the balance sheet

The amounts reflected in the table above for operating leases represent future minimum lease payments under noncancelable operating leases with an initial or remaining term in excess of one year at December 31, 2004.

In accordance with GAAP, our operating leases are not recorded in our balance sheet. In addition, we have residual value guarantees on certain equipment leases. Under these leases the Company has the option of (a) purchasing the equipment at the end of the lease term at its then fair market value, (b) arranging for the sale of the equipment to a third party, or (c) returning the equipment to the lessor to sell the equipment. If the sales proceeds in either case are less than the residual value, then we are required to reimburse the lessor for the deficiency up to a specified level as stated in each lease agreement. The guarantees under these leases for the residual values of equipment at the end of the respective operating lease periods approximated $10.8 million as of December 31, 2004.

Based upon the expectation that none of these leased assets will have a residual value at the end of the lease term that is materially less than the value specified in the related operating lease agreement, we do not believe it is probable that we will be required to fund any amounts under the terms of these guarantee arrangements. Accordingly, no accruals have been recognized for these guarantees.

DISCLOSURES OF CERTAIN MARKET RISKS

We experience changes in interest expense when market interest rates change. Changes in our debt could also increase these risks. Based on debt outstanding at June 30, 2005, a 25 basis point increase in interest rates would result in approximately $0.4 million of additional interest expense annually. We do utilize interest rate swap contracts to fix interest rates on our outstanding long-term debt balances.

We purchase certain materials, including lumber products, which are then sold to customers as well as used as direct production inputs for our manufactured products that we deliver. Short-term changes in the

Management’s discussion and analysis of financial condition and results of operations cost of these materials, some of which are subject to significant fluctuations, are sometimes, but not always, passed on to our customers. Our delayed ability to pass on material price increases to our customers can adversely impact our operating income.

QUARTERLY RESULTS AND SEASONALITY

The Company’s first and fourth quarters historically have been, and are expected to continue to be, adversely affected by weather patterns in some of the Company’s markets, causing reduced construction activity. In addition, quarterly results historically have reflected, and are expected to continue to reflect, fluctuations from period to period arising from, among other things, (i) the volatility of prices of lumber and wood products, (ii) the cyclical nature of the homebuilding industry, (iii) general economic conditions in the various local markets in which we compete, (iv) the pricing policies of our competitors, (v) the production schedules of our customers, and (vi) the effects of the weather.

The composition and level of working capital typically changes during periods of increasing sales as the Company carries more inventory and receivables. Working capital levels typically increase in the second and third quarters of the year due to higher sales during the peak residential construction season. These increases historically have resulted in negative operating cash flows during this peak season, which generally have been financed through our revolving credit facility. Collection of receivables and reduction in inventory levels following the peak of the building and construction season have more than offset this negative cash flow in recent years. We believe our new revolving credit facility and our ability to generate positive cash-flows from operating activities will continue to be sufficient to cover seasonal working capital needs.

NEW ACCOUNTING STANDARDS

In May 2005, the FASB issued SFAS 154, Accounting for Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements for reporting a voluntary change in accounting principle unless it is impracticable. This statement also distinguishes between retrospective application and restatement. It redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. SFAS 154 is effective for the Company as of January 1, 2006 and is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2004, the FASB issued Staff Position 109-1 (“FSP 109-1”), Application of FASB Statement No. 109 (“FASB No. 109”), “Accounting for Income Taxes”, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004. FSP 109-1 clarifies guidance that applies to the new deduction for qualified domestic production activities. When fully phased-in, the deduction will be up to 9% of the lesser of “qualified production activities income” or taxable income. FSP 109-1 clarifies that the deduction should be accounted for as a special deduction under FASB No. 109 and will reduce tax expense in the period or periods that the amounts are deductible on the tax return. Any tax benefits resulting from the new deduction will be effective for the Company’s fiscal year ending December 31, 2005. The Company is currently reviewing the effect of FSP 109-1 on its consolidated financial statements.

In March 2005, the Securities and Exchange Commission released SEC Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment. SAB No. 107 provides the SEC staff position regarding the application of SFAS No. 123 (Revised 2004) “Share Based Payment” (“SFAS 123R”). SAB No. 107 contains interpretive guidance related to the interaction between SFAS No. 123(R) and certain SEC rules and regulations, as well as provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SAB No. 107 also highlights the importance of disclosures made related to the accounting for

Management’s discussion and analysis of financial condition and results of operations share-based payment transactions. The Company is currently reviewing the effect of SAB No. 107 on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123R, which is a revision of SFAS 123 and supersedes APB 25 and SFAS 148. This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair value based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans.

SFAS 123R applies to all awards granted after the required effective date (the beginning of the first interim or annual reporting period that begins after June 15, 2005) and to awards modified, repurchased, or cancelled after that date. As of the required effective date, all public entities that used the fair value based method for either recognition or disclosure under Statement 123 will apply this Statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under Statement 123 for either recognition or pro forma disclosures. For periods before the required effective date, those entities may elect to apply a modified version of the retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by Statement 123. The Company previously used the minimum value method under SFAS 123 to calculate the fair value of its options and will apply the prospective transition method as of the required effective date. The Company will continue to account for the currently outstanding options under APB 25 and will apply the provisions of SFAS 123R prospectively to new awards and to awards modified, repurchased, or cancelled after adoption of this statement.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4 (“SFAS No. 151”). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 requires that those items be recognized as current period charges. In addition, SFAS No. 151 requires that allocation of fixed production overhead to the costs of inventory be based on the normal capacity of the production facilities. This new standard is effective for inventory costs incurred during fiscal years beginning after June  15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company does not anticipate the adoption of this statement to have a significant impact on its financial position or results of operations.

In December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“SFAS No. 153”). The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. By focusing the exception on exchanges that lack commercial substance, the Financial Accounting Standards Board believes SFAS No. 153 produces financial reporting that more faithfully represents the economics of the transactions. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company

Management’s discussion and analysis of financial condition and results of operations does not believe the adoption of this new statement will have a material impact on its financial condition or results of operations.

In September 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share,” which requires shares associated with contingently convertible debt instruments with market price triggers to be included in the computation of diluted earnings per share (“EPS”) regardless of whether the market price trigger has been met. EITF 04-8 also requires that prior period diluted EPS amounts presented for comparative purposes be restated. EITF 04-8 is effective for reporting periods ending after December  15, 2004. The Company does not believe the adoption of this new statement will have a material impact on its financial condition or results of operations.

Industry overview and trends

We compete in the professional segment (“Pro Segment”) of the U.S. residential new construction building products supply market, which, according to the Home Improvement Research Institute, has estimated 2004 annual sales of $145.05 billion. Our competitive landscape is highly fragmented, consisting primarily of small, privately owned companies, most of which have limited access to capital and manufacturing capabilities, and lack the ability to provide a full range of construction services. We serve a broad customer base ranging from small custom homebuilders to the largest Production Homebuilders, including publicly traded companies that have multi-billion dollar market capitalizations such as Centex, D.R. Horton, Hovnanian Enterprises, Pulte, and Ryland Group. Our target market is distinctly different from that of home center retailers, such as Home Depot and Lowe’s, which primarily serve do-it-yourself and professional remodeling customers.

We believe the following industry conditions and trends will benefit our business:

Large, Fragmented Market. The Pro Segment of the $145.05 billion U.S. residential new construction building products supply market, as estimated by the Home Improvement Research Institute, is highly fragmented, with the top ten suppliers accounting for about 12% of the total market, and only six generating over $1 billion in sales according to ProSales Magazine. This segment consists predominantly of small, privately owned companies, most of which have limited access to capital and lack sophisticated information technology systems and large-scale procurement capabilities. The industry’s fragmentation is due to the overall size of the market, the diversity of the target customer base, and variations in local building preferences and practices. While we and our largest competitors have significantly grown market share over the past several years, including through acquisitions, the market remains extremely fragmented relative to most other industries. We believe that the highly fragmented nature of the Pro Segment presents substantial acquisition opportunities as well as the opportunity to increase market share in existing markets.

Strong Housing Fundamentals. Our business is driven primarily by the new residential construction market. According to the National Association of Homebuilders, U.S. housing starts were 1.85 million in 2003 and 1.95 million in 2004 and are projected to be 1.97 million in 2005. While these levels are above the historical average of 1.62 million over the past ten years, several industry sources expect that strong housing demand will continue to be driven over the next decade by new household formations, increased housing affordability, rising homeownership rates, the size and age of the population, an aging housing stock, improved financing options for buyers, and immigration trends. The Homeownership Alliance, for example, predicts that these demand drivers will lead to 1.85 million to 2.17 million new U.S. housing starts per year through 2014. The Homeownership Alliance further predicts that U.S. home ownership rates, which are strongly correlated with new housing construction, will reach 70% by 2013, an increase from 64% in 1985 and 68% in 2003.

Home Ownership

SOURCE:    U.S. Census, Homeownership Alliance

Industry overview and trends

The strong levels of housing starts are being driven in large part by an increase in household formations. According to Fitch Ratings, the average ratio of new incremental household formations to total housing starts from 1960-1999 was 86.6%. This ratio dipped to 80.5% in the 1990s, representing the creation of some slack between demand and supply, but has rebounded to 88.5% for the time period from 2000-2003, trending above the historical average and signaling a tightening of the supply/demand balance. Favorable demographic factors are expected to continue to drive increased household formations. Baby boomers have created demand that could not be accommodated by the existing housing base. While this demand was primarily for starter homes and apartments in the past, we expect it will increasingly be directed toward single-family homes aimed at move-up buyers, as well as second homes. Further, the “echo boom”, comprised of the children of baby boomers, has just begun to impact the housing market.

The U.S. housing market is also expected to benefit from immigration trends. According to the Joint Center for Housing Studies at Harvard University, foreign immigration should account for almost one third of the total U.S. population growth through 2010. The immigrant population is expected to be concentrated between the ages of 20 and 50, and therefore represents a more immediate stimulus to new household formation activity than population growth due to new births. Further, census results show that the home ownership rate for immigrants is highly dependent on the length of time since their arrival in the U.S. This figure rises from 25% for those who have resided in the U.S. for less than 10 years to 74% for those who have been in the U.S. more than 30 years. With the immigration peak that occurred in the 1990s, this trend portends a dramatic increase in immigrant homeowners in the coming decades.

 Immigration into the U.S.

SOURCES:	The Yearbook of Immigration Statistics, Joint Center for Housing Studies at Harvard University

Immigrant Home Ownership Rate by Time Since Arrival in the U.S.

SOURCE:	U.S. Census Bureau

Consolidation and Emergence of Large-Scale Production Homebuilders. The homebuilding sector has undergone a significant change over the past decade as evidenced by a variety of industry trends, including the introduction of more professional management teams, a reduction in speculative land positions, lower levels of unsold inventory, more conservatively financed balance sheets, geographic diversification and increased consolidation. Substantial consolidation among residential homebuilders and market share gains by the top Production Homebuilders since the early 1990s have shifted our target customer base increasingly to large volume homebuilders. The market share of the ten largest Production Homebuilders quadrupled from approximately 5% in 1990 to 20% in 2004, according to Builder Magazine, and is expected to increase to 40% by 2010 according to the National Association of Realtors.

Industry overview and trends

Market Share of the Top 10 Homebuilders

SOURCES:	Production Homebuilders’ Public Filings; National Association of Realtors

While Production Homebuilders continue to consolidate their industry, homebuilding remains a locally oriented business even within the Production Homebuilders’ organizations, as building codes and architectural preferences vary widely by locale. For example, building codes in coastal areas are generally much different from codes in inland areas or those in earthquake zones, requiring different products and construction techniques. One of our key success factors is to maintain the local flexibility required to meet customer demand while maximizing the benefits of operating a large-scale, integrated company.

Homebuilders’ Increasing Demand for Integrated Solutions. As the homebuilding industry continues to consolidate, our customers are increasingly demanding an integrated solution from their building products suppliers. We play an integral role for our customers that encompasses the entire homebuilding process from planning to final construction. Prior to construction, we advise our customers on essential issues such as design and product mix and selection, as well as cost reduction opportunities. We then deliver a comprehensive package of structural and related building products to the job-site, which includes products that we manufacture individually for the given house, such as roof and floor trusses, wall panels and stairs. On the job-site, we provide a full range of installation, turn-key framing and shell construction services that reduce cycle time and costs for the homebuilder. Our sales representatives are also deployed to the job-site throughout the homebuilding process to ensure constant communication and rapidly resolve issues that may arise, including on the interpretation of blueprints, additional product and service needs, and questions regarding building code requirements. We believe this fully integrated approach further strengthens customer loyalty and enables us to retain an advantage over our competitors.

Building Components Manufacturing. The growing use of Prefabricated Components in the homebuilding process represents a major trend within the new residential construction building products supply market. This trend has already had a large impact on the homebuilding industry, as, according to the USDA Forest Service, roof trusses, the largest component of our Prefabricated Components category, have replaced conventional site-built roof framing in approximately 70% of all single-family construction. Further, the Engineered Wood Association reports that the use of manufactured panels in new homes increased by over 60% from 1997 to 2003.

In accordance with this trend, we have increased our manufacturing capacity and our ability to provide customers with Prefabricated Components such as roof and floor trusses, stairs, wall panels, and engineered wood. Builders value the many benefits of using these products, including reduced cycle time and carrying costs, increased product quality, and cost savings from the reduction of expensive on-site labor and material waste. Once established as a preferred supplier of Prefabricated Components, we are typically able to cross-sell additional products and services as our customers increasingly seek integrated solutions. Prefabricated wood components are also becoming increasingly common in floor and wall construction.

Industry overview and trends

According to the Freedonia Group, the outlook for Prefabricated Component products is strong, with shipments of roof trusses forecasted to rise at a 3.7% CAGR for the period from 2001 to 2011. Smaller sub-segments such as floor trusses and walls and partitions are expected to grow at a faster pace over the same period, with CAGRs of 6.2% and 7.3%, respectively. Sales growth of these products is being driven by increased homebuilder awareness and acceptance of these products resulting from cost and performance advantages. These products represent a strategic focus for us going forward, as they carry higher margins than our purely distributed product offerings.

Gross Sales of Manufactured Products

SOURCE:    The Freedonia Group

Business

GENERAL

The Company is a Delaware corporation formed on March 4, 1998, as BSL Holdings, Inc., through a partnership between JLL Partners and certain members of our management team. On October 13, 1999, the Company changed its name to Builders FirstSource, Inc. Since 1998, the Company has successfully acquired and integrated 23 companies and is currently managed as three operating groups with centralized financial and operational oversight.

We are a leading supplier and a fast-growing manufacturer of structural and related building products for residential new construction in the U.S. We believe we are one of the top two suppliers of our product categories to Production Homebuilders, which we define as those U.S. homebuilders that build more than 100 homes per year. Our large scale, full product and service offerings, and unique business model position us to continue growing our sales to Production Homebuilders, the fastest-growing segment of residential homebuilders. We have operations principally in the southern and eastern U.S. with 62 distribution centers and 51 manufacturing facilities. For the year ended December 31, 2004, we generated sales of $2,058.0 million and net income of $51.6 million.

We provide an integrated solution to our customers that combines the manufacturing, supply, and installation of a full range of structural and related building products. Over the past several years, we have significantly increased our sales of products that we manufacture. These products include our factory-built roof and floor trusses, wall panels and stairs, as well as engineered wood products that we design and cut for each home (collectively “Prefabricated Components”). We also manufacture custom millwork and trim that we market under the Synboard® brand name, as well as aluminum and vinyl windows, and we assemble interior and exterior doors into pre-hung units. Our revenue from these manufactured products totaled $680.4 million for the year ended December 31, 2004, representing 33.1% of total sales. In addition, we supply our customers with a broad offering of professional grade building products not manufactured by us such as dimensional lumber and lumber sheet goods, various window, door and millwork lines, as well as cabinets, roofing, and gypsum wallboard. Our full range of construction-related services includes professional installation, turn-key framing and shell construction, and spans all our product categories.

We group our building products and services into five principal product categories: Prefabricated Components, Windows & Doors, Lumber & Lumber Sheet Goods, Millwork, and Other Building Products & Services. Over the past five years we have more than doubled the sales of our Prefabricated Components, Windows & Doors, and Millwork product categories, each of which includes both manufactured and distributed products. Products in these categories typically carry a higher margin and provide us with opportunities to cross-sell other products and services, thereby increasing customer penetration.

We serve a broad customer base ranging from Production Homebuilders to small custom homebuilders and believe that we are the number one or two building products supplier for single-family residential new construction in approximately 75% of the geographic markets in which we operate. According to 2003 U.S. Census data, we have operations in 20 of the top 50 U.S. Metropolitan Statistical Areas, as ranked by single family housing permits, and approximately 44% of U.S. housing starts occurred in states in which we operate. Our comprehensive product offering featuring over 250,000 SKUs company-wide and our full range of construction services, combined with our scale and experienced sales force, have driven market share gains, particularly with Production Homebuilders.

Business

OUR COMPETITIVE STRENGTHS

We believe our sales, earnings and cash flow will be driven by our competitive strengths:

Leading Positions in Growing Markets. We believe that we are the number one or two building products supplier for single-family residential new construction in approximately 75% of the geographic markets in which we operate. We are also the largest supplier of our product categories to the Production Homebuilders in our geographic markets as a whole. These leading market positions allow us to develop and sustain strong relationships with local customers and attain economies of scale that enhance profitability and reduce the risk of losing customers to our competitors. This in turn positions us favorably to continue to gain market share. Our facilities are strategically located in many of the fastest-growing markets in the southern and eastern U.S., where we expect continued growth. We believe that we are well positioned to grow with the Production Homebuilders as they increase their market share in these growing markets.

Unique Business Model. Our unique business model allows us to cost-effectively supply our customers and target Production Homebuilders, the fastest-growing segment of our customer base. We operate an integrated business model across our network of 62 distribution centers and 51 manufacturing facilities that differentiates us from many of our competitors who operate in a decentralized manner with a collection of facilities. This has enabled us to achieve an appropriate balance of maximizing the benefits of a centrally directed, large-scale company while maintaining the flexibility to build strong customer relationships and provide superior customer service at the local market level. The key components of our business model are the following:

•	We operate a highly customized, proprietary information technology system that drives internal efficiencies while allowing us to rapidly respond to our customers and reduce their administrative costs.

•	We tailor the size of our facilities to each market to meet the needs of our customers, offering large-scale, full-service branches in larger markets and smaller, more tailored facilities in secondary markets.

•	We offer our customers a “one-stop-shop approach” that combines a full line of manufactured structural building products, lumber and lumber sheet goods, and turn-key construction services; this integrated approach substantially reduces the administrative burden and cost to our customers of dealing with multiple suppliers.

Full Offering of Manufactured Products and Construction Services. Over the past several years, we have significantly increased our sales of manufactured products, which provide us with higher margins and increased opportunities to cross-sell other products to our customers. Our ability to supply our own manufactured products, including Prefabricated Components, windows, pre-hung doors and our branded Synboard® millwork products, strengthens our customer relationships by helping homebuilders reduce costs and cycle time while ensuring high quality. We also provide our customers with a full range of services, including professional installation, turn-key framing and shell construction, and design. This combination of manufactured products and construction services offers competitive advantages versus the traditional single-product, “sell-and-deliver” business model employed by many of our competitors.

Superior Customer Service. We offer our customers superior service through our experienced sales force and reliable delivery capabilities. Our salespeople act as trusted advisors and on-site consultants to the homebuilder and are involved in each important step of the construction process to ensure constant communication and rapidly resolve any issues that may arise. We typically deploy a salesperson to the job site to take measurements, interpret blueprints, assist in product selection and help oversee product installation. Drawing on a deep base of experience and knowledge, our representatives advise on regional aesthetic preferences and opportunities for cost reductions. In addition, our large delivery fleet and

Business

comprehensive inventory management system enable us to provide “just-in-time” product delivery, ensuring a smoother and faster production cycle for the homebuilder.

Attractive Cost and Working Capital Position. We have used our position as one of the few large-scale competitors in our industry to create an attractive cost position. We have generated substantial savings over time by implementing centralized corporate purchasing agreements. Approximately 80% of our non-lumber product purchases are made pursuant to company-wide agreements. Our distribution centers average $33.2 million of annual sales, which is higher than any of our competitors that have annual sales in excess of $1 billion, according to their public filings, company web sites, and ProSales Magazine. This scale allows us to leverage our fixed costs, including occupancy, location management, supervisory labor and corporate overhead, to lower our costs per sales dollar. We measure location productivity at a detailed level and actively manage efficiency and cost. We have implemented a comprehensive efficiency measurement system in our truss and wall panel plants and this system has enabled us to significantly improve productivity. We aggressively manage every component of working capital, including accounts receivable, inventory, and accounts payable, and we have improved our working capital, expressed as a percentage of sales, from 1999 as compared to the year ended December 31, 2004. All of these activities are designed to ensure that we serve our customers at the lowest cost possible.

Experienced Management Team. We have a dedicated management team with extensive experience and expertise in the manufacturing, distribution, and marketing of building products. Our senior management team, including our regional group presidents, has a total of over 160 years of industry experience. This team has successfully led us through various industry cycles, economic conditions and capital structures, and has demonstrated the ability to grow manufacturing businesses, introduce new product lines, expand into new geographic markets, and target and integrate acquisitions, while improving operational and working capital efficiencies. Our seasoned operational team is led by regional group presidents who average over 30 years of industry experience. Local facility management and sales representatives are knowledgeable about homebuilding and generally have longstanding relationships with the builders in their respective markets.

OUR STRATEGY

Our strategy is to leverage our competitive strengths to grow sales, earnings, and cash flow and remain the preferred supplier to the homebuilding industry.

Increase Customer Penetration Through Incremental Sales of Manufactured Products and Services. We plan to organically grow our unit volumes and revenues through further penetration of our customer base by providing existing customers with incremental value-added products and services. As part of this strategy, we intend to increase sales of manufactured products, which are higher margin and less price sensitive than lumber products, and are growing in demand by homebuilders. Prefabricated Components, such as trusses, wall panels, stairs and engineered wood, are highly valued by our customers, especially Production Homebuilders, because they reduce builders’ cycle times and carrying costs and generate cost savings through the reduction of on-site labor and lumber waste. Once established as a manufacturer of these products by our customers, we are generally able to cross-sell additional products. We also intend to grow our sales of construction services, such as professional installation, turn-key framing and shell construction, and design, as a complement to our existing product offerings. Our ability to provide full product and service solutions further strengthens customer loyalty and enables us to retain an advantage over our competitors.

Target Production Homebuilders. We intend to leverage our unique business model, geographic breadth, and scale to continue to grow our sales to the Production Homebuilders as they continue to gain market share. The ten largest Production Homebuilders, as measured by homes sold, quadrupled their market share from approximately 5% in 1990 to 20% in 2004, according to Builder Magazine, and are expected to increase their market share to 40% by 2010 according to the National Association of

Business

Realtors. From 2001 to 2004, the ten largest Production Homebuilders increased their market share by approximately 22% from an estimated 18% to a projected 22%. Over approximately the same period, we increased our sales to this customer group at an even greater rate of approximately 73% from $260.8 million in 2001 to $451.8 million in 2004.

Expand through New Manufacturing and Distribution Centers in Existing and Contiguous Markets. We believe that several key markets in which we currently operate require increased manufacturing capacity or incremental distribution facilities to reach their full sales potential. In many locations, we believe that we can increase market penetration through the introduction of additional distribution and manufacturing facilities. In addition, we have identified several markets that we believe we can enter with a strong market share from the onset by leveraging our existing nearby facilities, customer relationships and local knowledge. We will also selectively seek expansion opportunities that will enable us to grow in the multi-family and commercial end markets where we currently have a limited presence. We expect these expansions can be realized with capital expenditures consistent with historical levels.

Focus on Cost, Working Capital and Operating Improvements. We are extremely focused on expenses and working capital to remain a low cost supplier. We maintain a continuous improvement, “best practices” operating philosophy and regularly implement new initiatives to reduce costs, increase efficiency and reduce working capital, thereby enhancing profitability and cash flow. For example, we are beginning to link our computer system to those of our customers to streamline the administrative aspects of the quoting, invoicing and billing processes. We are also analyzing our workforce productivity to determine the optimal labor mix that minimizes cost, and examining our logistics function to reduce the cost of inbound freight. Our focus on cost controls and our strategy of shifting the sales mix to value-added products and services have significantly improved profitability. Selling, general and administrative expenses have declined as a percentage of sales from 21.4% in 2001 to 18.3% in 2004. We have also improved our working capital, expressed as a percentage of sales, from 1999 as compared to the year ended December 31, 2004.

Pursue Strategic Acquisitions. The highly fragmented nature of the Pro Segment presents substantial acquisition opportunities. Our acquisition strategy centers on geographic expansion and continued growth of our Prefabricated Components business. First, there are a number of attractive homebuilding markets, including in the western and southwestern U.S. and parts of the Midwest, where we do not currently operate. We believe that our proven operating model can be successfully adapted to these markets and the homebuilders in these markets, many of whom we currently serve elsewhere, and who value our broad product and service offering, professional expertise, and superior customer service. When entering a new market, our strategy is to acquire market-leading distributors and subsequently expand their product offerings and/or add manufacturing facilities while integrating their operations into our centralized platform. This strategy allows us to quickly achieve the scale required to maximize profitability and leverage existing customer relationships in the local market. Second, we will selectively seek to acquire companies that manufacture Prefabricated Components such as roof and floor trusses, wall panels, stairs, and engineered wood, as well as other building products such as millwork. Prefabricated Components are growing in popularity with homebuilders and provide us with cross-selling opportunities and higher margins. While our senior management team has neither identified any specific geographic areas in which to pursue strategic acquisitions nor entered into serious negotiations to establish a market in any such geographical area at the present time, it has the experience and ability to identify acquisition candidates and integrate acquisitions, having acquired and integrated 23 companies since 1998.

OUR PRODUCTS AND SERVICES

We distribute a wide variety of products and services directly to homebuilder customers through our network of 62 distribution centers in 11 states. In addition, through our 51 manufacturing facilities, many of which are located on the same premises as our distribution centers, we are a fast-growing manufacturer of building products, including floor and roof trusses, wall panels, stairs, millwork and windows.

Business

We group our full range of building products and services into five product categories: Prefabricated Components, Windows & Doors, Lumber & Lumber Sheet Goods, Millwork, and Other Building Products & Services. The following chart provides the sales breakdown for our five product categories for the year ended December 31, 2004:

Sales by Product Category—Year Ended December 31, 2004

Total Sales—$2,058.0 million

*    Includes both manufactured and distributed products

Prefabricated Components. We believe we are one of the largest manufacturers of Prefabricated Components for residential new construction in the U.S. According to the Freedonia Group, we are one of the leading manufacturers of wood roof trusses and floor trusses in the U.S. Prefabricated Components has been our fastest growing product category over the past five years. This growth has been a response to changing building practices that utilize more manufactured products, as well as a concerted effort to increase profitability through the sale of value-added products. Prefabricated Components are factory-built substitutes for job site-framing and include floor and roof trusses, wall panels, stairs, and engineered wood that we design and cut for each home. Our manufacturing facilities utilize the latest technology and the highest quality materials to produce a quality product, increase efficiency, reduce lead times, and minimize production errors. As a result, we believe we incur significantly lower engineering and set-up costs than do our competitors, contributing to improved margins and customer satisfaction. Sales of Prefabricated Components were $385.9 million during the year ended December 31, 2004, representing 18.8% of total sales.

Windows & Doors. The Windows & Doors category comprises the manufacturing, assembly and distribution of windows, and the assembly and distribution of interior and exterior door units. These products typically require a high degree of product knowledge and training to sell. As we continue to emphasize higher margin product lines, value-added goods like those in the Windows & Doors category are expected to increasingly contribute to our sales and overall profitability. Windows & Doors sales were $391.2 million during the year ended December 31, 2004, representing 19.0% of total sales.

Lumber & Lumber Sheet Goods. Lumber & Lumber Sheet Goods include dimensional lumber, plywood and oriented strand board (“OSB”) products used in on-site house framing. This product line has not grown at the same rate as our overall sales over the last five years, as demonstrated by the fact that it represented 39.6% of total sales for the year ended December 31, 2004, compared to 47.6% of total sales in 1999. This shift in product mix has been intentional as we have sought to migrate builder demand toward higher margin Prefabricated Components for their framing needs. Despite this shift in product mix, we believe we have grown our market share for Lumber & Lumber Sheet Goods over this time period. We expect the Lumber & Lumber Sheet Goods business to remain a stable revenue source in the future, but to grow over the long-term at a slower rate than our other business lines. Sales of Lumber & Lumber Sheet Goods for the year ended December 31, 2004 were $815.3 million.

Business

Millwork. Millwork represents a small, but profitable product category. This category includes interior and exterior trim, columns and posts that we distribute, as well as custom exterior features that we manufacture under the Synboard® brand name. Millwork sales during the year ended December 31, 2004 were $175.9 million, representing 8.5% of total sales.

Other Building Products & Services. Other Building Products & Services consists of products including cabinets, gypsum, roofing, and insulation, and services including turn-key framing and shell construction, design assistance and professional installation of products which spans all our product categories. We provide professional installation and turn-key services as a solution for our homebuilder customers to increase productivity and avoid project delays. We believe these services require scale, capital and sophistication that smaller competitors do not possess. Sales of Other Building Products & Services were $289.7 million during the year ended December 31, 2004, representing 14.1% of total sales.

SALES AND MARKETING

Our marketing and sales strategy primarily seeks to attract and retain customers through exceptional customer service, leading product quality, a broad and complete product and service offering, and competitive pricing. This strategy is centered on building and maintaining strong customer relationships rather than traditional marketing and advertising. Homebuilders recognize the value we add: shorter lead times, lower material costs, faster project completion and higher quality. We expect to continue to successfully compete for business and gain market share through superior service.

Our experienced, locally focused sales force is at the core of our sales effort. This sales effort involves deploying salespeople who are skilled in housing construction to meet with a homebuilder’s construction superintendent, local purchasing agent, or local executive with the goal of becoming the primary product supplier. If selected by the homebuilder, the salesperson and his or her team of experts review blueprints for the contracted homes and advise the homebuilder in areas such as opportunities for cost reduction and regional aesthetic preferences. Next, the team determines the specific package of our products that are needed to complete the project and schedules a sequence of site deliveries. Our large delivery fleet and comprehensive inventory management system enable us to provide “just-in-time” product delivery, ensuring a smoother and faster production cycle for the homebuilder. Throughout the construction process, the salesperson makes frequent site visits to ensure timely delivery and proper installation and to make suggestions for efficiency improvements. Our level of service is highly valued by customers and generates significant customer loyalty. We currently employ over 500 outside sales representatives, who are typically paid a commission based on gross margin dollars collected and work with over 300 internal sales coordinators and product specialists.

OUR CUSTOMERS

Our customer mix is a balance of large national homebuilders, regional homebuilders, and local builders. Our customer base is highly diversified, with the top ten customers accounting for approximately 26% of sales in the year ended December 31, 2004, and no single customer accounting for more than 4.2% of sales. At the same time, our top ten customers are comprised primarily of the largest Production Homebuilders, including publicly traded companies such as Centex, D.R. Horton, Hovnanian Enterprises, Pulte, and Ryland Group.

We believe we are one of the top two suppliers of our product categories to the Production Homebuilders, the fastest growing segment of the residential builders, and are the largest supplier of our product categories to Production Homebuilders in our geographic markets as a whole. In line with the growth of this segment, we have increased our sales to the ten largest Production Homebuilders, as measured by homes sold, by approximately 73% from $260.8 million in 2001 to $451.8 million in the year ended December 31, 2004.

Business

In addition to the largest Production Homebuilders, we also service and supply regional and local custom homebuilders. Custom homebuilders require high levels of service since our sales team must work very closely with the designers on a day-to-day basis in order to ensure the appropriate products are produced and delivered to the building site. To account for these increased service costs, pricing in the industry is generally commensurate with the level of service provided and the volumes purchased.

MATERIALS AND SUPPLIER RELATIONSHIPS

We purchase raw materials for our manufacturing plants and finished products for resale by our distribution operations. The key raw materials for our Prefabricated Components are dimensional lumber, OSB and engineered wood. We purchase door slabs and hardware for our pre-hanging door plants, Celuka-blown PVC for our custom millwork plants, and aluminum and vinyl extrusions and glass for our window plant. Our distributed products include windows, doors, millwork, lumber and lumber sheet goods. Our largest suppliers are national lumber and wood products producers and distributors such as Bluelinx, Boise Cascade, International Paper, and Weyerhaeuser and building products manufacturers such as Masonite and MW Windows. We believe there is sufficient supply in the marketplace to competitively source most of our requirements without reliance on any particular supplier and that our diversity of suppliers affords us purchasing flexibility. Due to our centralized oversight of purchasing and our large lumber and OSB purchasing volumes, we are able to maximize the advantages of both our and our suppliers’ national footprints and negotiate purchases in multiple markets to achieve more favorable contracts with respect to price, terms of sale, and supply than our regional competitors. Additionally, for certain customers, we institute purchasing programs on raw materials such as OSB to align portions of our procurement costs with our pricing commitments. We purchase lumber and OSB on the spot market as necessary to fulfill customer contracts.

We currently source products from over 5,000 suppliers in order both to reduce our dependence on any single company and to maximize purchasing leverage. Although no purchases from any single supplier represent more than 11% of our cost of goods sold, we believe we are one of the largest customers for many suppliers, and therefore have significant purchasing leverage. We have found that using multiple suppliers ensures a stable source of products and the best purchasing terms as the suppliers compete to gain and maintain our business.

We maintain strong relationships with our suppliers, and we believe opportunities exist to improve purchasing terms in the future, including inventory storage or “just-in-time” delivery to reduce our inventory carrying costs. Additional procurement cost savings and purchasing synergies are expected to further enhance our margins and cash flow generation capability.

MANUFACTURING

We manufacture four different types of products: Prefabricated Components, millwork, windows, and pre-hung doors. Our Prefabricated Components allow builders to build higher quality homes more efficiently. Roof trusses, floor trusses, wall panels and stair units are built in an indoor, factory-controlled environment. Engineered wood floors and beams are cut to the required size and packaged for the given application at many of our locations. Without Prefabricated Components, builders construct these items on site, where weather and variable labor quality can negatively impact construction cost, quality and installation time. In addition, engineered wood beams have greater structural strength than conventional framing materials, allowing builders to frame houses with more open space and to create a larger variety of house designs. Engineered wood floors are stronger and straighter than conventionally framed floors.

We manufacture custom millwork products such as synthetic exterior trim, custom windows and box columns under the Synboard® brand name. Our millwork is produced from extruded PVC and offers several advantages over traditional wood features, such as greater durability and less maintenance requirements. We also operate an aluminum and vinyl window plant in Houston, Texas which allows us

Business

to provide builders, primarily in the Texas market, with an adequate supply of cost-competitive products. Our pre-hung interior and exterior doors consist of a door slab with the hinges and door jambs attached, reducing job site installation time and providing higher quality finished door units than those constructed on site.

Prefabricated Components— Trusses and Wall Panels. Truss and wall panel production has two steps, design and fabrication. Each house requires its own set of designed shop drawings, which vary by builder type: non-custom versus custom builders. Non-custom builders use prototype house plans, which may be modified for each individual customer. The number of changes made to a given prototype house, and the number of prototype houses in existence, varies by builder and their construction and sales philosophy. We maintain an electronic master file of trusses and wall panels for each builder’s prototype houses. There are three primary benefits to master filing. First, it reduces design cost as a designer can make minor changes to a prototype house rather than designing the components individually. Second, it improves design quality as the majority of the house’s design is based on a proven prototype. Third, master filing allows us to change one file and update all related prototype house designs automatically as we improve the design over time or if the builder modifies the base prototype house. We do not use a master file for custom builders who do not replicate houses, as it is not cost-effective. For these builders, the components are designed individually for each house.

After the shop drawings are designed for a given house, regardless of whether or not the master file system is used, the shop drawings are downloaded into a proprietary software system to review the design for potential errors and to schedule the job for production. The fabrication process begins with the cutting of individual pieces of lumber to the lengths required to assemble the finished component. Shop drawings are downloaded from the design department to our computerized saws. The cut lumber is then joined together to form the roof trusses, floor trusses or wall panels. The finished components are stored by house awaiting shipment to the job site.

We are able to generate fabrication time standards for each component during the design step. We use these standards to measure efficiency by comparing actual production time with the calculated standard. Each plant’s performance is benchmarked by comparing efficiency across plants.

Prefabricated Components— Engineered Wood. As with trusses and wall panels, engineered wood components have a design and fabrication step. Engineered wood floors are designed using a master filing system similar to the truss and wall panel system. Engineered wood beams are designed to ensure the beam will be structurally sound in the given application. After the design phase, a printed layout is generated. This layout is used to cut the engineered wood to the required length and assemble all of the components into a house package. The components are then installed on the job site. Engineered wood design and fabrication is done at the majority of our distribution locations.

Prefabricated Components— Stairs. We manufacture box stairs at several of our locations and curved stairs at our East Brunswick, New Jersey location. After a house is framed, our salesman takes measurements at the job site prior to manufacturing to account for any variation between the blueprints and the actual framed house. Box stairs can be fabricated based on these measurements. Curved stairs are typically a more customized product used in the entry foyer of a home and require additional designing, which is done using a CAD based computer program. Box stairs are manufactured by routing 1 1/4 inch by 12 inch stringer lumber to form the frame that holds the stair treads. The treads are then nailed and glued into the frame. The frame for curved stairs is built on a specially designed jig to give the stairs the desired curvature.

Custom Millwork. Our manufactured custom millwork consists primarily of synthetic exterior trim, custom windows, features and box columns we sell under the Synboard® brand name. Synboard® requires no ongoing maintenance as compared to wood exterior trim products that require periodic caulking and painting. Synboard® products are sold throughout our company and are manufactured at three locations.

Business

Sheets of 4 foot by 18 or 20 foot Celuka-blown, extruded PVC (“Synboard®”) are sanded, cut and shaped to produce the desired product. Exterior trim boards are produced by cutting the Synboard® into the same industry-standard dimensions used for wood-based exterior trim boards. Exterior features are formed by assembling pieces of Synboard® and other PVC-based moldings that have been cut, heated and bent over forms to achieve the desired shape. Custom windows are made by building the frame from Synboard® and glazing the glass into place. Box columns are fabricated from sections of PVC that are cut on a 45 degree angle and mitered together.

Windows. We manufacture a full line of traditional aluminum and vinyl windows at a 200,000 square foot manufacturing facility located in Houston, Texas. The process begins with the purchase of aluminum and vinyl lineal extrusions. These extrusions are cut to size and joined together to form the window frame and sash. Sheet glass is purchased and cut to size. Two pieces of identically shaped glass are then sealed together with a sealing compound to create a glass unit with improved insulating capability. The sealed glass unit is then inserted and glazed into the window frame and sash. The unit is completed when a balance is installed to operate the window and a lock is added to secure the window in a closed position.

Pre-hung Doors. We pre-hang interior and exterior doors at many of our locations. Door slabs and pre-cut door jambs are inserted into a door machine. The door machine bores holes into the doors for the door hardware and applies the jambs and hinges to the door slab. The casing that frames interior doors is then applied at a separate station. Exterior doors do not have a casing, and instead may have sidelights applied to the sides of the door, a transom attached over the top of the door unit and a door sill applied to the threshold.

COMPETITION

We compete in the professional segment (“Pro Segment”) of the U.S. residential new construction building products supply market, which is estimated by the Home Improvement Research Institute to have 2004 annual sales of $145.05 billion. The Pro Segment of this market consists predominantly of small, privately owned companies, including framing and shell construction contractors, local and regional materials distributors, single or multi-site lumberyards, and truss manufacturing and millwork operations, most of which have limited access to capital and lack sophisticated information technology systems and large-scale procurement capabilities. According to ProSales Magazine, the top ten Pro Segment suppliers account for about 12% of the total market, which remains fragmented due to its overall size, the diversity of the target customer market, and variations in local building preferences and practices. There are only six building products suppliers in the Pro Segment that generate over $1 billion in sales according to ProSales Magazine. Our largest competitors in our markets are 84 Lumber (a privately held company), Stock Building Supply (formerly known as Carolina Holdings, a unit of U.K.-based Wolseley, plc), and Strober (a privately held company).

We focus on a distinctly different target market than the home center retailers such as Home Depot and Lowe’s, who primarily serve do-it-yourself and professional remodeling customers. By contrast, our customers consist of professional homebuilders and those that provide construction services to them, with whom we develop strong relationships. The principal methods of competition in the Pro Segment are the development of long-term relationships with professional builders and retaining such customers by delivering a full range of high-quality products on time and offering trade credit, competitive pricing, flexibility in transaction processing, and integrated service and product packages, such as turnkey framing and shell construction, as well as prefabricated components and installation. Though some of our competitors may have access to greater resources than do we, our geographic scope and the breadth of our product and service offerings position us well to meet the needs of our customers and retain an advantage over such competitors. In addition, our leading market positions in the highly competitive Pro Segment create economies of scale that allow us to cost-effectively supply our customers, which both enhances profitability and reduces the risk of losing customers to competitors.

Business

We believe we are the number one or two building products supplier for single-family residential new construction in approximately 75% of the geographic markets in which we operate. We are also the largest supplier of our product categories to the Production Homebuilders in our geographic markets as a whole. Due in part to our long-standing customer relationships, local market knowledge and competitive pricing, we believe we have substantial competitive advantages over the small, privately owned companies with which we primarily compete. According to 2003 U.S. Census data, we have operations in 20 of the top 50 U.S. Metropolitan Statistical Areas as ranked by single family housing permits and approximately 44% of U.S. housing starts occurred in states in which we operate.

EMPLOYEES

At December 31, 2004, we had approximately 6,200 employees, none of whom was represented by a union. We believe that we have good relations with our employees.

INFORMATION TECHNOLOGY SYSTEMS

Our primary ERP system, which we use for operations representing 70% of our revenue, is a proprietary system that has been highly customized by our computer programmers. The system has been designed to operate our businesses in a highly efficient manner. The materials required for thousands of standard builder plans are stored by the system for rapid quoting or order entry. Hundreds of price lists are maintained on thousands of SKUs, facilitating rapid price changes in changing product cost environments. A customer’s order can be tracked at each stage of the process and billing can be customized to reduce a customer’s administrative costs and speed payment. We also operate a legacy ERP system for operations representing 30% of our revenue. This system allows us to effectively manage the business and deliver outstanding customer service, but lacks several of the enhancements we have made to our primary system. Accordingly, we are in the process of migrating our remaining operations from the legacy system to our primary system.

We have implemented a single financial reporting system that has been highly customized for our business. Our Hyperion financial reporting package is used to aggregate data from our two ERP systems. The Hyperion system effectively consolidates the financial information of each location to allow us to plan, track, and report performance and compensation measures. Our state-of-the-art information technology infrastructure affords our corporate headquarters complete financial oversight and control over each of our locations, allowing us to minimize errors and maximize efficiency and reliability.

We have developed a proprietary program for use in our component plants. This software reviews product designs for errors, schedules the plants and provides the data used to measure plant efficiency. In addition, we have purchased several software products that have been integrated with our primary ERP system. These programs assist in analyzing blueprints to generate material lists, configure kitchen cabinet orders to submit to manufacturers, purchase lumber products from the lowest cost source and configure orders and schedule production in our window plants.

FACILITIES AND PROPERTIES

We have a broad network of distribution and manufacturing facilities in 11 states throughout the southern and eastern U.S. We have 62 distribution facilities and 51 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Our manufacturing facilities produce trusses, wall panels, engineered wood, stairs, windows, pre-hung doors, and custom millwork. We are organized into three regional operating groups, Atlantic, Central, and Southeast, in order to achieve operating efficiencies. We plan to further consolidate our operations by combining the Central and Southeast operating groups. We expect to complete this consolidation by the end of 2006.

Business

Distribution centers are generally leased and typically include 15 to 25 acres of outside storage, a 60,000 square foot warehouse, 10,000 square feet of office space, and 30,000 square feet of covered storage. The outside area provides space for lumber storage and a staging area for delivery while the warehouse stores millwork, windows, and doors. The distribution centers are generally located in industrial areas with low cost real estate and easy access to freeways to maximize distribution efficiency and convenience. A majority of the distribution centers are situated on rail lines for efficient receipt of goods.

Our manufacturing facilities are generally located on the same premises as our distribution facilities. Truss and panel manufacturing facilities vary in size from 30,000 square feet to 60,000 square feet with 8 to 10 acres of outside storage for lumber and for finished goods. Our window manufacturing facility in Houston, Texas has approximately 200,000 square feet.

We lease most of our distribution and manufacturing facilities. These leases generally have an initial operating lease term of 5 to 15 years and most provide options to renew for specified periods of time. A majority of our leases provide for fixed annual rentals. Certain of our leases include provisions for escalating rent, generally based on changes in the consumer price index. Most of the leases require us to pay taxes, insurance and common area maintenance expenses associated with the properties.

The following chart highlights the location of the Company’s distribution and manufacturing operations:

Facility Location	Address	General Character	Leased or Owned

Florida
Bunnell	1700 N. State St.	Truss Plant	L
	2121 N. State St.	Distribution Center	L
Jacksonville	6550 Roosevelt Blvd.	Truss Plant; Distribution Center	O/L
	8275 Forshee Dr.	Millwork Shop	L
Lake City	2525 E. Duval St.	Truss Plant	L
Orlando	11501 Ryland Ct.	Millwork Shop; Distribution Center	O
Sanford	2901 Aileron Cr.	Truss Plant	L
Tampa	1820 Massaro Blvd.	Truss Plant; Millwork Shop; Panel Plant; Distribution Center	L
West Palm Beach	8333 Southern Blvd.	Distribution Center	L

Georgia
Atlanta (Norcross)	6870 Mimms Dr.	Truss Plant; Millwork Shop; Distribution Center	L
Blairsville	52 Cleveland St.	Distribution Center	L
College Park (South Atlanta)	5230 Feldwood Rd.	Millwork Shop; Distribution Center	L
Columbus	5515 Veterans Pkwy.	Distribution Center	L
Gainesville	1285 W. Ridge Rd.	Distribution Center	L
LaGrange	195 Davis Rd.	Distribution Center	O

Kentucky
Erlanger	39 Montgomery Rd.	Millwork Shop; Distribution Center	L

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Facility Location	Address	General Character	Leased or Owned

Maryland
Frederick	3302 Ballenger Creek Pike	Millwork Shop	O
	295 Bailes Lane Rd.	Panel Plant	L
Hagerstown	914 S. Burhans Blvd.	Panel Plant	L
North East	18 Industrial Ave.	Truss Plant; Distribution Center	L
	102 Pennisula Dr.	Panel Plant	L
Point of Rocks	4011 Rock Hall Rd.	Millwork Shop; Distribution Center	L

New Jersey
East Brunswick	40-B Cotters Ln.; 35 Kimberly Rd.	Millwork Shop	L
South Brunswick	1 Progress Rd.	Distribution Center	L

North Carolina
Aberdeen	900 N. Pinehurst St.	Distribution Center	L
Apex	12816 US Hwy. 64 West	Truss Plant; Panel Plant; Distribution Center	L
Asheboro	3060 US Hwy. 220 Bus. South	Distribution Center	O
Asheville	332 Haywood Rd.	Distribution Center	O
Cashiers	181 Hwy. 64 West	Distribution Center	L
Harrisburg (Charlotte)	7770 Caldwell Rd.	Truss Plant; Panel Plant; Millwork Shop; Distribution Center	L
Fayetteville	1135 Robeson St.	Truss Plant; Distribution Center	L
Hendersonville	433 4th Ave. East	Distribution Center	L
High Point	1601 S. Main St.	Distribution Center	L
Hillsborough	401 Valley Forge Rd.	Distribution Center	L
Pisgah Forest (Brevard)	1450 Ecusta Rd.	Distribution Center	L
Southport	1609 Howe St. SE	Distribution Center	O
Wake Forest	4900 NC Hwy. 98 West	Millwork Shop; Distribution Center	L
Washington	515 East Water St.	Distribution Center	L
Waynesville	970 Brown Ave.	Distribution Center	L
Wilmington	5415 Market St.	Distribution Center	O

Ohio
Cincinnati	7600 Colerain Ave.	Millwork Shop; Distribution Center	L
Mason	1242 Reading Rd.	Truss Plant; Panel Plant; Distribution Center	O

South Carolina
Anderson	1510 Pearman Dairy Rd.	Distribution Center	L
Beaufort	1 Parris Island Gateway	Distribution Center	L
Cowpens	151 Dewberry Rd.	Truss Plant	O
	101 Dewberry Rd.	Panel Plant	O

Business

Facility Location	Address	General Character	Leased or Owned

Charleston	4450 Arco Ln.	Millwork Shop; Distribution Center	L
Columbia	919 S. Edisto Ave.	Millwork Shop; Distribution Center	L
Conway	651 Century Cr.	Millwork Shop; Distribution Center	L
Edisto Island	796 Hwy. 174	Distribution Center	L
Florence	1724 West Lucas St.	Distribution Center	O
Goose Creek	111 Lumber Ln.	Distribution Center	L
Greenville	801 S. Washington Ave.	Millwork Shop; Distribution Center	O
Hilton Head	69 Matthews Dr.	Distribution Center	O
Johns Island	3155 Maybank Hwy.	Distribution Center	L
Little River	603 Hwy. 17 South	Distribution Center	L
Myrtle Beach	4920 Hwy. 17 Bypass	Millwork Shop	L
North Augusta	871 Edgefield Rd.	Distribution Center	L
Orangeburg (Charleston)	295 Prosperity Dr.	Panel Plant	O
Pawleys Island	226 Tiller Dr.	Distribution Center	O
Ridgeland (Cherry Point)	Rt. 1, Box 170	Distribution Center	O
Seneca	101 Lumber Ln.	Distribution Center	O
Simpsonville	313 N. Main St.	Distribution Center	L
Spartanburg	8035 Howard St.	Distribution Center	O
Summerville	1507 West 5th N. St.	Distribution Center	L
Sumter	114 & 116 Myrtle Beach Hwy.	Truss Plant	O

Tennessee
Johnson City	407 E. State of Franklin Rd.	Distribution Center	O
Lebanon (Nashville)	3135 Hwy. 109 North	Millwork Shop; Distribution Center	L
	6010 Division St.	Truss Plant; Panel Plant	L
Morristown	1907 W. Morris Blvd.	Distribution Center	L
Mt. Carmel (Kingsport)	230 West Main	Distribution Center	L
Piney Flats	260 Piney Flats Rd.	Truss Plant; Millwork Shop	O

Texas
Arlington	3403 E. Abram	Millwork Shop; Distribution Center	L
Grand Prairie	1790 Westpark, Suite 103	Millwork Shop	L
Houston	5515 Brittmore	Window Manufacturing Plant	L
Lewisville	902 N. Mill St.	Distribution Center	O
Taylor (Austin)	3800 W. 2nd St.	Distribution Center	L
San Antonio	6305 Camp Bullis Rd.; 1515 Goliad Rd.	Millwork Shop	L
	6448 Camp Bullis Rd.	Distribution Center	L

Business

Facility Location	Address	General Character	Leased or Owned

Virginia
Bristol	941-45 W. State St.	Distribution Center	O
Culpeper	13234 Airpark Dr.	Truss Plant; Panel Plant; Millwork Shop; Distribution Center	L

We operate a fleet of approximately 1,500 trucks to deliver products from our distribution and manufacturing centers to job sites. Through our emphasis on local market flexibility and strategically placed locations, we minimize shipping and freight costs while maintaining a high degree of local market expertise. Through knowledge of local homebuilder needs, customer coordination, and rapid restocking ability, we reduce working capital requirements and guard against out-of-stock products. We believe that this reliability is highly valued by our customers and reinforces customer relationships.

LEGAL PROCEEDINGS

We are involved in various claims and lawsuits incidental to the conduct of our business in the ordinary course. We carry insurance coverage in such amounts in excess of our self-insured retention as we believe to be reasonable under the circumstances and that may or may not cover any or all of our liabilities in respect of claims and lawsuits. We do not believe that the ultimate resolution of these matters will have a material adverse impact on our financial position or operating results.

Although our business and facilities are subject to federal, state, and local environmental regulation, environmental regulation does not have a material impact on our operations. We believe that our facilities are in material compliance with such laws and regulations. As owners and lessees of real property, we can be held liable for the investigation or remediation of contamination on such properties, in some circumstances without regard to whether we knew of or were responsible for such contamination. Our current expenditures with respect to environmental investigation and remediation at our facilities are minimal, although no assurance can be provided that more significant remediation may not be required in the future as a result of spills or releases of petroleum products or hazardous substances or the discovery of unknown environmental conditions.

Management

DIRECTORS AND EXECUTIVE OFFICERS

Information with respect to our directors and executive officers, as of the date hereof, is set forth below:

Name	Age	Position

Floyd F. Sherman	66	President, Chief Executive Officer, and Class III Director
Kevin P. O’Meara	40	Senior Vice President and Chief Operating Officer
Charles L. Horn	45	Senior Vice President and Chief Financial Officer
Donald F. McAleenan	50	Senior Vice President and General Counsel
Frederick B. Schenkel	55	Vice President, Manufacturing
Paul S. Levy	57	Class III Director, Chairman of the Board
Alexander R. Castaldi	55	Class II Director
Ramsey A. Frank	44	Class II Director
Brett N. Milgrim	36	Class I Director
Robert C. Griffin	57	Class I Director

Our board of directors consists of six members elected annually by our stockholders. Our amended and restated certificate of incorporation and our amended and restated by-laws provide that our board of directors be divided into three classes, each of whose members serve for a staggered three-year term. Each Class I director will hold office until the 2006 annual meeting of our stockholders and until his successor has been duly elected and qualified. Each Class II director will hold office until the 2007 annual meeting of our stockholders and until his successor has been duly elected and qualified. Each Class III director will hold office until the 2008 annual meeting of our stockholders and until his successor has been duly elected and qualified. All executive officers are chosen by the board of directors and serve at its pleasure. There are no family relationships among any of the directors or executive officers, and there is no arrangement or understanding between any of the directors or executive officers and any other person pursuant to which he was selected as a director or officer. Unless otherwise indicated, each director and officer is a citizen of the United States and the business address of each individual is: 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

Set forth below is a brief description of the business experience of each of our directors, executive officers, and our regional group presidents.

Floyd F. Sherman, President, Chief Executive Officer, and Director. Mr. Sherman has been a director since 2001, when he came to BFS. Prior to joining BFS, he spent 28 years at Triangle Pacific/ Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York, and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.

Kevin P. O’Meara, Chief Operating Officer. Mr. O’Meara is a co-founder of BFS. At the inception of BFS, he served as the Chief Financial Officer. Mr. O’Meara was promoted to his current position in May 2000. Prior to co-founding BFS, Mr. O’Meara served as Vice President, Strategic Planning and Business Development at Fibreboard Corporation. He worked three years in the Dallas office of Bain & Company, a strategic management consulting firm. He also worked six years at two private investment firms. Mr. O’Meara is a C.P.A. and has a B.A. (economics) and a B.B.A. (accounting) from Southern Methodist University and an M.B.A. from Harvard Business School.

Management

Charles L. Horn, Chief Financial Officer. Mr. Horn joined BFS in May 1999 as Vice President-Finance and Controller. He was promoted to CFO in May 2000. Prior to joining the Company, Mr. Horn served in a variety of positions at Pier One Imports, most recently as Vice President and Treasurer. Prior to Pier One, he served as Vice President Finance/ Chief Financial Officer of Conquest Industries. Mr. Horn also has seven years of public accounting experience with Price Waterhouse. Mr. Horn is a C.P.A. and received his B.B.A. degree from Abilene Christian University and M.B.A. from The University of Texas at Austin.

Donald F. McAleenan, Senior Vice President and General Counsel. Mr. McAleenan is a co-founder of BFS and serves as General Counsel. Prior to co-founding BFS, Mr. McAleenan served as Vice President and Deputy General Counsel of Fibreboard Corporation from 1992 to 1997. Mr. McAleenan was also Assistant General Counsel of AT&E Corporation and spent nine years as a securities lawyer at two New York City law firms. Mr. McAleenan has a B.S. from Georgetown University and J.D. from New York University Law School.

Frederick B. Schenkel, Vice President, Manufacturing. Mr. Schenkel joined BFS in 1998 when the Company acquired BSL from Pulte Home Corporation. At BSL, and later with the Company, Mr. Schenkel was a location manager. He became Vice President of the Atlantic Group in 1999 and was promoted to Vice President, Manufacturing in 2002. Mr. Schenkel has more than 31 years of experience managing manufacturing facilities in the industry and, before joining BSL, held such positions as manufacturing manager for The Ryland Group, Inc., vice president of manufacturing for Diversified Homes Corporation of Maryland, and plant manager for Regional Building Systems, Inc. Mr. Schenkel holds a B.A. in accounting from Saint Bonaventure University.

Morris E. Tolly, Southeast Group President and Central Group President. Mr. Tolly has been with the Company since 1998 when the Company acquired Pelican Companies, Inc. (“Pelican”). Mr. Tolly was a General Manager and Market Manager for Pelican and later for the Company prior to being promoted in 2000 to President of the Southeast Group. Mr. Tolly also became President of the Central Group in 2005. Overall, Mr. Tolly has over 40 years of experience in the building products industry.

Douglas E. Schweinhart, Atlantic Group President. Mr. Schweinhart joined BFS in 1998 when the Company acquired Builders Supply & Lumber Co. (“BSL”) from Pulte Home Corporation. Previously, Mr. Schweinhart was a founder and Vice President of BSL. He also spent 12 years with Lowe’s Contractor Yards in various capacities. Overall, Mr. Schweinhart has over 28 years of experience in the building products industry. Mr. Schweinhart received his B.S. degree in Finance from Towson State University.

Paul S. Levy, Director, Chairman of the Board. Mr. Levy has been a director since 1998. Mr. Levy is a Senior Managing Director of JLL Partners, Inc., which he founded in 1988. Mr. Levy serves as a director of several companies, including Fairfield Manufacturing Company, Inc., Lancer Industries, Inc., Motor Coach Industries International, Inc., Mosaic Sales Solutions, Corp., PGT Industries, Inc., and C.H.I. Overhead Doors, Inc.

Alexander R. Castaldi, Director. Mr. Castaldi has been a director since 2004. Mr. Castaldi, a C.P.A., is a Senior Managing Director of JLL Partners, Inc., which he joined in 2003, and was previously a CFO of three very successful management buyouts. He was most recently Executive Vice President, Chief Financial and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. Mr. Castaldi serves as a director of several companies, including Motor Coach Industries International, Inc., Mosaic Sales Solutions, Corp., PGT Industries, Inc., and C.H.I. Overhead Doors, Inc.

Ramsey A. Frank, Director. Mr. Frank has been a director since 2001. Mr. Frank is a Senior Managing Director of JLL Partners, Inc., which he joined in 1999. From January 1993 to July 1999, Mr. Frank was a Managing Director at Donaldson, Lufkin & Jenrette, Inc., where he headed the restructuring group and was a senior member of the leveraged finance group. Mr. Frank serves as a director of several companies,

Management

including Motor Coach Industries International, Inc., C.H.I. Overhead Doors, Inc., PGT Industries, Inc., and Medical Card System, Inc.

Brett N. Milgrim, Director. Mr. Milgrim has been a director since 1999. Mr. Milgrim is a director of both PGT Industries, Inc. and C.H.I. Overhead Doors, Inc. and is a Managing Director of JLL Partners, Inc., which he joined in 1997.

Robert C. Griffin, Director. Mr. Griffin became a director upon completion of our initial public offering. In March 2002, Mr. Griffin retired from Barclays Capital, where from June 2000 to March 2002 he was Head of Investment Banking, Americas and a member of the Management Committee. Prior to joining Barclays Capital, Mr. Griffin was a member of the Executive Committee for the Montgomery Division of Bank of America Securities and held a number of positions with Bank of America, including Group Executive Vice President and Head of Global Debt Capital Raising and Senior Management Council Member. Mr. Griffin is a member of the Advisory Council of PriceMetrix, Inc. and serves on the board of directors of Commercial Vehicle Group, Inc.

Board Composition

Mr. Griffin became an independent director upon the completion of our initial public offering. Our board consists of Mr. Griffin and Messrs. Sherman, Levy, Castaldi, Frank, and Milgrim. Immediately prior to the consummation of our initial public offering, we adopted our amended and restated certificate of incorporation and our amended and restated by-laws, which provide that our board of directors be divided into three classes, each of whose members will serve for a staggered three-year term. We intend to appoint one additional independent member to the board of directors within 90 days of the consummation of our initial public offering, and, within one year of the consummation of our initial public offering, we expect to appoint that number of additional independent members to the board of directors as are necessary to comply with the requirements of the Sarbanes-Oxley Act of 2002 and The Nasdaq National Market. We currently intend that a majority of the members of our board of directors will continue to be associated with JLL Partners for so long as JLL Building Products, LLC owns more than 50% of our outstanding shares.

Board Committees

Upon completion of our initial public offering, our board of directors appointed an audit committee, the composition of which complies with the requirements of The Nasdaq National Market and the Sarbanes-Oxley Act of 2002. Messrs. Castaldi, Griffin, and Milgrim have been appointed to serve as the initial members of our audit committee. Our board of directors also intends to appoint such other committees as may be required by the rules of The Nasdaq National Market.

The audit committee will select, on behalf of our board of directors, an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management, and recommend to our board of directors whether the audited financials should be included in our Annual Reports on Form 10-K to be filed with the SEC.

Compensation of Directors

For the year ended December 31, 2004, the individuals serving on the board of directors did not receive any compensation for their service as directors. Independent directors receive the following compensation: (a) an annual cash retainer of $20,000; (b) a grant under the 2005 Equity Incentive Plan of restricted shares of common stock with a value at the time of issuance of approximately $20,000 per year for each year of service as a director; (c) a fee of $1,000 per day for each meeting of the board of directors (or committee thereof) attended; and (d) an annual cash retainer of $5,000 for each committee on which they serve. We do not intend to pay compensation to individuals serving on our board of directors who are employees or affiliates of the Company for their service as directors.

Executive compensation

SUMMARY OF COMPENSATION

The following summary compensation table sets forth information concerning compensation earned in the fiscal year ended December 31, 2004, by our chief executive officer and our other four most highly compensated executive officers serving at the end of the last fiscal year. We refer to these executives as our “named executive officers” elsewhere in this prospectus.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation

				Securities Underlying	All Other
	Year	Salary	Bonus	Options(#)	Compensation(1)

Floyd F. Sherman	2004	$600,000	$1,107,036	—	—
President and Chief Executive Officer
Kevin P. O’Meara	2004	$360,000	$848,444	56,592	$3,769
Senior Vice President and Chief Operating Officer
Charles L. Horn	2004	$330,000	$927,740	111,783	$4,925
Senior Vice President and Chief Financial Officer
Donald F. McAleenan	2004	$320,000	$754,172	57,577	$6,500
Senior Vice President and General Counsel
Frederick B. Schenkel	2004	$232,000	$492,097	5,000	$6,500
Vice President, Manufacturing

(1)	Reflects Company matching contributions under our 401(k) plan.

The following table sets forth information concerning the grant of stock options to each of our named executive officers during the last fiscal year.

Option Grants in Last Fiscal Year

		Individual Grants

	Number of	Percent of total
	securities	options granted	Exercise or		Grant date
	underlying options	to employees	base price		present
Name	granted(1)	in fiscal year	($/Sh)	Expiration date	value($)(2)

Floyd F. Sherman	—	—	—	—	—
Kevin P. O’Meara	56,592	3.7%	$3.15	February 27, 2014	$28,296
Charles L. Horn	111,783	7.4%	$3.15	February 27, 2014	$55,892
Donald F. McAleenan	57,577	3.8%	$3.15	February 27, 2014	$28,789
Frederick B. Schenkel	5,000	0.3%	$3.15	February 27, 2014	$2,500

Executive compensation

(1)	These options vest in full on December 31, 2011. These options have accelerated vesting provisions that provide that (a) one sixth of the options will vest on each of December 31, 2004, 2005, and 2006, if certain annual financial performance targets are met in the applicable year; (b) one half of the options will vest on December 31, 2006, if certain cumulative financial performance targets for the three calendar years ended December 31, 2006, are met; and (c) upon a change in control of the Company some or all of the previously unvested options will vest if certain financial targets have been met.

(2)	The options are valued by the minimum value option pricing variation of the Black-Scholes pricing model. The following weighted average assumptions were used for the grants: expected term— six years; expected volatility— 0.00%; expected dividend yield— 0.00%; and risk free rate— 3.01%. No adjustment was made for non-transferability or risk of forfeitures.

The following table sets forth information concerning the exercise of stock options during the last fiscal year by each of our named executive officers and the number and value of unexercised options held by such individuals as of the end of the last fiscal year.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-end Option Values

Value of Unexercised In-
			Number of securities	the-Money Options at
			underlying unexercised	Fiscal Year-End ($)
	Shares acquired	Value	options at fiscal year-end(#)	Exercisable/
Name	on exercise(#)	realized($)	exercisable/unexercisable(1)	Unexercisable

Floyd F. Sherman	—	—	851,814/ 283,939	$10,945,810/ $3,648,616
Kevin P. O’Meara	—	—	350,158/ 132,341	$4,499,530/ $1,700,582
Charles L. Horn	—	—	181,292/ 143,707	$2,329,602/ $1,846,635
Donald F. McAleenan	—	—	293,534/ 118,965	$3,771,912/ $1,528,700
Frederick B. Schenkel	—	—	12,433/ 17,567	$159,764/ $225,736

(1)	In connection with the payment of an extraordinary dividend to our stockholders in February 2004, the exercise price of most of our then-outstanding stock options, including all stock options held by our named executive officers, was adjusted to take into account the decrease in the fair market value of the underlying shares after the payment of the extraordinary dividend. With respect to our named executive officers, this adjustment resulted in the reduction of the exercise price of their options from $10.00 to $3.15 per share and applied to the following number of shares subject to options: Mr. Sherman, 1,135,753; Mr. O’Meara, 425,907; Mr. Horn, 213,216; Mr. McAleenan, 354,922; and Mr. Schenkel, 25,000.

Executive compensation

Employment agreements

We have entered into employment agreements with four of our named executive officers. These employment agreements provide for Mr. Sherman to serve as our President and Chief Executive Officer, Mr. O’Meara to serve as our Senior Vice President of Operations and Chief Operating Officer, Mr. Horn to serve as our Senior Vice President of Finance and Chief Financial Officer, and Mr. McAleenan to serve as our Senior Vice President and General Counsel.

Mr. Sherman’s agreement

Mr. Sherman’s employment agreement was entered into on September 1, 2001, and, as amended on June 1, 2005, has a two-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. In addition to providing for his annual base salary and employee benefits, Mr. Sherman’s employment agreement provides, among other things, that he will be eligible for an annual cash bonus of up to 133% of his base salary, as determined by our board of directors or the compensation committee, and for the initial grant of an option to purchase 1,135,753 shares of our common stock. Our board of directors may increase the amount of Mr. Sherman’s bonus if they deem such an increase appropriate. This option vests ratably on each of the first four anniversaries of the effective date of the employment agreement and in full upon a “change of control” (as defined in the employment agreement) of the Company.

Mr. Sherman’s employment agreement provides that if he is terminated by us without “cause” (as defined in the employment agreement) he will be entitled to payment of his annual base salary and health and welfare benefits for the remainder of the term of the employment agreement. His employment agreement further provides that, during his employment with us and for one year thereafter, he may not disclose confidential information and may not directly or indirectly compete with the Company. In addition, he may not solicit any employees of the Company or any of its subsidiaries during his employment with us and for two years thereafter.

Agreements with other named executive officers

The employment agreements with Messrs. O’Meara, Horn, and McAleenan were entered into on January 15, 2004. Each of these agreements has a one-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. In addition to providing for an annual base salary and employee benefits, each of these agreements provides, among other things, that the executive is eligible for an annual cash bonus under our annual cash incentive plan, which currently provides for a target bonus percentage of 100% of the executive’s base salary. Pursuant to the employment agreements, this target bonus percentage will not be less than 100% of the executive’s base salary.

Under each of these employment agreements, in the event that (a) the executive’s employment is terminated by us without “cause” (as defined in the employment agreement), (b) the executive terminates his employment because of a material adverse diminution in job title or responsibilities or a relocation of his principal place of employment more than 100 miles from its current location without his consent, (c) we notify the executive of our intent not to renew the employment agreement and the executive delivers a “notice of resignation” (as defined in the employment agreement) within 90 days of receipt of the notice of non-renewal, or (d) the executive’s employment is terminated by mutual consent and the parties enter into an agreement whereby the executive agrees to be bound by the post-termination restrictive covenants in the agreement (described below), the executive will be entitled to continuation of his base salary and health benefits for one year after the date of termination, plus payment of an amount equal to his “average bonus compensation” (as defined in the employment agreement). During the executive’s employment with us and for one year thereafter, the executive may not disclose confidential information and may not directly or indirectly compete with the Company. In addition, the executive may

Executive compensation

not solicit any employees of the Company or any of its subsidiaries during his employment with us and for two years thereafter.

1998 Stock Incentive Plan, as amended and restated March 1, 2004

The following is a summary of the material terms of the 1998 Stock Incentive Plan. The following description is subject to, and qualified in its entirety by reference to, the plan document, which is included as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.

The purpose of the 1998 Stock Incentive Plan is to provide our key employees, officers, consultants, and advisors with an opportunity to acquire shares of our common stock. Under this plan, our board of directors is authorized to grant stock options and other equity based awards, such as stock appreciation rights or restricted stock awards. In addition, the plan provides for the sale of shares to plan participants at prices to be determined by our board of directors. Stock options granted under the plan may be either “incentive stock options” within the meaning of Section 422(b) of the Code, or non-qualified stock options. A total of 6,400,000 shares of our common stock have been reserved for issuance under this plan. A total of 4,600,000 shares have been made available for the issuance of options and other equity based awards and a total of 1,800,000 shares have been made available for the sale of common stock. The plan is intended to comply with the requirements of Rule 701 under the Securities Act.

The plan is administered by our board of directors, which has the discretion to determine the persons to whom awards will be granted, the type of awards, the number of awards, vesting requirements, and other features and conditions of awards under the plan, including whether the awards will contain provisions relating to a change in control of the Company.

In the event of any extraordinary dividend, stock dividend, recapitalization, reclassification, merger, acquisition, consolidation, stock split, warrant or rights issuance, combination or exchange of shares, or other similar transaction, our board of directors has the sole discretion to equitably adjust the exercise price, the number and kind of shares of common stock available for issuance under the plan, the number and kind of shares covered by outstanding options, and other awards under the plan to preserve the value of each share of common stock and the value of each award.

In the event of a sale of the Company, the board of directors, in its sole discretion, may cancel all outstanding stock options issued under the plan and provide for a cash payment to each holder thereof equal to (i) the excess of the consideration received by the Company’s stockholders pursuant to the sale of the Company over the exercise price per share of the option multiplied by (ii) the number of shares of common stock subject to the option.

No further grants will be made under the 1998 Stock Incentive Plan.

2005 Equity Incentive Plan

The following is a summary of the material terms of the 2005 Equity Incentive Plan. The following description is subject to, and qualified in its entirety by reference to, the plan document, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.

Our equity incentive plan affords an incentive to eligible persons to increase their efforts on behalf of the Company and its subsidiaries and to promote the Company’s success. The 2005 Equity Incentive Plan provides for the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and other awards based on or relating to our common stock to eligible non-employee directors, selected officers and other employees, advisors and consultants. The plan is administered by our board of directors. Our board of directors may appoint a committee of its members to administer the plan and awards granted under the plan, provided that the committee’s authorities under

Executive compensation

the plan is limited by the Board’s authority to make all final determinations with respect to the plan and any awards granted under the plan. If a committee is appointed to administer the plan, each member of the committee will qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” within the meaning of Section 162(m) of the Code. Our board of directors has the authority, in its discretion, to determine the participants in the plan; to grant awards under the plan and determine all of the terms and conditions of awards, including, but not limited to, whether the grant, vesting or settlement of awards may be conditioned upon achievement of one or more performance goals; to construe and interpret the plan and any award; to prescribe, amend and rescind rules and regulations relating to the plan; and to make all other determinations deemed necessary or advisable for the administration of the plan. Our board of directors may delegate such administrative duties as it may deem advisable. All decisions and determinations of our board of directors are final and binding on all persons.

Shares Available under the Plan. An aggregate of 2.2 million shares of our common stock have been authorized for issuance under the plan. Up to an aggregate of 2.2 million shares may be made subject to stock options and stock appreciation rights, and up to an aggregate of 1.1 million shares may be made subject to awards that are not stock options and stock appreciation rights, which awards include, among other things, grants of restricted stock. The shares available for issuance under the plan may be authorized but unissued shares or shares that we have reacquired. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered, or if an award terminates or expires without a distribution of shares, or if shares are surrendered or withheld as payment of the exercise price or withholding taxes with respect to an award, those shares will again be available for issuance under the plan. If our board of directors determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our board of directors will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award and (iv) the performance goals applicable to outstanding awards. In addition, our board of directors may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.

Performance Goals. Our board of directors may determine that the grant, vesting or settlement of an award granted under the plan may be subject to the attainment of one or more performance goals. The performance criteria that may be applied to an award granted under the plan are the same as those described below, under “Management Incentive Plan.”

Stock Options and Stock Appreciation Rights. Each stock option and stock appreciation right, or “SAR,” will be evidenced by an award agreement which will set forth the terms and conditions of the award. Stock options granted under the plan may be “incentive stock options,” within the meaning of Section 422 of the Code, or nonqualified stock options. A SAR confers on the participant the right to receive an amount with respect to each share subject to the SAR equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. SARs may be granted alone or in tandem with a stock option. Our board of directors determines all of the terms and conditions of stock options and SARs including, among other things, the number of shares subject to the award and the exercise price per share of the award, which in no event may be less than the fair market value of a share of our common stock on the date of grant (in the case of a SAR granted in tandem with a stock option, the grant price of the tandem SAR will be equal to the exercise price of the stock option), and whether the vesting of the award will be subject to the achievement of one or more performance goals. Stock options and SARs granted under the plan may not have a term exceeding 10 years from the date of grant, and the award agreement will contain terms concerning the termination of the option or SAR following termination of the participant’s service with us. Payment of the exercise price of a stock

Executive compensation

option granted under the plan may be made in cash or by an exchange of our common stock previously owned by the participant, through a “cashless exercise” procedure approved by the plan administrator or by a combination of the foregoing methods.

Restricted Stock and Restricted Stock Units. The terms and conditions of awards of restricted stock and restricted stock units granted under the plan are determined by our board of directors and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of our common stock or its equivalent value in cash, in the discretion of our board of directors. These awards are subject to restrictions on transferability which may lapse under those circumstances that our board of directors determines, which may include the attainment of one or more performance goals. Our board of directors may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards. The award agreement contains terms concerning the termination of the award of restricted stock or restricted stock units following termination of the participant’s service with us.

Other Stock-Based Awards. The plan also provides for other stock-based awards, the form and terms of which are determined by our board of directors consistent with the purposes of the plan. The vesting or payment of one of these awards may be made subject to the attainment of one or more performance goals.

Change in Control. The plan provides that, unless otherwise determined by our board of directors and set forth in an award agreement, in the event of a change in control (as defined in the plan), all awards granted under the plan will become fully vested and/or exercisable, and any performance conditions will be deemed to be fully achieved.

Taxes. We are authorized to withhold from any payment in respect of any award granted under the plan, or from any other payment to a participant, amounts of withholding and other taxes due in connection with any transaction involving an award. Our board of directors may provide in the agreement evidencing an award that the participant may satisfy this obligation by electing to have the company withhold a portion of the shares of our common stock to be received upon exercise or settlement of the award.

Amendment; Termination. The plan expires on the tenth anniversary of the date of its adoption. Our board of directors may amend, suspend or terminate the plan in whole or in part at any time, provided that no amendment, expiration or termination of the plan will adversely affect any then-outstanding award without the consent of the holder of the award. Unless otherwise determined by our board of directors, an amendment to the plan that requires stockholder approval in order for the plan to continue to comply with applicable law, regulations or stock exchange requirements will not be effective unless approved by our stockholders. Our board of directors may amend an outstanding award at any time, provided that the amendment of an award will not adversely affect the award without the consent of the holder of the award.

Management Incentive Plan

The following is a summary of the material terms of the Management Incentive Plan. The following description is subject to, and qualified in its entirety by reference to, the plan document, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.

We have adopted a management incentive plan that provides for the payment of annual bonuses to those of our executive officers who are selected for participation in the plan. The plan is administered by our board of directors. Our board of directors may appoint a committee of its members to administer the plan and bonus awards granted under the plan, provided that the committee’s authorities under the plan is limited by the Board’s authority to make all final determinations with respect to the plan and any awards

Executive compensation

granted under the plan. If a committee is appointed to administer the plan, each member of the committee will qualify as an “outside director” within the meaning of Section 162(m) of the Code. Our board of directors has the authority, in its discretion, to determine the participants in the plan; to grant awards under the plan and determine all of the terms and conditions of awards, including, but not limited to, the performance goals; to adjust performance goals where applicable; to construe and interpret the plan and any award; to prescribe, amend and rescind rules and regulations relating to the plan; and to make all other determinations deemed necessary or advisable for the administration of the plan. All decisions and determinations of our board of directors are final and binding on all persons.

Our board of directors determines the performance goals applicable to each award under the plan, which may be based on one or more criteria. The plan provides for the development of performance goals based on, for example, pre- or after-tax income, cash flow, return on assets, equity or investment, stock price or total stockholder return, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, net tangible assets or return on net tangible assets, or other criteria determined by our board of directors to be appropriate.

Performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criterion and may be applied to one or more of the company or one of our affiliates, or a division or business unit of the company, all as determined by our board of directors. Performance goals may include threshold, target and maximum levels of performance. The achievement of performance goals are subject to certification by our board of directors. In the discretion of our board of directors, equitable adjustments may be made to performance goals in recognition of unusual or non-recurring events affecting the company or one of our affiliates, in response to changes in applicable laws or regulations, or to account for items of extraordinary gain, loss or expense, to account for dispositions or changes in accounting principles.

Awards under the plan may be expressed as a dollar amount or as a percentage of the participant’s annual base salary. In no event will payment to any participant who is expected to be a “covered employee” (as defined in the plan) exceed $5.0 million in any performance period (which may be no longer than 12 months). Payment of awards under the plan may be made in cash or in the form of equity-based awards issued under a stockholder-approved equity incentive plan. Unless otherwise determined by our board of directors, in order to receive payment of an award, the participant must be employed by the company or one of its affiliates on the day payment is to be made, absent any deferral. The company has the right under the plan to withhold the amount of any taxes that the company may be required to withhold before delivery of any payment under the plan.

Our board of directors may alter, amend, suspend or terminate the plan at any time, provided that no amendment that requires stockholder approval in order for the plan to comply with any applicable law, regulations or rule will be effective unless it is approved by our stockholders. No amendment or termination of the plan will affect adversely any rights of a participant under the plan without the participant’s consent.

Security ownership of certain beneficial owners and management

The following table sets forth certain information regarding the beneficial ownership, as of July 31, 2005, of: (i) our common stock by each person known to us to hold greater than 5% of the total number of outstanding shares; and (ii) our common stock by each current director or executive officer and of all the current directors and executive officers as a group. The number of shares beneficially owned by each person or group as of July 31, 2005 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 31, 2005, including upon the exercise of options. All such information is estimated and subject to change. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.

Ownership of our common stock is shown in terms of “beneficial ownership.” Amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Common Stock

	Shares Beneficially Owned

		Percentage
		Ownership
	Shares of	of Shares of
	Common	Common
Name and Address of Beneficial Owner(1)	Stock(2)	Stock(3)(4)

JLL Building Products, LLC(5)	17,305,103	53.0%
Floyd F. Sherman(6)	1,135,753	3.4%
Kevin P. O’Meara(7)	479,636	1.4%
Charles L. Horn(8)	242,346	*
Donald F. McAleenan(9)	408,815	1.2%
Frederick B. Schenkel(10)	27,033	*
Paul S. Levy(5)(11)	17,305,103	53.0%
Alexander R. Castaldi(5)(11)	17,305,103	53.0%
Ramsey A. Frank(5)(11)	17,305,103	53.0%
Brett N. Milgrim(5)(11)	17,305,103	53.0%
Robert C. Griffin	3,750	*
Directors and executive officers of the Company as a group	19,602,436	56.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

(2)	The number of shares beneficially owned by each person or group as of July 31, 2005 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 31, 2005, including upon the exercise of options.

(3)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 32,661,461 shares of common stock outstanding

Security ownership of certain beneficial owners and management on July 31, 2005 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of July 31, 2005, including upon the exercise of options.

(4)	Subject to dilution resulting from potential awards of common stock and exercise of options to acquire common stock under the 1998 Stock Incentive Plan, as amended.

(5)	Messrs. Levy, Frank, Milgrim, and Castaldi are all associated with JLL Partners Fund II, L.P. and JLL Partners Fund III, L.P., which, as members of JLL Building Products, LLC, may be deemed to beneficially own the shares of common stock owned by JLL Building Products, LLC. In addition, Mr. Levy is the sole general partner of JLL Associates II, L.P., which controls JLL Partners Fund II, L.P., and Messrs. Levy and Frank and Jeffrey C. Lightcap are the managing members of JLL Associates III, L.L.C., which controls JLL Partners Fund III, L.P. As a result, Messrs. Frank, Levy, and Lightcap may be deemed to beneficially own all of the shares of common stock owned by JLL Building Products, LLC, and to have shared voting or investment power over the shares of common stock owned by JLL Building Products, LLC. Messrs. Milgrim and Castaldi disclaim any beneficial ownership of our common stock.

(6)	Includes 1,135,753 shares of common stock issuable upon exercise of options exercisable within 60 days of July 31, 2005 under the Company’s 1998 Stock Incentive Plan, as amended.

(7)	Includes 435,339 shares of common stock issuable upon exercise of options exercisable within 60 days of July 31, 2005 under the Company’s 1998 Stock Incentive Plan, as amended.

(8)	Includes 229,846 shares of common stock issuable upon exercise of options exercisable within 60 days of July 31, 2005 under the Company’s 1998 Stock Incentive Plan, as amended.

(9)	Includes 364,518 shares of common stock issuable upon exercise of options exercisable within 60 days of July 31, 2005 under the Company’s 1998 Stock Incentive Plan, as amended.

(10)	Includes 16,033 shares of common stock issuable upon exercise of options exercisable within 60 days of July 31, 2005 under the Company’s 1998 Stock Incentive Plan, as amended.

(11)	The business address for Messrs. Levy, Frank, Milgrim, and Castaldi is 450 Lexington Ave., Suite 3350, New York, New York 10017.

Certain related party transactions

In February 2005, with a portion of the net proceeds of our offering of the Old Notes and our senior secured credit facility, we paid a dividend to our stockholders and a compensation-based payment to all holders of our outstanding stock options (including vested and unvested options). Such payment to option holders was made in connection with the payment of such dividend, rather than making an adjustment to the exercise price or number of shares subject to such options. The aggregate dividend to stockholders was $201.2 million, and the aggregate payment to option holders was $35.8 million (excluding applicable payroll taxes of $0.6 million), which was recognized as stock compensation expense.

In February 2004, we completed a recapitalization to refinance our indebtedness and pay a dividend to our stockholders in an aggregate amount equal to $139.6 million. In connection with such dividend, our board of directors exercised its discretion under the anti-dilution provisions of our employee stock plan to adjust the exercise price of stock options to reflect the change in the share value on the dividend date. This adjustment was made to the stock options held by our executive officers as well as other employees. Approximately $0.4 million was also paid to certain option holders whose exercise price could not be adjusted for the dividend.

JLL Partners, affiliates of which control JLL Building Products, LLC, our majority stockholder, is reimbursed by us for expenses it pays or incurs on our behalf or in connection with its investment in us. The amount reimbursed was approximately $300,000 in each of 2004 and 2003, and approximately $265,000 in 2002. In the ordinary course of business, we purchase windows from PGT Industries, Inc., a company controlled by affiliates of JLL Partners.

The Company loaned $50,000 to Mr. Horn to purchase shares of our common stock, under our 1998 Stock Incentive Plan, as amended, which loan, together with interest thereon, was repaid in full on February 25, 2004.

Description of other indebtedness

The following is a summary of the material provisions of the agreements governing our material debt to be in effect upon the closing of this offering. The following is only a summary and it does not include all of the provisions of our material debt, copies of which are included as exhibits to the registration statement filed in connection with this offering of which this prospectus forms a part and incorporated herein by reference, and are available as set forth under “Where you can find more information.”

SENIOR SECURED CREDIT FACILITY

On February 11, 2005, we entered into a senior secured credit facility with various lenders, UBS Securities LLC and Deutsche Bank Securities Inc., as Joint Arrangers, UBS AG, Stamford Branch, as Administrative Agent, Collateral Trustee and Issuing Bank, Deutsche Bank Securities Inc., as Syndication Agent and General Electric Capital Corporation and LaSalle Bank, National Association, as Co-Documentation Agents.

Structure. The senior secured credit facility initially consisted of:

•	a senior secured term loan facility of $225.0 million (the “Term Loan Facility”),

•	a senior secured revolving credit facility of $110.0 million (the “Revolving Credit Facility”), and

•	a pre-funded letter of credit facility of $15.0 million (the “Funded LC Facility”). Funds in an aggregate principal amount of $15.0 million have been deposited (the “Credit-linked Deposit”) by the lenders under the Funded LC Facility in an account (the “Credit-Linked Deposit Account”) held in the name of the Administrative Agent.

As of September 1, 2005, we have repaid $160.0 million of the term loan, permanently reducing our borrowing capacity under the senior secured credit facility and eliminating our required installment payments until September 2006.

We may borrow, repay, and reborrow from the Revolving Credit Facility from time to time until the earlier of the maturity date thereof and the termination of the revolving loan commitment. The Revolving Credit Facility is used for working capital and general corporate purposes. The Funded LC Facility is used solely in connection with general corporate purposes.

Maturity, Amortization, and Prepayment. The Term Loan Facility has a maturity of six and a half years and will amortize in consecutive equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the Term Loan Facility, with the balance payable on the maturity date. Unless terminated earlier, the Revolving Credit Facility has a maturity of five years. The Funded LC Facility has a maturity of six and a half years.

The senior secured credit facility is subject to mandatory prepayment with, in general, (i) 100% of the net proceeds of certain asset sales or other disposition of assets, subject to a 365-day reinvestment period and with exceptions to be agreed; (ii) 100% of the net cash proceeds from certain issuances of debt, with exceptions to be agreed; (iii) 100% of all casualty and condemnation proceeds in excess of amounts applied within 365 days of receipt to replace or restore any properties in respect of which such proceeds are paid; and (iv) 75% of the excess cash flow, subject to leverage-based stepdowns to be agreed. Any such prepayment is applied first to the Term Loan Facility, then to the Credit Linked Deposit and the proceeds thereof applied to cash-collateralize any outstanding Funded Letters of Credit to the extent such Funded Letters of Credit outstanding at the time exceed the Credit-Linked Deposit (as so reduced), and thereafter to the Revolving Credit Facility and the proceeds thereof applied to cash collateralize any outstanding letters of credit issued thereunder which repayment (or cash-collateralization) shall also result in the permanent reduction of the commitments in respect thereof.

Description of other indebtedness

Interest and Fees. The term loans under the Term Loan Facility bear interest, at our option, at a rate equal to LIBOR plus 2.50% per annum or a base rate plus 1.50% per annum. The loans under the Revolving Credit Facility initially bear interest, at our option, at a rate equal to LIBOR plus 2.50% per annum or a base rate plus 1.50% per annum, and, beginning September 30, 2005, may decline to as much as 1.75% for LIBOR loans and 0.75% for base rate loans if certain leverage ratios are met. A commitment fee equal to 0.500% to 0.375% per annum (determined by our leverage) accrues on the undrawn portion of the Revolving Credit Facility and such fee is payable quarterly in arrears. We pay the lenders under the Funded LC Facility an amount equal to LIBOR plus 2.75% per annum minus UBS AG, Stamford Branch’s internal deposit rate, and such lenders will receive UBS AG, Stamford Branch’s internal deposit rate on the amounts in the Credit-Linked Deposit Account.

Guarantees. All of the obligations under the senior secured credit facilities are guaranteed by all of our existing and future direct and indirect subsidiaries (collectively, the “Guarantors”), subject to exceptions for foreign subsidiaries to the extent such guarantees would be prohibited by applicable law or would result in adverse tax consequences.

Pledge and Security. The senior secured credit facilities are secured by perfected first priority pledges of all of the equity interests of each of the Guarantors and perfected first priority security interests in and mortgages on all of our tangible and intangible assets and those of the Guarantors, except, in the case of the stock of a foreign subsidiary, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences, and subject to such other exceptions as are agreed.

Covenants. The senior secured credit facilities contain a number of covenants that, among other things, restrict our ability and the ability of our subsidiaries to (i) dispose of assets; (ii) change our business; (iii) engage in mergers or consolidations; (iv) make certain acquisitions; (v) pay dividends or repurchase or redeem stock; (vi) incur indebtedness and issue preferred stock; (vii) make investments and loans; (viii) create liens; (ix) engage in certain transactions with affiliates; (x) enter into sale and leaseback transactions; (xi) issue stock or stock options; (xii) amend or prepay other indebtedness; (xiii) modify or waive material documents; or (xiv) change our fiscal year. In addition, under the senior secured credit facilities, we are required to comply with specified financial ratios and tests, including a minimum interest coverage ratio, a maximum leverage ratio, and maximum capital expenditures.

Events of Default. The senior secured credit facilities contain customary events of default, including (i) nonpayment of principal or interest; (ii) false or misleading representations or warranties; (iii) noncompliance with covenants; (iv) insolvency and bankruptcy-related events; (v) judgments in excess of specified amounts; (vi) certain ERISA matters; (vii) actual or asserted invalidity of guarantees of the senior secured credit facilities or impairment of security interests in collateral; (viii) invalidity or unenforceability of certain provisions of any loan document; and (ix) certain change of control events.

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Terms of the Exchange Offer; Period for Tendering Old Notes

On February 11, 2005, we issued an aggregate principal amount of $275,000,000 of Old Notes in an offering under Rule 144A and Regulation S of the Securities Act that was not registered under the Securities Act. We sold the Old Notes to UBS Securities LLC and Deutsche Bank Securities Inc. (the “Initial Purchasers”) under a Purchase Agreement, dated February 8, 2005, among us, the guarantors party thereto, and the Initial Purchasers. When we sold the Old Notes to the Initial Purchasers, we also entered into a registration rights agreement with the Initial Purchasers in which we agreed to exchange all the issued and outstanding Old Notes for a like principal amount of New Notes. The form and terms of the New Notes are identical to those of the Old Notes except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain liquidated damages provisions relating to the Old Notes do not apply to the New Notes.

This prospectus and the enclosed letter of transmittal constitute an offer to exchange New Notes for all the issued and outstanding Old Notes. This exchange offer is being extended to all holders of the Old Notes. As of the date of this prospectus, $275,000,000 aggregate principal amount of the Old Notes are outstanding. This prospectus and the letter of transmittal are first being sent on or about                     , 2005 to all holders of Old Notes known to us. Subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal, we will accept for exchange all Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. See “—Conditions to the Exchange Offer.” As used in this prospectus, the term “Expiration Date” means 5:00 p.m., New York City time, on                     , 2005. However, if we, in our sole discretion, extend the period of time during which the exchange offer is open, the term “Expiration Date” will mean the latest time and date to which we extend the exchange offer.

The exchange offer will be open for not less than 30 days after the date notice of the exchange offer is mailed to holders. We expressly reserve the right, at any time and from time to time, in our sole discretion, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any Old Notes. If we elect to extend the period of time during which the exchange offer is open, we will give you oral or written notice of the extension and delay, as described below. During any extension of the exchange offer, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. We will return to you, at our expense, any Old Notes not accepted for exchange as promptly as practicable after the expiration or termination of the exchange offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

We expressly reserve the right to amend or terminate the exchange offer, and not accept for exchange any Old Notes that were not previously accepted for exchange if any of the conditions described below under the caption “—Conditions to the Exchange Offer” are not satisfied. We will give you oral or written notice of any amendment, termination or non-acceptance as promptly as practicable.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to those holders of Old Notes who do not exchange their Old Notes for New Notes in this exchange offer. The terms of these additional exchange offers may differ from those applicable to this exchange offer. We may use this prospectus, as amended or supplemented from time to time, in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding Old Notes have been exchanged for New Notes, subject to the terms and conditions contained in the prospectus and the letter of transmittal we will distribute in connection with these additional exchange offers.

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Procedures for Tendering Old Notes

Old Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

When you tender your Old Notes, and we accept your Old Notes, this will constitute a binding agreement between us and you, subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal. Unless you comply with the procedures described below under the caption “—Guaranteed Delivery Procedures,” you must do one of the following on or prior to the Expiration Date to participate in the exchange offer:

•	tender your Old Notes by sending certificates representing your Old Notes and a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wilmington Trust Company, as Exchange Agent, at one of the addresses listed below under the caption “—Exchange Agent”; or

•	tender your Old Notes by using the book-entry procedures described below, and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal or by transmitting an agent’s message to the Exchange Agent instead of the letter of transmittal.

The term “agent’s message” means a message, transmitted to The Depository Trust Company (“DTC”) and received by the Exchange Agent and forming a part of the book-entry transfer, that states that DTC has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

The method of delivery of certificates for Old Notes, letters of transmittal, agent’s messages and all other required documents is at your election. If you deliver your Old Notes by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely receipt by the Exchange Agent prior to the Expiration Date. Do not send certificates for Old Notes, letters of transmittal or agent’s messages directly to us.

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender, you should promptly instruct the registered owner to tender on your behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either (1) a holder of Old Notes and have not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) you are exchanging Old Notes for the account of an Eligible Guarantor Institution. An “Eligible Guarantor Institution” means any of the following that is a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program:

•	Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

•	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

•	Credit unions (as defined in Section 19(b)(1)(A) of the Federal Reserve Act);

•	National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

•	Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an Eligible Guarantor Institution. If you plan to sign the letter of transmittal but the

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Old Notes are not registered in your name, you must have the Old Notes endorsed by the registered holder of the Old Notes and that signature must be guaranteed by an Eligible Guarantor Institution. You may also send a separate instrument of transfer or exchange signed by the registered holder of the Old Notes and guaranteed by an Eligible Guarantor Institution, but that instrument must be satisfactory to us in our sole discretion.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of Old Notes improperly tendered or to not accept any Old Notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date (including the terms and conditions of the letter of transmittal and the accompanying instructions) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will we have any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of Old Notes sign the letter of transmittal, certificates for the Old Notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered holder or holders that appear on the certificates for the Old Notes and all other documents the Company may require in accordance with the restrictions on transfer applicable to the Old Notes. Signatures on certificates or bond powers must be guaranteed by an Eligible Guarantor Institution.

If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity and wish to sign the letter of transmittal or any certificates for Old Notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

By tendering your Old Notes, you represent to us, among other things that:

•	any New Notes received in exchange for your Old Notes in the exchange offer are being acquired by you or any other person receiving such New Notes in the ordinary course of your or such other person’s business;

•	at the time of the commencement of the exchange offer, you do not, or any other person who will receive New Notes in exchange for your Old Notes does not, have any arrangement or understanding with any person to participate in the “distribution” (as defined in the Securities Act) of the New Notes in violation of the Securities Act;

•	you are not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment;

•	you are not, or such other person receiving New Notes in exchange for your Old Notes is not, an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company, or if you are, or such other person is, an affiliate of the Company, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

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•	if you are not, or such other person receiving New Notes in exchange for your Old Notes is not, a broker-dealer, you are not, or such other person is not, engaged in, and you do not, or such other person does not, intend to engage in, a distribution of the New Notes;

•	if you are a participating broker-dealer, you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the New Notes you receive in the exchange offer. See “Plan of distribution.” The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) by delivering this prospectus to prospective purchasers; and

•	you have full power and authority to transfer the Old Notes in exchange for New Notes and the Company will acquire good and unencumbered title thereto, free and clear of any liens, restrictions, charges, or encumbrances and not subject to any adverse claims.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice of acceptance to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

In all cases, the issuance of New Notes in exchange for Old Notes will be made only after the Exchange Agent timely receives either certificates for the Old Notes or book-entry transfer of the Old Notes into the Exchange Agent’s account at DTC, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal or, in the case of a book-entry transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal or an agent’s message instead of the letter of transmittal. If for any reason we do not accept any tendered Old Notes or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged Old Notes without expense to the registered tendering holder. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC by using the book-entry procedures described below, the unaccepted or non-exchanged Old Notes will be credited to an account maintained with DTC. Any Old Notes to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the exchange offer.

For each Old Note accepted for exchange in the exchange offer, the holder of the Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Interest on the New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor. If (a) the exchange offer registration statement is not declared effective on or prior to October 10, 2005, or the shelf registration statement is not filed by the date that is 30 days after such filing obligation arises; (b) the exchange offer is not consummated on or prior to the 30th business day following the date on which the exchange offer registration statement is declared effective; or (c) the shelf registration statement is declared effective but thereafter ceases to be effective or usable, except if the shelf registration ceases to be effective or usable as specifically permitted by the registration rights agreement (each such event referred to in clauses (a) through (c), a “Registration Default”), liquidated damages in the form of additional cash interest will accrue on the principal amount of the affected Old Notes and New Notes (in addition to the stated interest on the Old Notes) from and including the date on which any Registration Default occurs, but excluding the earlier of the date on

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which all Registration Defaults have been cured or the date on which all the Old Notes and New Notes otherwise become freely transferable by holders other than affiliates of the Company without further registration under the Securities Act. Liquidated damages will accrue at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such rate exceed 1.00% per annum. Any amounts of liquidated damages payable due to the occurrence of a Registration Default will be paid to holders to whom regular interest is payable on each February 15th, May 15th, August 15th, and November 15th with respect to Old Notes that are registrable securities.

Book-Entry Transfer

Within two business days after the date of this prospectus, the Exchange Agent will establish an account at DTC for the Old Notes tendered in the exchange offer. Once established, any financial institution that is a participant in DTC’s systems may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of the addresses listed below under the caption “—Exchange Agent.” If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you are a registered holder of the Old Notes and desire to tender your Old Notes, but (1) the certificates for Old Notes are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

•	the tender is made through an Eligible Guarantor Institution;

•	on or prior to the Expiration Date, the Exchange Agent receives from such Eligible Guarantor Institution a properly completed and duly executed letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees, or an agent’s message in lieu thereof, and a notice of guaranteed delivery setting forth your name and address and the amount of Old Notes you are tendering, stating that the tender is being made by notice of guaranteed delivery. These documents may be sent by overnight courier, registered or certified mail, facsimile transmission or hand delivery to the addresses set forth below under “—Exchange Agent”. If you elect to use this procedure, you must guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all tendered Old Notes, in proper form for transfer, or a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be received by the Exchange Agent from such Eligible Guarantor Institution; and

•	the Exchange Agent receives the certificates for all tendered Old Notes, in proper form for transfer, or a book-entry transfer, as the case may be, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw tenders of Old Notes at any time prior to the Expiration Date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at one of the addresses listed below under the caption “—Exchange Agent.”

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Any notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of the Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which the Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn. The signatures on a notice of withdrawal must be guaranteed by an Eligible Guarantor Institution unless the holder is an Eligible Guarantor Institution. If Old Notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of this facility. All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC by using the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with DTC for the Old Notes. Properly withdrawn Old Notes may be retendered at any time prior to the Expiration Date by following one of the procedures described above under “—Procedures for Tendering Old Notes.”

Conditions to the Exchange Offer

Notwithstanding any other provision of this exchange offer, we will not be required to accept any Old Notes for exchange or to issue any New Notes in exchange for Old Notes, and we may terminate or amend the exchange offer, if at any time before the acceptance of the Old Notes for exchange or the exchange of New Notes for Old Notes:

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC;

•	an action or proceeding is pending or threatened in any court or by any governmental agency that might materially impair the ability of the Company and the guarantors to proceed with the exchange offer, or a material adverse development shall have occurred in any existing action or proceeding with respect to the Company and the guarantors; or

•	we do not receive any governmental approval we deem necessary for the completion of the exchange offer.

These conditions are for our benefit only, and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition in whole or in part at any time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right, and each right is an ongoing right that we may assert at any time.

Exchange Agent

We have appointed Wilmington Trust Company as the Exchange Agent for the exchange offer. All completed letters of transmittal and all other required documents should be directed to the Exchange Agent at one of the addresses listed below and all agent’s messages should be directed to the Exchange Agent at its DTC account. Questions and requests for assistance, requests for additional copies of this

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prospectus or the letter of transmittal and requests for notices of guaranteed delivery should be directed to the Exchange Agent at one of the following addresses:

Delivery To: Wilmington Trust Company, Exchange Agent

By Hand and Overnight Courier:

Wilmington Trust Company

Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1615
Attn: Alisha Clendaniel

By Registered or Certified Mail:

Wilmington Trust Company

Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1615
Attn: Alisha Clendaniel

By Facsimile:

(Eligible Guarantor Institutions Only)

302-636-4139

To Confirm by Telephone or for Information Call:

302-636-6470

Delivery of a letter of transmittal to an address other than the address listed above, transmission of instructions by facsimile other than as set forth above or transmission of an agent’s message other than to the Exchange Agent at its DTC account is not valid delivery of the letter of transmittal or agent’s message.

Fees and Expenses

The principal solicitation is being made by mail by the Exchange Agent. Additional solicitation may be made by telephone, facsimile or in person by our officers and regular employees and by persons so engaged by the Exchange Agent.

We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the New Notes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If

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satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such holder.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer of the Old Notes described in the legend on your certificates. These transfer restrictions are required because the Old Notes were issued in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. See “Registration rights.” Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the New Notes if (1) you are, or any other person receiving New Notes in exchange for your Old Notes is, an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company, (2) you are not, or any other person receiving New Notes in exchange for your Old Notes is not, acquiring the New Notes in the exchange offer in the ordinary course of your or such other person’s business or (3) you are, or such other person receiving New Notes in exchange for your Old Notes is, participating, intend to participate or have an arrangement or understanding with any person to participate in the distribution of the New Notes you or such other person will receive in the exchange offer. We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If you are, or any other person receiving New Notes in exchange for your Old Notes is, an affiliate of the Company, are engaged in or intend to engage in a distribution of the New Notes or have any arrangement or understanding with respect to the distribution of the New Notes you or such other person will receive in the exchange offer, you or such other person (1) may not rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the New Notes. If you are a broker-dealer, you receive New Notes for your own account and you acquired the Old Notes as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes. See “Plan of distribution.” In addition, to comply with state securities laws, you may not offer or sell the New Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the New Notes in any state in which an exemption from registration or qualification is required and not available.

Description of new notes

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Issuer” refers only to Builders FirstSource, Inc. and not to any of its subsidiaries.

The Issuer will issue the New Notes under an indenture among itself, the Guarantors and Wilmington Trust Company, as trustee. This is the same indenture under which the Old Notes were issued. The terms of the New Notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The security documents referred to below under the heading “— Security” defines the terms of the pledges that will secure the New Notes.

The following description is a summary of the material provisions of the indenture and the security documents. It does not restate those agreements in their entirety. We urge you to read the indenture and the security documents because they, and not this description, define your rights as holders of the New Notes. Copies of the indenture and the security documents are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a New Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the New Notes and the Note Guarantees

The terms of the New Notes are substantially identical to the terms of the outstanding Old Notes, except that the transfer restrictions, registration rights and certain liquidated damages provisions relating to the Old Notes do not apply to the New Notes.

The Notes

The New Notes:

•	will be general obligations of the Issuer;

•	will be secured on a second priority basis, equally and ratably with all obligations of the Issuer under any future Parity Lien Debt, by Liens on all of the assets of the Issuer other than the Excluded Assets, subject to the Liens securing the Issuer’s obligations under the Credit Agreement and any other Priority Lien Debt and other Permitted Prior Liens;

•	will be effectively junior, to the extent of the value of the Collateral, to the Issuer’s obligations under the Credit Agreement and any other Priority Lien Debt, which will be secured on a first priority basis by the same assets of the Issuer that secure the notes;

•	will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of the Issuer subject to those Permitted Prior Liens;

•	will be pari passu in right of payment with all other senior Indebtedness of the Issuer, including Indebtedness under the Credit Agreement;

•	will be senior in right of payment to any future subordinated Indebtedness of the Issuer, if any; and

•	will be guaranteed by the Guarantors.

Description of new notes

The Note Guarantees

Each guarantee of the notes:

•	will be general obligations of each Guarantor;

•	will be secured on a second priority basis, equally and ratably with all obligations of that Guarantor under any other future Parity Lien Debt, by Liens on all of the assets of that Guarantor other than the Excluded Assets, subject to the Liens securing that Guarantor’s guarantee of the Credit Agreement obligations and any other Priority Lien Debt and obligations related to other Permitted Prior Liens;

•	will be effectively junior, to the extent of the value of the Collateral, to that Guarantor’s guarantee of the Credit Agreement and any other Priority Lien Debt, which will be secured on a first priority basis by the same assets of that Guarantor that secure the notes;

•	will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of that Guarantor subject to those Permitted Prior Liens;

•	will be pari passu in right of payment with all other senior Indebtedness of that Guarantor, including its guarantee of Indebtedness under the Credit Agreement; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor, if any.

As of the date of the indenture, all of our Subsidiaries were Restricted Subsidiaries. However, so long as we satisfy the conditions described in the definition of “Unrestricted Subsidiary,” we will be permitted to designate current or future Subsidiaries as “Unrestricted” Subsidiaries that are not subject to the restrictive covenants included in the indenture.

Pursuant to the indenture, the Issuer will be permitted to designate additional Indebtedness as Priority Lien Debt, subject to the Priority Lien Cap. The Issuer also will be permitted to incur additional Indebtedness as Parity Lien Debt subject to the covenants described below under “Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Covenants — Liens.” As of June 30, 2005, the Issuer had $90.0 million of Priority Lien Debt and $275.0 million of Parity Lien Debt outstanding. Since June 30, 2005, we have repaid $25.0 million of our term loan, reducing the Priority Lien Debt outstanding.

Principal, Maturity and Interest

The Issuer will issue $275.0 million in aggregate principal amount of notes in this offering. The Issuer may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the heading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on February 15, 2012.

Interest on the notes will accrue at a rate equal to the LIBOR Rate plus 4.25%. The LIBOR Rate will be reset quarterly. The LIBOR Rate for the current quarterly period ending on November 15, 2005 will be 8.04%. Interest on the New Notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing on November 15, 2005. The Issuer will make each interest payment to the holders of record on the February 1, May 1, August 1 and November 1 immediately preceding the next interest payment date. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year

Description of new notes

comprised of twelve 30-day months. In no event will the interest rate on the notes be higher than the maximum rate permitted by law, if any.

Methods of Receiving Payments on the New Notes

If a holder of New Notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium on that holder’s New Notes in accordance with those instructions. All other payments on the New Notes will be made at the office or agency of the paying agent and registrar unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the New Notes

The trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the New Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange New Notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of New Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any New Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any New Note for a period of 15 days before a selection of New Notes to be redeemed.

Note Guarantees

The New Notes will be guaranteed by each of the Issuer’s current and future Domestic Restricted Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to try to prevent that Note Guarantee from being unenforceable under applicable law. See “Risk factors— Fraudulent Conveyance and Similar Laws May Adversely Affect the Validity and Enforceability of the Guarantees.” A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2)     either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture and appropriate security documents satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

Description of new notes

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor (or of that Guarantor’s direct or indirect parent company) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3)	if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the headings “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders— Asset Sales.”

Security

The obligations of the Issuer with respect to the New Notes, the obligations of the Guarantors under the Note Guarantees, all other Parity Lien Obligations and the performance of all other obligations of the Issuer, the Guarantors and the Issuer’s other Restricted Subsidiaries under the Note Documents will be secured equally and ratably by second priority Liens in the Collateral granted to the collateral trustee for the benefit of the holders of the Parity Lien Obligations. These Liens will be junior in priority to the Liens securing Priority Lien Obligations and to all other Permitted Prior Liens. The Liens securing Priority Lien Obligations will also be granted to the collateral trustee for the benefit of the holders of the Priority Lien Obligations. The Collateral comprises all of the assets of the Issuer and the other Pledgors, other than the Excluded Assets.

Collateral Trust Agreement

On the date of the indenture, the Issuer and the other Pledgors entered into a collateral trust agreement with the collateral trustee and each other Secured Debt Representative. The collateral trust agreement sets forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any property of the Issuer or any other Pledgor at any time held by it, in trust for the benefit of the present and future holders of the Secured Obligations.

Collateral Trustee

UBS AG, Stamford Branch has been appointed to serve as the collateral trustee for the benefit of the holders of all Parity Lien Obligations outstanding from time to time, including the notes, and UBS AG, Stamford Branch has also been appointed to serve as collateral trustee for the benefit of the holders of all Priority Lien Obligations outstanding from time to time.

The collateral trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the security documents.

Except as provided in the collateral trust agreement or as directed by an Act of Required Debtholders in accordance with the collateral trust agreement, the collateral trustee will not be obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the security documents, the Liens created thereby or the Collateral.

The Issuer will deliver to each Secured Debt Representative copies of all security documents delivered to the collateral trustee.

Description of new notes

Enforcement of Liens

If the collateral trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the collateral trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the collateral trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the collateral trustee’s interests, rights, powers and remedies in respect of the Collateral or under the security documents or applicable law and, following the initiation of such exercise of remedies, the collateral trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the collateral trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

Restrictions on Enforcement of Parity Liens

Until the Discharge of Priority Lien Obligations, the holders of loans made under the Credit Agreement and other Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4) and the provisions described below under the heading “—Provisions of the Indenture Relating to Security— Relative Rights,” and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the collateral trustee with respect to the security documents and the Collateral including, without limitation, the exclusive right to authorize or direct the collateral trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither the trustee nor the holders of notes or other Parity Lien Obligations may authorize or direct the collateral trustee with respect to such matters. Notwithstanding the foregoing, the trustee and the holders of notes (together with any other holder of a Parity Lien Obligation) may, subject to the rights of the holders of other Permitted Prior Liens, direct the collateral trustee:

(1)	without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)	as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3)	as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Prior Liens) of the Parity Liens upon any Collateral; provided that, the trustee and the holders of Parity Lien Obligations may not require the collateral trustee to take any action to perfect any Collateral through possession or control other than the collateral trustee agreeing pursuant to the collateral trust agreement that the collateral trustee, as agent for the benefit of the holders of Priority Lien Obligations, agrees to act as agent for the benefit of the holders of Parity Lien Obligations; or

(4)	as necessary to create, prove, preserve or protect (but not enforce) the Parity Liens upon any Collateral.

Description of new notes

Subject to the provisions described below under the heading “—Provisions of the Indenture Relating to Security— Relative Rights,” until the Discharge of Priority Lien Obligations, none of the holders of notes or other Parity Lien Obligations or any Parity Lien Representative will:

(1)	request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Parity Liens or grant the Parity Liens equal ranking to the Priority Liens;

(2)	oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any insolvency or liquidation proceedings;

(3)	oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

(4)	oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or

(5)	challenge the validity, enforceability, perfection or priority of the Priority Liens.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of notes and other Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an insolvency or liquidation proceeding against the Issuer or any other Pledgor in accordance with applicable law; provided that, by accepting a note, each holder of notes will agree not to take any of the actions prohibited under clauses (1) through (5) of the preceding paragraph or oppose or contest any order that it has agreed not to oppose or contest under the provisions described below under the heading “—Insolvency or Liquidation Proceedings.”

At any time prior to the Discharge of Priority Lien Obligations and after (a) the commencement of any insolvency or liquidation proceeding in respect of the Issuer or any other Pledgor or (b) the collateral trustee and each Parity Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Debtholders stating that (i) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and have stated the intent to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the Issuer or any other Pledgor to the collateral trustee (in its capacity as agent for the holders of Parity Lien Obligations), any Parity Lien Representative, any holder of notes or any other holder of Parity Lien Obligations (including, without limitation, payments and prepayments made for application to Parity Lien Obligations and all other payments and deposits made pursuant to any provision of the indenture, the notes, the Guarantees or any other Parity Lien Document).

Subject to the provisions described below under the heading “—Provisions of the Indenture Relating to Security— Relative Rights,” all proceeds of Collateral received by the collateral trustee (in its capacity as agent for the holders of Parity Lien Obligations), any Parity Lien Representative, any holder of notes or other Parity Lien Obligations in violation of the immediately preceding paragraph will be held by the collateral trustee (in its capacity as agent for the holders of Parity Lien Obligations), the applicable Parity Lien Representative or the applicable holder of Parity Lien Obligations for the account of the holders of

Description of new notes

Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Parity Liens will remain attached to and, subject to the provisions described under the heading “—Provisions of the Indenture Relating to Security— Ranking of Parity Liens,” enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the collateral trustee (in its capacity as agent for the holders of Parity Lien Obligations), any Parity Lien Representative or any holder of notes or other Parity Lien Obligations not in violation of the immediately preceding paragraph will be received by the collateral trustee (in its capacity as agent for the holders of Parity Lien Obligations), such Parity Lien Representative or such holder of Parity Lien Obligations free from the Priority Liens and all other Liens except the Parity Liens.

Waiver of Right of Marshalling

The collateral trust agreement will provide that, prior to the Discharge of Priority Lien Obligations, the holders of notes and other Parity Lien Obligations, each Parity Lien Representative and the collateral trustee (in its capacity as agent for the holders of Parity Lien Obligations) may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Liens (in their capacity as priority lienholders). Following the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations and any Parity Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

Insolvency or Liquidation Proceedings

If in any insolvency or liquidation proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order:

(1)	for use of cash collateral;

(2)	approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such insolvency or liquidation proceeding;

(3)	granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the collateral subject to Priority Liens; or

(4)	relating to a sale of assets of the Issuer or any other Pledgor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Parity Liens will attach to the proceeds of the sale;

then, the holders of notes and other Parity Lien Obligations, in their capacity as holders of secured claims, and each Parity Lien Representative will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative in any respect opposes or otherwise contests any request made by the holders of notes or other Parity Lien Obligations or a Parity Lien Representative for the grant to the collateral trustee, for the benefit of the holders of notes and other Parity Lien Obligations, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth herein under the heading “—Provisions of the Indenture Relating to Security— Ranking of Parity Liens”) to, such Lien and all Priority Liens on such property.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of notes and other Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of insolvency or liquidation proceedings against the Issuer or any other Pledgor in accordance with applicable law; provided that, by accepting a note, each holder of notes

Description of new notes

will agree not to take any of the actions prohibited under clauses (1) through (5) of the second paragraph of the provisions described above under the heading “—Restrictions on Enforcement of Parity Liens” or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

The holders of notes or other Parity Lien Obligations or any Parity Lien Representative will not file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Parity Liens, except that:

(1)	they may freely seek and obtain relief: (a) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth herein under the heading “—Provisions of the Indenture Relating to Security— Ranking of Parity Liens”) to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (b) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2)	they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

Order of Application

The collateral trust agreement will provide that if any Collateral is sold or otherwise realized upon by the collateral trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the collateral trustee in the security documents, the proceeds received by the collateral trustee from such foreclosure, collection or other enforcement will be distributed by the collateral trustee in the following order of application:

FIRST, to the payment of all amounts payable under the collateral trust agreement on account of the collateral trustee’s and the indenture trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the collateral trustee, the indenture trustee or any co-trustee or agent of the collateral trustee in connection with any security document;

SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon;

THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents (and if not so provided therein, shall be payable pro rata) in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge, cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt) or collateralization with a letter of credit in form and substance, and from a financial institution, satisfactory to the respective Priority Lien Representatives (such letter of credit to have a face amount equal to the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document);

FOURTH, to the respective Parity Lien Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may

Description of new notes

be provided in the Parity Lien Documents (and if not so provided therein, shall be payable pro rata) in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge, cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit, if any, constituting Parity Lien Debt) or collateralization with a letter of credit in form and substance, and from a financial institution, satisfactory to the respective Parity Lien Representatives (such letter of credit to have a face amount equal to the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document); and

FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Issuer or the applicable Pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

If any Parity Lien Representative or any holder of a Parity Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with the paragraph above, whether after the commencement of an insolvency or liquidation proceeding or otherwise, such Parity Lien Representative or such holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the collateral trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with the provisions set forth above under this heading “—Order of Application.” Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

The provisions set forth above under this heading “—Order of Application” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative, and the collateral trustee as holder of Priority Liens and Parity Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

Release of Liens on Collateral

The collateral trust agreement will provide that the collateral trustee’s Liens on the Collateral will be released:

(1)	in whole, upon (a) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination, cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) or collateralization with a letter of credit in form and substance, and from a financial institution, satisfactory to the respective Secured Debt Representatives (such letter of credit to have a face amount equal to the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the

Description of new notes

terms of the applicable Secured Debt Document) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2)	as to any Collateral that is sold, transferred or otherwise disposed of by the Issuer or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or any Guarantor in a transaction or other circumstance that complies with the “Asset Sale” provisions of the indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the collateral trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the heading “—Certain Covenants— Merger, Consolidation or Sale of Assets;”

(3)	as to a release of less than all or substantially all of the Collateral, if consent to the release of all Priority Liens on such Collateral has been given by an Act of Required Debtholders; and

(4)	as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) the Issuer has delivered an officers’ certificate to the collateral trustee certifying that all such necessary consents have been obtained.

The security documents provide that the Liens securing the Secured Debt will extend to the proceeds of any sale of Collateral. As a result, the collateral trustee’s Liens will apply to the proceeds of any such Collateral received in connection with any sale or other disposition of assets described in the preceding paragraph.

Release of Liens in Respect of Notes

The indenture and the collateral trust agreement will provide that the collateral trustee’s Parity Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the collateral trustee’s Parity Liens on the Collateral will terminate and be discharged:

(1)	upon satisfaction and discharge of the indenture as set forth under the heading “—Satisfaction and Discharge;”

(2)	upon a Legal Defeasance or Covenant Defeasance of the notes as set forth under the heading “—Legal Defeasance and Covenant Defeasance;”

(3)	upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged; or

(4)	in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the heading “Amendment, Supplement and Waiver.”

Amendment of Security Documents

The collateral trust agreement will provide that no amendment or supplement to the provisions of any security document will be effective without the approval of the collateral trustee acting as directed by an Act of Required Debtholders, except that:

(1)	any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt

Description of new notes

Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the collateral trustee therein will become effective when executed and delivered by the Issuer or any other applicable Pledgor party thereto and the collateral trustee;

(2)	no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(a)	to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders” or “Required Parity Lien Debtholders”),

(b)	to share in the order of application described above under “—Order of Application” in the proceeds of enforcement of or realization on any Collateral, or

(c)	to require that Liens securing Secured Obligations be released only as set forth in the provisions described above under the heading “—Release of Liens on Collateral,”

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(3)	no amendment or supplement that imposes any obligation upon the collateral trustee or any Secured Debt Representative or adversely affects the rights of the collateral trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the collateral trustee or such Secured Debt Representative, respectively.

Any amendment or supplement to the provisions of the security documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under the heading “—Release of Liens on Collateral.” Any amendment or supplement that results in the collateral trustee’s Liens upon the Collateral no longer securing the notes and the other Obligations under the indenture may only be effected in accordance with the provisions described above under the heading “—Release of Liens in Respect of Notes.”

The collateral trust agreement will provide that, notwithstanding anything to the contrary under the heading “—Amendment of Security Documents,” but subject to clauses (2) and (3) above:

(1)	any mortgage or other security document that secures Parity Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the collateral trustee acting as directed in writing by the Required Parity Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the collateral trust agreement or the other Priority Lien Documents; and

(2)	any amendment or waiver of, or any consent under, any provision of the collateral trust agreement or any other security document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Parity Lien Document without the consent of or notice to any holder of Parity Lien Obligations and without any action by the Issuer or any other Pledgor or any holder of notes or other Parity Lien Obligations.

Voting

In connection with any matter under the collateral trust agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt

Description of new notes

(including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series as a block in respect of any vote under the collateral trust agreement.

Provisions of the Indenture Relating to Security

Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt

The indenture will provide that, notwithstanding:

(1)	anything to the contrary contained in the security documents;

(2)	the time of incurrence of any Series of Parity Lien Debt;

(3)	the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4)	the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)	the time of taking possession or control over any Collateral;

(6)	that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)	the rules for determining priority under any law governing relative priorities of Liens:

(a)	all Parity Liens granted at any time by the Issuer or any other Pledgor will secure, equally and ratably, all present and future Parity Lien Obligations; and

(b)	all proceeds of all Parity Liens granted at any time by the Issuer or any other Pledgor will be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations.

This section is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the collateral trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and the trustee at the time of incurrence of such Series of Parity Lien Debt.

Ranking of Parity Liens

The indenture will provide that, notwithstanding:

(1)	anything to the contrary contained in the security documents;

(2)	the time of incurrence of any Series of Secured Debt;

(3)	the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4)	the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)	the time of taking possession or control over any Collateral;

Description of new notes

(6)	that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)	the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens at any time granted by the Issuer or any other Pledgor will be subject and subordinate to all Priority Liens securing (i) Priority Lien Debt up to the Priority Lien Cap and (ii) all other Obligations in respect of Priority Lien Debt.

The provisions under the heading “—Ranking of Parity Liens” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representatives and the collateral trustee as holder of Priority Liens. No other Person will be entitled to rely on, have the benefit of or enforce those provisions. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and each Priority Lien Representative at the time of incurrence of such Series of Parity Lien Debt.

In addition, the provisions under the heading “—Ranking of Parity Liens” are intended solely to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens. Neither the notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Relative Rights

Nothing in the Note Documents will:

(1)	impair, as between the Issuer and the holders of the notes, the obligation of the Issuer to pay principal of, premium and interest on the notes in accordance with their terms or any other obligation of the Issuer or any other Pledgor;

(2)	affect the relative rights of holders of notes as against any other creditors of the Issuer or any other Pledgor (other than holders of Priority Liens, Permitted Prior Liens or other Parity Liens);

(3)	restrict the right of any holder of notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described above under the headings “—Collateral Trust Agreement— Restrictions on Enforcement of Parity Liens” or “—Collateral Trust Agreement— Insolvency and Liquidation Proceedings”);

(4)	restrict or prevent any holder of notes or other Parity Lien Obligations, the collateral trustee or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by (a) “—Collateral Trust Agreement— Restrictions on Enforcement of Parity Liens” or (b) “—Collateral Trust Agreement— Insolvency and Liquidation Proceedings”; or

(5)	restrict or prevent any holder of notes or other Parity Lien Obligations, the collateral trustee or any Parity Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by (a) “—Collateral Trust Agreement— Restrictions on Enforcement of Parity Liens” or (b) “—Collateral Trust Agreement— Insolvency and Liquidation Proceedings.”

Description of new notes

Compliance with Trust Indenture Act

The indenture will provide that the Issuer will comply with the provisions of TIA § 314.

To the extent applicable, the Issuer will cause TIA §313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an officer of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral.

Further Assurances; Insurance

The indenture and the security documents will provide that the Issuer and each of the other Pledgors will do or cause to be done all acts and things that may be required, or that the collateral trustee from time to time may reasonably request, to assure and confirm that the collateral trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the collateral trustee or any Secured Debt Representative at any time and from time to time, the Issuer and each of the other Pledgors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the collateral trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations.

At any time when no Priority Lien Documents are in effect, the Issuer and the other Pledgors will:

(1)	keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)	maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)	maintain such other insurance as may be required by law;

(4)	maintain title insurance on all real property Collateral insuring the collateral trustee’s Lien on that property, subject only to Permitted Prior Liens and other exceptions to title reasonably approved by the collateral trustee; provided that title insurance need only be maintained on any particular parcel of real property if and to the extent title insurance is maintained in respect of Priority Liens on that property; and

(5)	maintain such other insurance as may be required by the security documents.

Upon the request of the collateral trustee, the Issuer and the other Pledgors will furnish to the collateral trustee full information as to their property and liability insurance carriers. The collateral trustee, as agent

Description of new notes

for the holders of Secured Obligations, as a class, will be named as additional insured on all insurance policies of the Issuer and the other Pledgors and the collateral trustee will be named as loss payee, with 30 days’ notice of cancellation or, if provided to the Issuer, notice of material change, on all property and casualty insurance policies of the Issuer and the other Pledgors.

Optional Redemption

At any time prior to February 15, 2007, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including any additional notes issued after the date of the indenture) at a redemption price of 100% of the principal amount thereof, plus a premium equal to 100% of the principal amount of the notes multiplied by the sum of the LIBOR Rate in effect on the date of such redemption notice plus 4.25%, plus accrued and unpaid interest, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

On or after February 15, 2007, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2007	102%
2008	101%
2009 and thereafter	100%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to February 15, 2007, the Issuer may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to the date of redemption (the “Redemption Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer

Description of new notes

will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the heading “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Description of new notes

Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are within 180 days, converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale or a Casualty Event, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)	to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, a Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided, that the application of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral or from a Casualty Event, in accordance with clauses (2) through (4) of this paragraph shall be used to purchase, acquire or improve assets that would constitute Collateral; and provided, further, that the requirements of clauses (2) through (4) of this paragraph shall be deemed to be satisfied if a binding agreement committing to make the acquisitions or expenditures referenced in such clauses is entered into by the Issuer or its Restricted Subsidiaries within 365 days after receipt of any Net Proceeds and such Net Proceeds are applied in accordance with such agreement; provided, however, that if the Net Proceeds to be applied pursuant to such agreement are not applied within 180 days of the date of such agreement, such Net Proceeds shall be considered Excess Proceeds.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within five days thereof, the Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Parity Lien Debt containing provisions similar to those set forth in the indenture with

Description of new notes

respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Parity Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase (or, in respect of such Parity Lien Debt, such lesser price, if only, as may be provided for by the terms of such Parity Lien Debt), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other Parity Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other Parity Lien Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing the Issuer’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuer. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing notes. In that case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuer’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuer’s then existing financial resources. See “Risk factors — We May Be Unable to Purchase the Notes Upon a Change of Control.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Description of new notes

Certain Covenants

Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the heading “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9), (10), (11) and (13), and excluding Restricted Payments attributable to proceeds of key-man life insurance, with respect to clause (5), of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the Issuer’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	100% of the aggregate net cash proceeds received by the Issuer since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible

Description of new notes

or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

(c)	to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)	to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation; plus

(e)	100% of any dividends received by the Issuer or a Wholly-Owned Restricted Subsidiary of the Issuer that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.

With respect to (a) any payments made pursuant to clauses (2), (3), (4), (5) (other than with respect to cash proceeds of key-man life insurance policies) (7) and (12) below, so long as no Default or Event of Default has occurred and is continuing or would be caused by such payments, and (b) any payments made pursuant to clauses (1), (5) (with the cash proceeds of key-man life insurance policies), (6), (8), (9), (10), (11) and (13) below, regardless of whether any Default or Event of Default has occurred and is continuing or would be caused by such payment, the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or otherwise approved by the Board of Directors; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year may not exceed the sum of (i) $3.0 million and (ii) the cash proceeds of key-man life insurance policies

Description of new notes

received in such year by the Issuer and its Restricted Subsidiaries (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso from any fiscal year are available to be carried over to the subsequent fiscal year); provided, further, that the aggregate amount spent pursuant to this clause (5) in any fiscal year in which unused amounts from a prior fiscal year have been carried forward may not exceed the sum of (x) $6.0 million and (y) the unused cash proceeds of such key-man life insurance policies;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of common Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the heading “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of preferred Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the heading “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)	distributions and payments to holders of options of the Issuer’s Capital Stock made by the Issuer in the manner as described in the section entitled “Use of proceeds” in the Offering Memorandum;

(10)	Permitted Payments to Sponsor;

(11)	cash payments in lieu of fractional shares issuable as dividends on Capital Stock of the Issuer or any of its Restricted Subsidiaries;

(12)	following the Initial Public Offering, dividends of up to 6.0% per annum of the net proceeds received by the Issuer in such Initial Public Offering; and

(13)	other Restricted Payments in an aggregate amount not to exceed $30.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if, the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been

Description of new notes

incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period;

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by the Issuer and any Guarantor of (i) Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) and (ii) Indebtedness under any Receivables Facility (such amounts outstanding under any such Receivables Facility not to exceed $125.0 million outstanding at any given time) in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of:

(a)	$375.0 million less the aggregate amount of all Net Proceeds of Asset Sales or Casualty Events applied by the Issuer or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the heading “—Repurchase at the Option of Holders— Asset Sales”; and

(b)	the Borrowing Base;

(2)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Existing Indebtedness and Existing Disqualified Stock;

(3)	the incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 90 days of such purchase, design, construction, installation or improvement in an aggregate principal amount, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25.0 million and (b) 3.0% of Total Assets at any time outstanding;

(5)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (5) of this paragraph;

(6)	the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated, upon an Event of Default, to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

Description of new notes

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)	the guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, trade letters of credit, performance and surety bonds in the ordinary course of business;

(11)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)	Indebtedness arising from any agreement entered into by the Issuer or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment, holdback, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets permitted by the indenture;

(13)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Debt of Restricted Subsidiaries acquired or assumed by the Issuer or another Restricted Subsidiary of the Issuer, or resulting from the merger or consolidation of one or more Persons into or with one or more Restricted Subsidiaries of the Issuer; provided that (a) such Acquired Debt is not incurred in contemplation of the respective acquisition, merger or consolidation, and (b) after giving effect to any Acquired Debt acquired or assumed pursuant to this clause (13),

(a)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant; or

Description of new notes

(b)	the Issuer’s Fixed Charge Coverage Ratio at the time of such acquisition or merger, after giving pro forma effect to such acquisition or merger, would be greater than the Issuer’s actual Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;

(14)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness incurred for the sole purpose of financing the payment of insurance premiums in the ordinary course of business;

(15)	the incurrence by the Issuer of Disqualified Capital Stock issued to any officer, director or employee of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholder’s agreement or similar agreement, or otherwise approved by the Board of Directors; and

(16)	the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $50.0 million.

The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

Description of new notes

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries (including for purposes of this clause (3) distributions of property as dividends on capital stock).

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness, any Credit Facility, including the Credit Agreement, and any other agreements as in effect on the date of the indenture, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes, the Note Guarantees and the security documents;

(3)	applicable law, rule, regulation or order;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(6)	purchase money obligations for property or equipment acquired for use in the business of the Issuer or any of its Restricted Subsidiaries and Capital Lease Obligations that impose restrictions

Description of new notes

on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the heading “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the notes, the indenture, the registration rights agreement and the security documents pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four full fiscal quarter period:

(a)	be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the heading “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b)	have a Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

Description of new notes

In addition, the Issuer will not, directly or indirectly, lease all or substantially all of its and its Restricted Subsidiaries, taken as a whole, properties or assets, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction; or

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)	the Issuer delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors of the Issuer set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Issuer; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Issuer or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer, employee or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among the Issuer and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Issuer;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(6)	Restricted Payments that do not violate the provisions of the indenture described above under the heading “—Restricted Payments;”

Description of new notes

(7)	Permitted Payments to Sponsor;

(8)	loans or advances to employees in the ordinary course of business not to exceed $3.0 million in the aggregate at any one time outstanding; and

(9)	payments of cash bonuses to officers and employees approved by the Board of Directors.

Business Activities

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of the indenture, then that newly acquired or created Domestic Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created; provided that any Domestic Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the heading “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the heading “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the heading “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time, redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer if that redesignation would not cause a Default; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the heading “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Description of new notes

Limitation on Issuances and Sales of Equity Interests in Wholly-Owned Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Restricted Subsidiary of the Issuer to any Person (other than the Issuer or a Wholly-Owned Subsidiary of the Issuer), unless:

(1)	such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly-Owned Restricted Subsidiary; and

(2)	the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the heading “—Repurchase at the Option of Holders— Asset Sales.”

In addition, the Issuer will not permit any Wholly-Owned Restricted Subsidiary of the Issuer to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Issuer or a Wholly-Owned Restricted Subsidiary of the Issuer.

Limitation on Issuances of Guarantees of Indebtedness

The Issuer will not permit any of its Restricted Subsidiaries which is not a Guarantor, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

The Note Guarantee of a Guarantor will automatically and unconditionally be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor (or that Guarantor’s direct or indirect parent) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3)	if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the headings “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

The form of the Note Guarantee is attached as an exhibit to the indenture, which is included as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.

Payments for Consent

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Description of new notes

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

The availability of the foregoing materials on either the SEC’s EDGAR database service or on the Issuer’s website shall be deemed to satisfy the Issuer’s delivery obligation to deliver such reports. However, subsequent to the filing of a registration statement on Form S-1 containing the financial information for the respective annual or quarterly reporting periods required to be included in such Form S-1 as of the date filed and such other information otherwise required by the reports referenced in clause (2) above, and prior to the effectiveness or withdrawal of any such registration statement, the availability of such registration statement on the SEC’s EDGAR database service, including any amendments to the registration statement diligently filed, shall be deemed to satisfy the Issuer’s obligation to deliver the reports referenced in clauses (1) and (2) above, even if the amendments to the registration statement containing such information are filed after the time periods within which such information would have otherwise been required to be reported on such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, the Issuer will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time after consummation of the exchange offer, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s discussion and analysis of financial condition and results of operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

In addition, the Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and prospective investors, upon the request of such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Description of new notes

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the headings “—Repurchase at the Option of Holders—Change of Control” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or any of the security documents;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay the principal of such Indebtedness at the final Stated Maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6)	failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (net of any amount covered by insurance of a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	the occurrence of any of the following:

(a)	except as permitted by the indenture, any security document ceases for any reason to be fully enforceable; provided, that it will not be an Event of Default under this clause (7)(a) if the sole result of the failure of one or more security documents to be fully enforceable is that any Parity Lien purported to be granted under such security documents on Collateral, individually or in the aggregate, having an estimated good faith value of not more than $10.0 million ceases to be an enforceable and perfected Lien, subject as to priority only to Permitted Prior Liens;

(b)	any Parity Lien purported to be granted under any security document on Collateral, individually or in the aggregate, having an estimated good faith value in excess of $10.0 million ceases to be an enforceable and perfected Lien, subject as to priority only to Permitted Prior Liens; or

(c)	the Issuer or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Issuer or any other Pledgor set forth in or arising under any security document.

Description of new notes

(8)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or premium, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the

Description of new notes

Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)	the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of the transfer or exchange of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants under the indenture (including, without limitation, its obligation to make Change of Control Offers and Asset Sale Offers) that are described above under the heading “—Certain Covenants” in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

Description of new notes

(3)	in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)	the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)	the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the notes, as provided under the heading “—Collateral Trust Agreement— Release of Liens in Respect of Notes,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or reduce the premium payable upon redemption of any note or change the time at which any note may be redeemed (other than provisions relating to the covenants described above under the heading “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

Description of new notes

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults, Events of Default or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

(7)	waive a redemption payment payable with respect to any note (other than a payment required by one of the covenants described above under the heading “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the indenture or any security document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the Note Guarantees, the security documents or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees, the security documents or the notes;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes, to add additional Guarantors or release Guarantors from Note Guarantees, each in accordance with the terms of the indenture; or

(9)	to make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the security documents or any release of Collateral that becomes effective as set forth in the indenture or any of the security documents.

Description of new notes

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit as a result of the Issuer’s failure to comply with the provisions described under the heading “—Repurchase at the Option of Holders— Change of Control” and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the notes, as provided under the heading “—Collateral Trust Agreement— Release of Liens in Respect of Notes,” upon a satisfaction and discharge in accordance with the provisions described above.

Concerning the Trustee

If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no

Description of new notes

obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture, registration rights agreement, collateral trust agreement and security documents without charge by writing to Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas, 75201, Attention: General Counsel.

Book-Entry System

The New Notes will be initially issued in the form of one or more global securities registered in the name of DTC or its nominee.

Upon the issuance of a global security, DTC or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the New Notes represented by such global security. Such accounts shall be designated by the Initial Purchasers. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and interest on New Notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder represented thereby for all purposes under the indenture. The Company has been advised by DTC that, upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated New Notes only if:

(a) the Company delivers to the trustee notice from DTC or any successor depositary that it is unwilling or unable to continue to act as a depositary for such global security or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 120 days of such notice from the depositary;

(b) the Company in its sole discretion at any time determines that such global security should be exchanged for certificated New Notes and delivers written notice to such effect to the trustee; or

(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes represented by such global security.

Any global security that is exchangeable for certificated New Notes pursuant to the preceding sentence will be exchanged for certificated New Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a

Description of new notes

global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated New Notes:

(a) certificated New Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

(b) payment of principal of, and premium, if any, and interest on, the certificated New Notes will be payable, and the transfer of the certificated New Notes will be registrable, at the office or agency of the Company maintained for such purposes; and

(c) no service charge will be made for any registration of transfer or exchange of the certificated New Notes, although the Company and the registrar may require payment of a sum sufficient to cover any transfer tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder represented by such global security for all purposes under the indenture and the New Notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the New Notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions between its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities between participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Description of new notes

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time:

(1)	prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of more than 50% of the sum of:

(a)	the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b)	other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(2)	at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of Parity Debt representing the Required Parity Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described above under the heading “—Collateral Trust Agreement— Voting.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

     (2) the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at February 15, 2007 (such redemption price being set forth in the table appearing above under the heading “—Optional Redemption”), plus (ii) all required interest payments due on the note through February 15, 2007, such interest payments to be determined in accordance with the indenture assuming that the LIBOR Rate in effect on the date of such redemption notice would be the applicable LIBOR Rate in effect through February 15, 2007 (excluding

Description of new notes

accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note, if greater.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the heading “—Repurchase at the Option of Holders— Change of Control” and/or the provisions described above under the heading “—Certain Covenants— Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having an estimated good faith value of, or in the case of a lease, aggregate lease payments of, less than $3.0 million;

(2)	a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(4)	the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents; and

(6)	a Restricted Payment that does not violate the covenant described above under the heading “—Certain Covenants— Restricted Payments” or a Permitted Investment;

(7)	the sale or transfer of (or the sale or transfer of interests in) the Company’s or any of its Restricted Subsidiaries’ accounts receivable and related assets pursuant to a Receivables Facility in a transaction permitted under the terms of the indenture; and

(8)	the deemed sale, transfer or sale-leaseback of the Issuer’s facility located in Port St. Lucie, Florida, in connection with the construction and subsequent lease of such facility.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial

Description of new notes

ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means the sum of: (1) 80% of the book value of accounts receivable, and (2) 65% of the book value of inventory, in each case of the Issuer and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP as of the end of the Issuer’s most recently ended fiscal quarter for which financial statements are available.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

Description of new notes

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case relating to property or other assets that constituted Collateral and resulting in Net Proceeds of at least $1.0 million.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; or

(4)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of the Issuer, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer, as applicable.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means all properties and assets at any time owned or acquired by the Issuer or any of the other Pledgors, except:

(1)	Excluded Assets;

(2)	any properties and assets in which the collateral trustee is required to release its Liens pursuant to the provisions described above under the heading “—Collateral Trust Agreement— Release of Liens on Collateral;” and

(3)	any properties and assets that no longer secure the notes or any Obligations in respect thereof pursuant to the provisions described above under the heading “—Collateral Trust Agreement— Release of Liens in Respect of Notes,”

Description of new notes

provided that, in the case of clauses (2) and (3), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Issuer or any other Pledgor, such assets or properties will cease to be excluded from the Collateral if the Issuer or any other Pledgor thereafter acquires or reacquires such assets or properties.

“collateral trustee” means each of UBS AG, Stamford Branch, in its capacity as collateral trustee for the benefit of the holders of the Priority Lien Obligations, and UBS AG, Stamford Branch in its capacity as collateral trustee for the holders of the Parity Lien Obligations, unless the context specifies only one of the foregoing capacities, together with successors in such capacities.

“Common Collateral” means Collateral that secures each Series of Secured Debt of the same Class.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	all non-recurring gains and losses and all restructuring charges; plus

(5)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(6)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

Description of new notes

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	the fees, costs, and expenses paid or payable during such period in cash by the Issuer or any of its Subsidiaries in connection with the Transactions (including, without limitation, payments to option holders in connection with the Transactions) will be excluded;

(5)	the non-cash interest expense in respect of Attributable Debt related to the deemed sale, transfer or sale-leaseback of the Issuer’s facility located in Port St. Lucie, Florida, in connection with the construction and subsequent lease of such facility will be excluded; and

(6)	notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Credit Agreement” means that certain Credit Agreement, to be dated as of the date of the indenture, by and among the Issuer, UBS AG, Stamford Branch, as administrative agent and collateral trustee and the lenders who are signatories thereto, initially providing for up to $350.0 million of revolving credit, term loan and letters of credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether in one or more agreements.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether in one or more agreements.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)	termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)	payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3)	discharge, cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) or collateralization with a letter of credit in form and substance, and from a financial institution, satisfactory to the respective Priority Lien Representatives (such letter of credit to have a face amount equal to the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

Description of new notes

(4)	payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the heading “—Certain Covenants— Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Issuer.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1)	will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any), reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) and Hedging Obligations on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

(2)	will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the collateral trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of the Issuer.

“Excluded Assets” means each of the following:

(1)	any lease, license, contract, property right or agreement to which the Issuer or any other Pledgor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien

Description of new notes

under the security documents will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement or would result in a violation of applicable law (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;

(2)	real property owned by the Issuer or any other Pledgor that has a Fair Market Value not exceeding $3.0 million, determined on the date of the indenture or the date such property is acquired, as applicable, or any real property subject to an existing mortgage or leased by the Issuer or any other Pledgor;

(3)	all “securities” of any of the Issuer’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act);

(4)	any other property or asset in which a Lien cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction, so long as the estimated good faith market value of such property and asset does not exceed $1.0 million individually or $10.0 million in the aggregate for all property and assets excluded under this clause (4);

(5)	equipment that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation incurred in accordance with the provisions under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such equipment;

(6)	Equity Interests of a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia constituting 34% of the total voting power of all outstanding voting stock of such Subsidiary, provided that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956 2(c)(2) shall be treated as voting stock for purposes of this paragraph; and

(7)	deposit accounts with, in the aggregate, up to $10.0 million in cash and Cash Equivalents.

“Existing Disqualified Stock” means any Disqualified Stock in existence on the date of the indenture.

“Existing Indebtedness” means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings and issuances of letters of credit) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the

Description of new notes

Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, excluding the amortization of deferred financing costs; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

Description of new notes

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

“Government Securities” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1)	Builders FirstSource—Northeast Group, LLC; Builders FirstSource—Texas Genpar, LLC; Builders FirstSource—MBS, LLC; Builders FirstSource—Texas Group, L.P.; BFS Texas, LLC; Builders FirstSource—South Texas, L.P.; Builders FirstSource—Texas Installed Sales, L.P.; BFS IP, LLC; Builders FirstSource—Intellectual Property, L.P.; Builders FirstSource Holdings, Inc.; Builders FirstSource—Dallas, LLC; Builders FirstSource—Florida, LLC; Builders FirstSource—Florida Design Center, LLC; Builders FirstSource—Ohio Valley, LLC; BFS, LLC, Builders FirstSource—Atlantic Group, LLC; Builders FirstSource of Nashville, Inc.; Builders FirstSource—Southeast Group, LLC; Builders FirstSource—SNC, LLC; CCWP, Inc.; Builders FirstSource—Raleigh, LLC; Builders FirstSource—Colorado Group, LLC; Builders FirstSource Colorado, LLC; Builders FirstSource Financing, Inc.; and

(2)	any other Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of the indenture,

Description of new notes

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

in each case, in reasonable relation to the business of the Issuer and the Restricted Subsidiaries, and not for speculative purposes.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $500,000 and whose total revenues for the most recent twelve-month period do not exceed $500,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Issuer.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances and letters of credit;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“insolvency or liquidation proceeding” means:

(1)	any case commenced by or against the Issuer or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Pledgor or any similar case or proceeding relative to the Issuer or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

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(3)	any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the heading “—Certain Covenants—Restricted Payments.” The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the heading “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“LIBOR Rate” means, for each quarterly period during which any floating rate second priority note is outstanding subsequent to the initial quarterly period, the rate determined by the Issuer (notice of such rate to be sent to the trustee by the Issuer on the date of determination thereof) equal to the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two business days prior to the first day of such quarterly period; provided that, if no such British Bankers’ Association LIBOR rate is available to the Issuer, the LIBOR Rate for the relevant quarterly period shall instead be the rate at which UBS Securities LLC or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two business days prior to the first day of such quarterly period, in amounts equal to $1.0 million.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1)	as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt or their representative, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, each existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens:

(a)	that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any other Pledgor to secure any Obligations in respect of

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such Series of Parity Lien Debt, upon property constituting Common Collateral for such Series of Parity Lien Debt and each existing and future Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the collateral trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b)	that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the collateral trust agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c)	consenting to and directing the collateral trustee to perform its obligations under the collateral trust agreement and the security documents; and

(2)	as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt or their representative, as set forth in the credit agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, each existing and future Parity Lien Representative and each existing and future holder of Permitted Prior Liens:

(a)	that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Issuer or any other Pledgor to secure any Obligations in respect of such Series of Priority Lien Debt, upon property constituting Common Collateral for such Series of Priority Lien Debt and each existing and future Series of Priority Lien Debt, and that all Priority Liens with respect to such Priority Lien Debt will be enforceable by the collateral trustee for the benefit of all holders of Priority Lien Obligations;

(b)	that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the collateral trust agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)	consenting to and directing the collateral trustee to perform its obligations under the collateral trust agreement and the security documents.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (loss), together with any related provision for taxes on such gain (loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (loss), together with any related provision for taxes on such extraordinary gain (loss).

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Casualty Event or Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, any repayment of Indebtedness that was permitted to be secured by the assets sold or lost in such Asset Sale or Casualty Event, any taxes paid or payable as a result of the Asset Sale, in each case, after taking

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into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Note Documents” means the indenture, the notes, the collateral trust agreement and the security documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Issuer’s Offering Memorandum, dated as of February 8, 2005, with respect to the notes and the Note Guarantees.

“Parity Lien” means a Lien granted by a security document to the collateral trustee, at any time, upon any property of the Issuer or any other Pledgor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1)	the notes issued on the date of the indenture (including any related exchange notes); and

(2)	any other Indebtedness of the Issuer (including additional notes) that is secured equally and ratably with the notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a)	the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Priority Lien Debt or other Parity Lien Debt; or

(b)	on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio would not be greater than 4.0 to 1.0;

     provided, further, in the case of any Indebtedness referred to in clause (2) of this definition:

(a)	on or before the date on which such Indebtedness is incurred by the Issuer, such Indebtedness is designated by the Issuer, in an officers’ certificate delivered to each Parity

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Lien Representative and the collateral trustee, as “Parity Lien Debt” for the purposes of the indenture and the collateral trust agreement; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b)	such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation and the Issuer delivers an officers’ certificate to each Parity Lien Representative and the collateral trustee confirming same; and

(c)	all requirements set forth in the collateral trust agreement as to the confirmation, grant or perfection of the collateral trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Issuer delivers to the collateral trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents and the indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the security documents securing the Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1)	in the case of the notes, the trustee; or

(2)	in the case of any other Series of Parity Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the collateral trust agreement by executing a joinder in the form required under the collateral trust agreement.

“Permitted Business” means the distribution, installation and manufacture of building products and the provision of professional installation, turn-key framing, shell construction, design and similar construction-related services associated with such products.

“Permitted Investments” means:

(1)	any Investment in the Issuer or in a Restricted Subsidiary of the Issuer that is a Guarantor;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Issuer and a Guarantor; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the heading “—Repurchase at the Option of Holders— Asset Sales;”

(5)	any acquisition of assets or Equity Interests to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

Description of new notes

(6)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $3.0 million at any one time outstanding;

(9)	to the extent constituting an Investment, repurchases of the notes and other Parity Lien Debt;

(10)	advances to customers in the ordinary course of business that are recorded as accounts receivable on the consolidated balance sheet of such Person;

(11)	payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and than are made in the ordinary course of business;

(12)	receivables owing to the Issuer or any Restricted Subsidiary of the Issuer if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or the Restricted Subsidiary deems reasonable under the circumstances;

(13)	Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(14)	Investments in joint ventures in a Permitted Business having an aggregate Fair Market Value (measured on the date such Investment was made and without giving effect to subsequent changes in value) when taken together with all other Permitted Investments made since the date of the indenture pursuant to this clause (14) that are at the time outstanding not to exceed an amount equal to (a) $25.0 million, minus (b) the aggregate amount of Permitted Investments outstanding pursuant to clause (15) below in excess of $25.0 million; and

(15)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made since the date of the indenture pursuant to this clause (15) that are at the time outstanding not to exceed an amount equal to the greater of (a) $25.0 million and (b) 3.0% of Total Assets.

With respect to Permitted Investments made pursuant to clauses (14) and (15) above, the Fair Market Value of any such Permitted Investment made in cash or Cash Equivalents shall be deemed to equal the amount of cash, or the principal or notional amount of Cash Equivalents, paid or contributed in respect of such Permitted Investment.

“Permitted Liens” means:

(1)	Liens held by the collateral trustee securing (a) Priority Lien Debt in an aggregate principal amount not exceeding the Priority Lien Cap and (b) all related Priority Lien Obligations;

(2)	Liens held by the collateral trustee equally and ratably securing the notes to be issued on the date of the indenture and all future Parity Lien Debt and other Parity Lien Obligations;

(3)	Liens in favor of the Issuer or the Guarantors;

Description of new notes

(4)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Subsidiary;

(5)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(6)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covering only the assets acquired with or financed by such Indebtedness and replacements thereof and accessions thereto;

(8)	Liens existing on the date of the indenture;

(9)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)	Liens imposed by law, such as rights of set-off, carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(12)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(13)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)	Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto);

Description of new notes

(15)	Liens arising out of judgments, decrees, orders or awards in respect of which adequate reserves have been made in conformity with GAAP, and the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired, in each case, to the extent that the amount of such judgments or awards do not constitute an Event of Default;

(16)	deposits or pledges in connection with bids, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;

(17)	Liens securing or by reason of a Receivables Facility or other contractual requirements of a Receivables Facility entered into in accordance with the covenant described under “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(18)	Liens securing Indebtedness entered into in accordance with clause (14) under the heading “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(19)	Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to obligations that do not exceed $20.0 million at any one time outstanding.

“Permitted Payments to Sponsor” means, without duplication as to amounts:

(1)	payments to any Principal for reimbursement of reasonable accounting, legal and other expenses paid or incurred by such person on behalf of the Issuer or in connection with such person’s investment in the Issuer’s shares when due, in an aggregate amount not to exceed $750,000 per annum; and

(2)	for so long as the Issuer is a member of a group filing a consolidated or combined tax return with JLL Building Products, LLC, payments to JLL Building Products, LLC in respect of an allocable portion of the tax liabilities of such group that is attributable to the Issuer and its Subsidiaries (“Tax Payments”) and to pay franchise or similar taxes and fees of JLL Building Products, LLC required to maintain its legal existence. The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Issuer would owe if the Issuer were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Issuer and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that JLL Building Products, LLC actually owes to the appropriate taxing authority. Any Tax Payments received from the Issuer shall be paid over to the appropriate taxing authority within 60 days of JLL Building Products, LLC’s receipt of such Tax Payments or refunded to the Issuer.

“Permitted Prior Liens” means, regardless of whether the indenture is in effect at any time of determination:

(1)	Liens described in clauses (1), (4), (5), (6), (7) or (8) of the definition of “Permitted Liens”; and

(2)	Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the security documents.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the

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Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledgors” means the Issuer, the Guarantors, and any other Person (if any) that provides collateral security for any Secured Debt Obligations.

“Principal” means JLL Building Products, LLC, a Delaware limited liability company, JLL Partners, Inc., a Delaware corporation, and their respective Affiliates.

“Priority Lien” means a Lien granted by a security document to the collateral trustee, at any time, upon any property of the Issuer or any other Pledgor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date, the principal amount outstanding under the Credit Agreement and/or the Indebtedness outstanding under any other Credit Facility, in an aggregate principal amount not to exceed the sum of the amount provided by clause (1) of the definition of Permitted Debt, as of such date, plus the amount provided by clause (16) of the definition of Permitted Debt, plus the amount of Priority Lien Debt, incurred after the date of the indenture the net proceeds of which are used to repay Parity Lien Debt less the amount of Parity Lien Debt incurred after the date of the indenture the net proceeds of which are used to repay Priority Lien Debt. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn and all Hedging Obligations will be valued at zero.

“Priority Lien Debt” means:

(1)	Indebtedness of the Issuer under the Credit Agreement (including, without limitation, revolving loans and letters of credit) that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Credit Agreement obtained an officers’ certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents);

(2)	Indebtedness of the Issuer under any other Credit Facility that is secured equally and ratably with the Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under

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each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a)	on or before the date on which such Indebtedness is incurred by the Issuer, such Indebtedness is designated by the Issuer, in an officers’ certificate delivered to each Priority Lien Representative and the collateral trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b)	such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)	all requirements set forth in the collateral trust agreement as to the confirmation, grant or perfection of the collateral trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Issuer delivers to the collateral trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(3)	Hedging Obligations of the Issuer incurred to hedge or manage interest rate risk with respect to any Priority Lien Debt or Parity Lien Debt; provided, that:

(a)	such Hedging Obligations are secured by a Priority Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred;

(b)	such Priority Lien is senior to or on a parity with the Priority Liens securing the Indebtedness in respect of which such Hedging Obligations are incurred.

“Priority Lien Documents” means the Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Debt is incurred, the collateral trust agreement and the security documents securing the Priority Lien Obligations.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

“Priority Lien Representative” means (1) the Credit Agreement Agent or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register (if any) for such Series of Priority Lien Debt and is appointed as a representative of the Priority Debt (for purposes related to the administration of the security documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt.

“Related Party” means:

(1)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2)	any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Required Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(1)	the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

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(2)	other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt.

For purposes of this definition, (a) Parity Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described above under the heading “—Collateral Trust Agreement— Voting.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1)	the aggregate principal amount of Secured Debt outstanding on such date plus all Indebtedness of Restricted Subsidiaries of the Issuer that are not Guarantors outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn), to:

(2)	the aggregate amount of the Issuer’s Consolidated Cash Flow for the most recent four full fiscal quarter period for which financial information is available.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during such four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the “Leverage Calculation Date”) will be given pro forma effect in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of such four-quarter reference period;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date will be excluded;

(3)	any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)	any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.

Description of new notes

“security documents” means each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the collateral trustee, for the benefit of the holders of the Parity Lien Obligations or the Priority Lien Obligations, as applicable, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under the heading “—Collateral Trust Agreement— Amendment of Security Documents.”

“Series of Parity Lien Debt” means, severally, the notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, the Indebtedness (including, without limitation, revolving loans and letters of credit) outstanding under the Credit Agreement and any other Credit Facility that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Priority Lien Debt.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, if such Indebtedness was in existence on the date of the indenture, or if incurred subsequent to the date of the indenture, in accordance with its terms, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

“Transactions” means issuance and sale of the notes and execution of the Credit Agreement and the application of the net offering proceeds from the notes and borrowings under the Credit Agreement as described under the caption “Use of proceeds” in the Offering Memorandum.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to

Description of new notes

February 15, 2007; provided, however, that if the period from the redemption date to February 15, 2007, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the heading “—Certain Covenants— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)	is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Registration rights

Holders of the New Notes are not entitled to any registration rights with respect to the New Notes. On February 11, 2005, the Company, the guarantors of the Old Notes and the Initial Purchasers of the Old Notes entered into a registration rights agreement. The registration rights agreement requires the Company and the guarantors of the Old Notes to use their respective commercially reasonable efforts to cause a registration statement relating to the exchange of Old Notes for registered New Notes, having terms substantially identical to those of the Old Notes (except that the issuance of the New Notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain liquidated damages provisions relating to the Old Notes do not apply to the New Notes), to be declared effective under the Securities Act not later than October 9, 2005. We have also agreed to bear the cost of preparing, filing and having the registration statement declared effective. The registration statement of which this prospectus forms a part is the registration statement required by the registration rights agreement. Pursuant to this prospectus and the enclosed letter of transmittal, we are offering to all holders of Old Notes an opportunity to exchange your Old Notes for a like principal amount of New Notes. We will keep the exchange offer open for not less than 30 days after the date this prospectus is mailed to holders of Old Notes. For each Old Note surrendered for exchange in the exchange offer, you will receive a New Note with a principal amount at maturity equal to that of the surrendered Old Note. Interest on such New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from February 11, 2005.

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. By tendering your Old Notes, you represent to us that:

•	any New Notes received in exchange for your Old Notes in the exchange offer are being acquired by you or any other person receiving such New Notes in the ordinary course of your or such other person’s business;

•	at the time of the commencement of the exchange offer, you do not, or any other person who will receive New Notes in exchange for your Old Notes does not, have any arrangement or understanding with any person to participate in the “distribution” (as defined in the Securities Act) of the New Notes in violation of the Securities Act;

•	you are not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment;

•	you are not, or such other person receiving New Notes in exchange for your Old Notes is not, an “affiliate” (as defined in Rule 405 under the Securities Act) of Builders FirstSource, Inc., or if you are, or such other person is, an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not, or such other person receiving New Notes in exchange for your Old Notes is not, a broker-dealer, you are not, or such other person is not, engaged in, and you do not, or such other person does not, intend to engage in, a distribution of the New Notes;

•	if you are a participating broker-dealer, you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the New Notes you receive; and

Registration rights

•	you have full power and authority to transfer the Old Notes in exchange for New Notes and the Company will acquire good and unencumbered title thereto, free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

Broker-dealers receiving New Notes in the exchange offer will have a prospectus delivery requirement with respect to the resales of the New Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the New Notes—other than a resale of an unsold allotment from the original sale of the Old Notes—by delivering this prospectus to prospective purchasers. We have agreed that for a period of 90 days after the date on which the registration statement of which this prospectus forms a part is declared effective (or such shorter period during which participating broker-dealers are required by law to deliver the prospectus), we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any resale of the New Notes. For further information regarding the obligations of participating broker-dealers, including the prospectus delivery requirement, see “Plan of distribution.”

Under some circumstances, we may be required to file a shelf registration statement covering resales of the Old Notes. This requirement will be triggered if:

•	any changes in law or the applicable interpretations of the staff of the SEC do not permit us and the guarantors to effect the exchange offer;

•	for any reason the exchange offer registration statement is not declared effective by the staff of the SEC under the Securities Act by October 9, 2005;

•	any holder, other than the Initial Purchasers, notifies us before the 20th day following consummation of the exchange offer that it is prohibited by law or the applicable interpretations of the staff of the SEC from participating in the exchange offer or it may not resell the New Notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus is not available for such resale; or

•	any holder is a broker-dealer and owns Old Notes acquired directly from us or an affiliate of us.

If we are required to file the shelf registration statement, then we will:

•	use commercially reasonable efforts to file with the SEC the shelf registration on or before 30 days after such filing obligation arises;

•	use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or before 90 days after the shelf registration statement is required to be filed with the SEC; and

•	use our reasonable best efforts to keep the shelf registration statement continuously effective for the period ending on February 11, 2007, or such shorter period ending when all registrable notes covered by the shelf registration have been sold in the manner set forth and as contemplated in the shelf registration.

In the event that a shelf registration statement is filed, we will:

•	provide a copy of the prospectus that forms a part of the shelf registration statement to each holder of Old Notes for whom such registration statement was filed;

•	notify each holder of Old Notes when the shelf registration statement has been declared effective; and

•	take other actions as are required to permit unrestricted resales of the Old Notes.

If you sell Old Notes under the shelf registration statement:

Registration rights

•	you generally must be named as a selling security holder in the prospectus that forms a part of the shelf registration statement;

•	you must deliver a prospectus to any purchasers of your Old Notes;

•	you will be subject to the civil liability provisions of the Securities Act in connection with such sales; and

•	you will be bound by the provisions of the registration rights agreement that are applicable to holders who sell their Old Notes under the shelf registration statement, including various indemnification rights and obligations.

A registration default will occur, or would have occurred, if: (a) the exchange offer registration statement is not declared effective on or prior to October 10, 2005, or the shelf registration statement is not filed by the date that is 30 days after such filing obligation arises; (b) the exchange offer is not consummated on or prior to the 30th business day following the date on which the exchange offer registration statement is declared effective; or (c) the shelf registration statement is declared effective but thereafter ceases to be effective or usable, except under circumstances specifically permitted by the registration rights agreement.

If a registration default should occur, liquidated damages in the form of additional cash interest will accrue on the principal amount of the affected Old Notes and New Notes (in addition to the stated interest on the Old Notes) from and including the date on which any registration default occurs, but excluding the date on which all registration defaults have been cured or the date on which all the Old Notes and New Notes otherwise become freely transferable by holders other than affiliates of the Company without further registration under the Securities Act. Liquidated damages will accrue at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such rate exceed 1.00% per annum.

This summary of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the registration rights agreement, a copy of which is included as an exhibit to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Plan of distribution

Each broker-dealer that receives New Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where the Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any resale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of the New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the Old Notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (available June 5, 1991), and Shearman & Sterling, SEC no-action letter (available July 2, 1983); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction of New Notes.

For a period of 90 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including reasonable fees and disbursements of one special counsel for all of the Initial Purchasers), other than commissions or concessions of any broker-dealers, and will indemnify the holders of the Old Notes (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

Legal matters

The validity of the New Notes and certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP.

Experts

The consolidated financial statements as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, included in this prospectus, have been so included in reliance on the report, which contains an explanatory paragraph relating to the restatement of the 2003 and 2002 consolidated financial statements, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may copy and inspect these reports, proxy statements and other information or obtain all or part of these materials at prescribed rates at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet worldwide website maintained by the SEC at “http://www.sec.gov.”

In addition, you may obtain these materials on our website. Our Internet website address is www.bldr.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the New Notes.

You may also request a copy of any SEC filings, and any information required by Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, at no cost, by contacting:

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600
Dallas, Texas 75201
Attention: General Counsel
(214) 880-3500

Report of Independent Registered Public Accounting Firm

To the Shareholders of Builders FirstSource, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Builders FirstSource, Inc. and its subsidiaries (the “Company”) at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, the Company has restated its 2003 and 2002 consolidated financial statements.

Additionally, as discussed in Notes 2 and 5 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” in 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
April 27, 2005, except for Note 22, which is as of May 24, 2005.

Builders FirstSource, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,

	2004	2003	2002

	(in thousands, except per share amounts)
		Restated	Restated
Sales	$2,058,047	$1,675,093	$1,500,006
Cost of sales	1,574,535	1,300,410	1,155,375

Gross margin	483,512	374,683	344,631
Selling, general and administrative expenses	376,096	327,027	308,060
Facility closure costs	—	1,171	750

Income from operations	107,416	46,485	35,821
Other expense, net	—	620	2,220
Interest expense	24,458	11,124	12,055

Income from continuing operations before income taxes	82,958	34,741	21,546
Income tax expense	31,480	13,343	8,611

Income from continuing operations	51,478	21,398	12,935
Income (loss) from discontinued operations (net of income tax (expense) benefit of ($56), $2,058 and $1,605 in 2004, 2003 and 2002, respectively)	103	(3,822)	(2,980)
Cumulative effect of change in accounting principle (net of income tax benefit of $3,556)	—	—	(19,504)

Net income (loss)	$51,581	$17,576	$(9,549)

Basic net income (loss) per share
Income from continuing operations	$2.05	$0.85	$0.51
Loss from discontinued operations	—	(0.15)	(0.12)
Cumulative effect of change in accounting principle	—	—	(0.77)

Net income (loss)	$2.05	$0.70	$(0.38)

Diluted net income (loss) per share
Income from continuing operations	$1.93	$0.85	$0.51
Loss from discontinued operations	—	(0.15)	(0.12)
Cumulative effect of change in accounting principle	—	—	(0.77)

Net income (loss)	$1.93	$0.70	$(0.38)

Weighted average common shares outstanding
Basic	25,135	25,204	25,363

Diluted	26,714	25,252	25,411

The accompanying notes are an integral part of these consolidated financial statements.

Builders FirstSource, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31,

	2004	2003

	(in thousands, except
	per share amounts)
		Restated
ASSETS
Current assets:
Cash and cash equivalents	$50,628	$5,585
Accounts receivable	223,242	216,855
Inventories	137,858	122,552
Other current assets	7,756	8,261
Deferred income taxes	14,095	14,045

Total current assets	433,579	367,298
Property, plant and equipment, net	87,486	85,741
Goodwill	163,030	163,030
Other intangible assets, net	122	214
Other assets, net	12,794	5,845

Total assets	$697,011	$622,128

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$94,378	$65,778
Accrued liabilities	58,863	47,850
Book overdrafts	20	24,800
Current maturities of long-term debt	1,688	1,731

Total current liabilities	154,949	140,159
Long-term debt, net of current maturities	311,792	166,802
Deferred income taxes	10,209	8,034
Other long-term liabilities	9,171	8,200

	486,121	323,195
Commitments and contingencies (Note 16)
Shareholders’ equity:
Common stock, $.01 par value, 300,000 shares authorized; 25,148 and 25,156 issued and outstanding at December 31, 2004 and 2003, respectively	251	252
Additional paid-in capital	160,213	252,029
Stock purchase loans receivable	—	(196)
Retained earnings	50,426	46,848

Total shareholders’ equity	210,890	298,933

Total liabilities and shareholders’ equity	$697,011	$622,128

The accompanying notes are an integral part of these consolidated financial statements.

Builders FirstSource, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
		Restated	Restated
Cash flows from operating activities:
Net income (loss)	$51,581	$17,576	$(9,549)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	19,350	20,187	20,745
Amortization of deferred loan costs	3,986	1,954	2,065
Deferred income taxes	2,125	3,148	81
Cumulative effect of change in accounting principle	—	—	19,504
Bad debt expense	3,101	2,361	2,032
Non-cash facility closure costs	—	871	—
Non-cash (gain) loss from discontinued operations	(159)	3,598	1,653
Net gain on sales of assets	(537)	(975)	(1,601)
Changes in assets and liabilities, net of effects from acquired companies:
Accounts receivable	(9,357)	(145,448)	17,012
Retained interest in transferred accounts receivable	—	63,397	(34,409)
Inventories	(15,306)	(16,139)	14,788
Other current assets	372	628	68
Other assets and liabilities	1,469	492	1,789
Accounts payable	28,600	1,109	10,515
Accrued liabilities	9,160	7,079	3,837

Net cash provided by (used in) operating activities	94,385	(40,162)	48,530

Cash flows from investing activities:
Purchases of property, plant and equipment	(20,718)	(15,592)	(15,061)
Proceeds from sale of property, plant and equipment	2,046	7,115	6,401
Acquisitions, net of cash acquired	—	(4,563)	(1,651)

Net cash used in investing activities	(18,672)	(13,040)	(10,311)

Cash flows from financing activities:
Net borrowings (payments) under revolving credit facilities	(68,900)	61,400	(9,800)
Payments on long-term debt and other loans	(101,153)	—	—
Proceeds from long-term debt	315,000	(22,573)	(14,504)
Deferred loan costs	(11,128)	(1,340)	—
Payment of dividend	(139,592)	—	—
Exercise of stock options	38	6	10
Repurchase of common stock	(351)	(1,451)	(1,805)
Collection of stock purchase loans	196	13	98
Book overdrafts	(24,780)	20,484	(13,279)

Net cash (used in) provided by financing activities	(30,670)	56,539	(39,280)

Net increase (decrease) in cash and cash equivalents	45,043	3,337	(1,061)
Cash and cash equivalents at beginning of period	5,585	2,248	3,309

Cash and cash equivalents at end of period	$50,628	$5,585	$2,248

The accompanying notes are an integral part of these consolidated financial statements.

Builders FirstSource, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

				Stock
	Common Stock		Additional	purchase
			Paid-In	Loans	Retained
	Shares	Amount	Capital	receivable	earnings	Total

	(in thousands, except share amounts)
Balance at December 31, 2001, as previously reported	25,377,453	$254	$254,267	$(307)	$41,529	$295,743
Cumulative effect of restatement (see Note 3)	—	—	—	—	(2,708)	(2,708)

Balance at December 31, 2001, as restated	25,377,453	$254	$254,267	$(307)	$38,821	$293,035
Issuance of common stock	100,000	1	999	—	—	1,000
Exercise of stock options	3,489	—	10	—	—	10
Repurchase of common stock	(180,518)	(2)	(1,803)	—	—	(1,805)
Collection of stock purchase loans	—	—	—	98	—	98
Net loss, as restated	—	—	—	—	(9,549)	(9,549)

Balance at December 31, 2002, as restated	25,300,424	$253	$253,473	$(209)	$29,272	$282,789
Exercise of stock options	600	—	6	—	—	6
Repurchase of common stock	(145,168)	(1)	(1,450)	—	—	(1,451)
Collection of stock purchase loans	—	—	—	13	—	13
Net income, as restated	—	—	—	—	17,576	17,576

Balance at December 31, 2003, as restated	25,155,856	$252	$252,029	$(196)	$46,848	$298,933
Exercise of stock options, including tax benefit associated with the exercise of stock options	27,372	—	123	—	—	123
Repurchase of common stock	(35,015)	(1)	(350)	—	—	(351)
Cash dividend	—	—	(91,589)	—	(48,003)	(139,592)
Collection of stock purchase loans	—	—	—	196	—	196
Net income	—	—	—	—	51,581	51,581

Balance at December 31, 2004	25,148,213	$251	$160,213	$—	$50,426	$210,890

The accompanying notes are an integral part of these consolidated financial statements.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Builders FirstSource, Inc. and subsidiaries (the “Company”) is a leading provider of manufactured components, building materials and construction services to professional homebuilders and contractors in the United States. The Company was formed through an agreement between JLL Partners, Inc. and certain members of the existing management team. Affiliates of JLL Partners, Inc. control JLL Building Products, LLC, which currently owns 94.6% of the Company’s outstanding common stock. The Company’s manufactured products include trusses, wall panels, custom millwork, pre-hung doors and windows and stairs. Construction services include turnkey framing, product installation, and project management for builders. At December 31, 2004, the Company had 63 distribution centers and 42 manufacturing operations generally in co-located facilities in Florida, Georgia, Kentucky, Maryland, North Carolina, New Jersey, Ohio, South Carolina, Tennessee, Texas and Virginia.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements present the results of operations, financial position, and cash flows of Builders FirstSource, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Estimates are used when accounting for items such as revenue, vendor rebates, allowance for returns, discounts and doubtful accounts, employee compensation programs, depreciation and amortization periods, income taxes, inventory values, insurance programs, goodwill, other intangible assets and long-lived assets.

Sales Recognition

The Company recognizes sales of building products upon delivery to the customer. For contracts with service elements, sales are generally recognized on the completed contract method as these contracts are usually completed within 30 days. Contract costs include all direct material and labor, equipment costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are determined. Prepayments for materials or services are deferred until such materials have been delivered or services have been provided.

All sales recognized are net of allowances for discounts and estimated returns, based on historical experience.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and all highly liquid investments with an original maturity date of three months or less.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Financial Instruments

The Company uses financial instruments in its normal course of business as a tool to manage its assets and liabilities. The Company does not hold or issue financial instruments for trading purposes.

The carrying amounts of the Company’s financial instruments, including accounts receivable and accounts payable approximate fair value due to their short-term nature. Based on the variability of interest rates, management believes the carrying value of long-term debt approximates fair value at December 31, 2004.

Accounts Receivable

The Company extends credit to qualified professional homebuilders and contractors, generally on a non-collateralized basis. The allowance for doubtful accounts is based on management’s assessment of the amount which may become uncollectible in the future and is estimated using specific review of problem accounts, overall portfolio quality, current economic conditions that may affect the borrower’s ability to pay, and historical experience. Accounts receivable are written off when deemed uncollectible.

The Company previously provided financing for construction projects through a builder finance program inherited from a company acquired in 2000. This program was offered to a select group of customers in a single market. The notes receivable bear interest at rates ranging from prime plus 1% to 10.5%, generally mature within one year and are secured by a first mortgage. As of December 31, 2003, the outstanding balances aggregated $1.1 million and are included in accounts receivable in the accompanying consolidated balance sheets. There were no balances outstanding at December 31, 2004. This program was discontinued during 2002. See Note 6 for a discussion of the Company’s accounts receivable securitization agreement which expired in 2003.

Accounts receivable consist of the following at December 31:

	2004	2003

	(in thousands)
		Restated
Trade receivables	$216,521	$210,488
Other	13,039	12,105

	229,560	222,593
Less allowance for returns and doubtful accounts	6,318	5,738

	$223,242	$216,855

Inventories

Inventories consist principally of materials purchased for resale, including lumber, sheet goods, windows, doors and millwork, and certain manufactured products and are stated at the lower of cost or market. Cost is determined using the weighted average method, the use of which approximates the first-in, first-out method. The Company accrues for shrink based on the actual historical shrink results of the Company’s most recent physical inventories adjusted, if necessary, for current economic conditions. These estimates are compared with actual results as physical inventory counts are taken and reconciled to the general ledger.

The Company’s arrangements with vendors provide for rebates of a specified amount of consideration, payable when certain measures, generally related to a stipulated level of purchases, have been achieved. The Company accounts for estimated rebates as a reduction of the prices of the vendor’s inventory until the product is sold, at which time, such rebates reduce cost of sales in the accompanying consolidated

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

statements of operations. Throughout the year, the Company estimates the amount of the rebates based upon the expected level of purchases. The Company continually revises these estimates based on actual purchase levels.

Shipping and Handling Costs

Handling costs incurred in manufacturing activities are included in cost of sales. All other shipping and handling costs are included in selling, general and administrative expenses on the accompanying consolidated statements of operations and aggregated $80.2 million, $73.2 million and $65.5 million in 2004, 2003 and 2002, respectively.

Income Taxes

The Company accounts for income taxes utilizing the liability method described in Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Deferred income taxes are recorded to reflect consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which differences are expected to affect taxable earnings. The Company records a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Warranty Expense

The Company has warranty obligations with respect to most manufactured products, however, the liability for the warranty obligations is not significant as a result of third party inspection and acceptance processes.

Deferred Loan Costs

Loan costs are capitalized upon the issuance of long-term debt and amortized over the life of the related debt using the effective interest rate method for the Company’s term notes and the straight-line method for the Company’s revolving credit facility. Amortization of deferred loan costs is included in interest expense.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The estimated lives of the various classes of assets are as follows:

Buildings and improvements	15 to 40 years
Machinery and equipment	3 to 10 years
Furniture and fixtures	3 to 5 years
Leasehold improvements	The shorter of the estimated useful life or the remaining lease term, as defined by SFAS 13, as amended.

Major additions and improvements are capitalized, while maintenance and repairs that do not extend the useful life of the property are charged to expense as incurred. Gains or losses from dispositions of property, plant and equipment are recorded in the period incurred.

The Company periodically evaluates the commercial and strategic operation of the land and related buildings and improvements of its facilities. In connection with these evaluations, facilities may be

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

consolidated, and others sold or leased. The Company recorded net gains of $0.5 million, $1.0 million and $1.6 million in 2004, 2003 and 2002, respectively, principally from the sale of real estate. These gains are recorded as a reduction of selling, general and administrative expenses in the accompanying consolidated statements of operations.

The Company capitalizes certain costs of computer software developed or obtained for internal use, including interest, provided that those costs are not research and development, and certain other criteria are met pursuant to Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. The net carrying value of internal use software costs was $1.2 million and $2.3 million as of December 31, 2004 and 2003, respectively. These costs are included in furniture and fixtures in Note 10 and are amortized on a straight-line basis over a period of 3 to 5 years.

Long-Lived Assets

The Company evaluates its long-lived assets, other than goodwill, for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether an impairment has occurred is based on management’s estimate of undiscounted future cash flows before interest attributable to the assets as compared to the net carrying value of the assets. If an impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value of the assets based on estimated discounted future cash flows and recording a provision for loss if the carrying value is greater than estimated fair value. The net carrying value of assets identified to be disposed of in the future is compared to their estimated fair value, generally the quoted market price obtained from an independent third-party, less the cost to sell to determine if an impairment is required. Until the assets are disposed of, an estimate of the fair value is redetermined when related events or circumstances change.

Insurance

The Company has established insurance programs to cover certain insurable risks consisting primarily of physical loss to property, business interruptions resulting from such loss, workers’ compensation, employee healthcare, comprehensive general and auto liability. Third party insurance coverage is obtained for exposures above predetermined deductibles as well as those risks required to be insured by law or contract. Provisions for losses are developed from valuations that rely upon the Company’s past claims experience, which considers both the frequency and settlement of claims. The Company discounts its workers’ compensation liability based upon estimated future payment streams at its risk-free rate.

Net Income (Loss) Per Common Share

Net income (loss) per common share (“EPS”) is calculated in accordance with SFAS No. 128, “Earnings per Share,” which requires the presentation of basic and dilutive earnings per share. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Dilutive earnings per share is computed using the weighted average number of common shares outstanding during the period, plus the dilutive effect of common stock equivalents. Weighted average shares outstanding have been adjusted for common shares underlying options of 4.5 million, 0.1 million and 0.1 million for the periods ended December 31, 2004, 2003 and 2002, respectively. Options to purchase 2.9 million and 2.9 million shares of common stock outstanding at December 31, 2003 and 2002, respectively, were not included in the computation of diluted earnings per share because their effect would not be dilutive.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The table below presents a reconciliation of weighted average common shares, in thousands, used in the calculation of basic and diluted EPS:

	Year ended December 31,

	2004	2003	2002

Weighted average shares for basic EPS	25,135	25,204	25,363
Incremental shares for stock options	1,579	48	48

Weighted average shares for diluted EPS	26,714	25,252	25,411

Goodwill and Other Intangible Assets

Intangibles subject to amortization

The Company recognizes an acquired intangible apart from goodwill whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, either individually or in combination with a related contract, asset, or liability. Impairment losses are recognized if the carrying value of an intangible subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its estimated fair value.

Goodwill and intangibles with indefinite lives

The Company recognizes goodwill as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Prior to January 1, 2002, goodwill was amortized over periods of up to 40 years. Beginning January 1, 2002 and pursuant to SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill is no longer amortized. Goodwill is tested for impairment on an annual basis and between annual tests whenever an impairment is indicated. This annual test takes place on December 31st of each year. Impairment losses will be recognized whenever the implied fair value of goodwill is less than its carrying value. Beginning January 1, 2002, intangibles with indefinite lives are no longer amortized. They are tested for impairment by comparing their carrying value to fair value annually or whenever an impairment is indicated. Impairment losses are recognized whenever the estimated fair value is less than the carrying value. At December 31, 2004, the Company had no indefinite lived intangibles.

Stock Compensation

The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations in accounting for employee stock-based compensation costs related to its stock incentive plan (see Note 14). APB 25 is an intrinsic value approach for measuring stock-based compensation costs. SFAS No. 123, “Accounting for Stock-Based Compensation,” is a fair value approach for measuring stock-based compensation costs.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Had the compensation cost for the Company’s stock-based compensation been determined in accordance with SFAS No. 123, the Company’s net income (loss) and net income (loss) per share for 2004, 2003 and 2002 would approximate the pro forma amounts below:

	2004	2003	2002

	(in thousands, except per share amounts)
		Restated	Restated
Reported net income (loss)	$51,581	$17,576	$(9,549)
Deduct: Total stock-based employee compensation expense determined under minimum value methods for all awards, net of related tax effects	(924)	(877)	(872)

Pro forma net income (loss)	$50,657	$16,699	$(10,421)

Basic earnings per share— as reported	$2.05	$0.70	$(0.38)
Basic earnings per share— pro forma	$2.02	$0.66	$(0.41)
Diluted earnings per share— as reported	$1.93	$0.70	$(0.38)
Diluted earnings per share— pro forma	$1.90	$0.66	$(0.41)

The effects of applying SFAS No. 123 in this pro forma disclosure may not be indicative of future results.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) “Share Based Payment” (“SFAS 123R”), which is a revision of SFAS 123 and supersedes APB 25 and SFAS 148. This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair value based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans.

SFAS 123R applies to all awards granted after the required effective date (the beginning of the first annual reporting period after June 15, 2005) and to awards modified, repurchased, or cancelled after that date. As of the required effective date, all public entities that used the fair value based method for either recognition or disclosure under Statement 123 will apply this Statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under Statement 123 for either recognition or pro forma disclosures. For periods before the required effective date, those entities may elect to apply a modified version of the retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by Statement 123. The Company previously used the minimum value method under SFAS 123 to calculate the value of its options and will apply the prospective transition method as of the required effective date. The Company will continue to account for the currently outstanding options under APB 25 and will apply the provisions of SFAS 123R prospectively to new awards and to awards modified, repurchased, or cancelled after adoption of this statement.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4 (“SFAS No. 151”). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 requires that those items be recognized as current period

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

charges. In addition, SFAS No. 151 requires that allocation of fixed production overhead to the costs of inventory be based on the normal capacity of the production facilities. This new standard is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company does not anticipate the adoption of this statement to have a significant impact on its financial position or results of operations.

In December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“SFAS No. 153”). The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. By focusing the exception on exchanges that lack commercial substance, the Board believes SFAS No. 153 produces financial reporting that more faithfully represents the economics of the transactions. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe the adoption of this new statement will have a material impact on its financial condition or results of operations.

In September 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share,” which requires shares associated with contingently convertible debt instruments with market price triggers to be included in the computation of diluted earnings per share (“EPS”) regardless of whether the market price trigger has been met. EITF 04-8 also requires that prior period diluted EPS amounts presented for comparative purposes be restated. EITF 04-8 is effective for reporting periods ending after December 15, 2004. The Company does not believe the adoption of this new statement will have a material impact on its financial condition or results of operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

3.	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In early 2005 the Company performed a review of its accounting policies and practices with respect to leases and vendor rebates. As a result of this internal review, the Company identified errors in accounting practices associated with accounting for leasehold improvements impacting depreciation and vendor rebates and inventory accounting impacting cost of sales. The restatement increased income from continuing operations by $0.7 million in 2003 and decreased income from continuing operations by $0.7 million in 2002.

Property, plant and equipment and depreciation

The property, plant and equipment and depreciation (which is included as selling general and administrative expense in the accompanying consolidated statements of operations) adjustments related to the Company amortizing leasehold improvements over terms greater than the shorter of the estimated useful life or lease term. Statement of Financial Accounting Standard (“SFAS”) No. 13, Accounting for Leases (“SFAS 13”), as amended, requires the Company to amortize leasehold improvements over the

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

shorter of the estimated useful life of the assets or the lease term, as defined by SFAS 13, as amended. These adjustments reduced income from continuing operations before income taxes by $0.6 million and $0.7 million for the years ended December 31, 2003 and 2002, respectively.

Inventory and cost of sales

The inventory and cost of sales adjustments resulted from the recognition of rebates, which are earned from vendors primarily based on the level of purchases, as a reduction to cost of sales in the period earned and not deferring any amount of vendor rebates to inventory still on hand as of the end of the period, the non-recognition of a vendor rebate earned during 2003, and difficulties associated with converting to a new computer system at one location. These adjustments increased income from continuing operations by $1.3 million for 2003 and reduced income from continuing operations by $6,000 for 2002.

Income tax

The restatement includes the tax effects of the aforementioned adjustments to reduce net income (loss) by $0.3 million and increase net income (loss) by $0.3 million, for 2003 and 2002 respectively.

Balance sheet

We have restated amounts within the 2003 balance sheet to appropriately reflect inventory, accounts receivable, property, plant and equipment and deferred taxes.

The Company has restated its consolidated financial statements for the years ended December 31, 2003 and 2002. Following is a summary of the effects of these changes on the Company’s Consolidated Balance Sheet as of December 31, 2003, as well as the Company’s Consolidated Statements of Operations and Changes in Shareholders’ Equity for the years ended December 31, 2003 and 2002.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

	Year ended or at December 31, 2003			Year ended or at December 31, 2002

	As			As
	Previously		As	Previously		As
	reported	Adjustments	Restated	Reported	Adjustments	Restated

	(in thousands)
Consolidated Statements of Operations
Cost of sales	$1,301,728	$(1,318)	$1,300,410	$1,155,369	$6	$1,155,375
Gross margin	373,365	1,318	374,683	344,637	(6)	344,631
Selling, general and administrative expense	326,419	608	327,027	307,317	743	308,060
Income from operations	45,775	710	46,485	36,570	(749)	35,821
Income from continuing operations before income taxes	34,031	710	34,741	22,295	(749)	21,546
Income tax expense	13,048	295	13,343	8,955	(344)	8,611
Income from continuing operations	20,983	415	21,398	13,340	(405)	12,935
Net income (loss)	17,161	415	17,576	(9,144)	(405)	(9,549)
Income (loss) per share from continuing operations:
Basic	$0.83	$0.02	$0.85	$0.53	$(0.02)	$0.51
Diluted	$0.68	$0.02	$0.70	$0.52	$(0.01)	$0.51
Net income (loss) per share:
Basic	$0.83	$0.02	$0.85	$(0.36)	$(0.02)	$(0.38)
Diluted	$0.68	$0.02	$0.70	$(0.36)	$(0.02)	$(0.38)
Consolidated Balance Sheet
Accounts receivable	$214,855	$2,000	$216,855
Inventories	125,152	(2,600)	122,552
Deferred income taxes	13,820	225	14,045
Property, plant and equipment, net	89,399	(3,658)	85,741
Total assets	626,161	(4,033)	622,128
Deferred income taxes	9,369	(1,335)	8,034
Total liabilities	324,530	(1,335)	323,195
Retained earnings	49,546	(2,698)	46,848
Total shareholders’ equity	301,631	(2,698)	298,933
Total liabilities and shareholders’ equity	626,161	(4,033)	622,128
Consolidated Statements of Changes in Shareholders’ Equity
Retained earnings	$49,546	$(2,698)	$46,848	$32,385	$(3,113)	$29,272
Net income (loss)	17,161	415	17,576	(9,144)	(405)	(9,549)

The Company has also reduced its shareholders’ equity balance as of December 31, 2001, by $2.7 million. The notes to these consolidated financial statements have been restated, as applicable, to reflect the restatement adjustments shown above.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4.	GOODWILL AND COVENANTS NOT TO COMPETE

Goodwill

The changes in the net carrying amount of goodwill for the year ended December 31, 2003 are as follows (in thousands):

Balance at December 31, 2002	$162,080
Acquisitions and other purchase price adjustments	2,131
Impairment on discontinued operations(1)	(1,181)

Balance at December 31, 2003	$163,030

(1)	See Note 9 related to discontinued operations.

There were no changes in the net carrying amount of goodwill for the year ended December 31, 2004.

Covenants not to Compete

Intangible assets subject to amortization consist of covenants not to compete which are amortized over the life of the non-compete agreement, which is generally three years. The changes in the net carrying amount of covenants not to compete for the years ended December 31, 2004 and 2003 are as follows (in thousands):

			Net
	Carrying	Accumulated	carrying
	amount	amortization	amount

Balance at January 1, 2003	$5,362	$(4,567)	$795
Covenants Not to Compete	237	—	237
Amortization	—	(818)	(818)

Balance at December 31, 2003	5,599	(5,385)	214
Covenants Not to Compete	67	—	67
Amortization	—	(159)	(159)
Write off of fully amortized balances	(5,184)	5,184	—

Balance at December 31, 2004	$482	$(360)	$122

Estimated intangible amortization expense is $0.1 million for 2005.

5.	CHANGE IN ACCOUNTING PRINCIPLE

The Company adopted SFAS No. 142 effective January 1, 2002. This standard required the Company to complete a transitional impairment analysis of its recorded goodwill and indefinite lived intangible assets and to record any impairment charge as a change in accounting principle. This analysis is a two-step process. The first step requires a comparison of the book value of net assets to the fair value of the related operations. If the book value exceeds the fair value, the second step of the test is performed. The second step requires that the Company determine an estimate of the implied fair value of goodwill and compare the estimated implied fair value to the book value of the related goodwill. The amount of goodwill impairment, if any, would be the difference between the book value and the estimated implied fair value of the related goodwill, as determined by the application of the second step of the impairment test.

The impairment analysis of goodwill is performed on a market-by-market basis. The Company performed its transitional impairment analysis as of January 1, 2002. As a result of the required change in methodology used to evaluate goodwill for impairment and performing the two-step test required by

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

SFAS No. 142, the Company determined that its goodwill balance for certain reporting units was impaired resulting in a charge of $23.1 million. The impairment charge has been recorded as a cumulative effect of a change in accounting principle, net of tax, in the Company’s consolidated statements of operations for 2002.

The Company’s reporting units that were determined to be impaired generated cash flows that did not meet Company expectations and management does not anticipate cash flows in the future that would support an implied fair value of goodwill greater than its adjusted carrying value. Possible reasons for the short-falls include increased competition, a reduction in residential home building within the geographic markets that these reporting units serve, or management issues. In the case of each reporting unit, fair value was estimated using the present value of future cash flows.

6.	SECURITIZATION OF TRADE RECEIVABLES

On August 31, 2000, the Company and certain of its subsidiaries entered into an agreement to sell on a non-recourse basis a pool of trade receivables to a wholly owned bankruptcy-remote special purpose funding subsidiary (the “Funding Subsidiary”) of the Company. The Funding Subsidiary, in turn, sold the trade receivables to a securitization company. The agreement with the securitization company expired August 28, 2003 (the “Expiration Date”) and the Funding Subsidiary was dissolved. Prior to the Expiration Date, trade receivables sold to the securitization company were not reflected on the Company’s consolidated balance sheets and any receivables not sold to the securitization company were recorded as retained interest in the receivables portfolio of the Funding Subsidiary.

The Company recognized losses on the accounts receivable sold to the securitization company based on the fair value of the receivables sold. The fair value of the retained interest was determined after considering such factors as loss history, payment discounts, weighted average life and product returns. From the inception of the securitization to the Expiration Date, there were no substantive changes in the Company’s key measurement and valuation assumptions. Pre-tax losses on these sales, net of servicing fee, totaled $0.6 million and $2.2 million in 2003 and 2002, respectively, and were recorded in other expense, net in the accompanying consolidated statements of operations.

During the tenure of the securitization, the Company received an annual servicing fee of 0.5% of the securitized account receivables, which amount is recorded in other expense, net in the accompanying consolidated statements of operations. The Company recognized no servicing asset or liability because the servicing fee represented adequate compensation for the services performed.

The following table summarizes certain cash flows received from the securitization vehicle during the years ended December 31:

Cash flow information:

	2003	2002

	(in thousands)
Proceeds from new securitizations	$69,000	$49,000
Cash flows received on retained interests	332,738	419,126
Proceeds from collections reinvested in revolving securitizations	534,927	958,667

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Managed Portfolio Data:

The table below summarizes information regarding delinquencies at the end of the period and net credit losses during 2003 and 2002.

	For the year ended
	December 31,		December 31,

	2003	2002	2003

	(in thousands)
Net charge-offs of managed receivables	$1,905	$4,361	n/a
Delinquency rate at year end	n/a	n/a	5.7%

7.	FACILITY CLOSURE COSTS

During 2003, the Company developed and executed a plan to close a facility in Texas and one in South Carolina due to the locations being unable to sustain a consistent level of profitability. In conjunction with the plan, the Company began disposing of assets, severing employees, and pursuing sale of the related real estate. The Company completed the exit plan prior to December 31, 2003. During 2003, the Company recognized approximately $0.5 million in expenses related to the facility closure, including termination benefits to severed employees and adjustments to reflect certain asset balances at net realizable value. The Company also recorded an impairment charge of approximately $0.6 million to adjust the carrying value of the real estate related to these operations to its estimated fair value, less reasonable direct selling costs. At December 31, 2004 and 2003, the Company classified the carrying value of the real estate of $1.4 million as held for sale and is included as a component of other assets, net in the accompanying consolidated balance sheets.

During 2001, the Company developed and executed a plan to close various facilities in Texas, South Carolina, North Carolina, and Tennessee. The facility closures were partially due to the Company consolidating locations from separate acquisitions within certain markets in an attempt to achieve economies of scale. The facility closures were also due to certain locations not being able to achieve the desired levels of profitability. In conjunction with the plan, the Company began disposing of assets, severing employees, and exiting the facilities. The Company completed the exit plan on three facilities prior to December 31, 2002. The Company recognized certain expenses related to the facility closure, including the present value of future minimum rental payments, termination benefits to severed employees, and adjustments to reflect certain asset balances at net realizable value. During 2002, the Company recorded $0.8 million in expenses related to the final stages of the exit plan.

Facility closure costs on the accompanying consolidated statements of operations, consisted of the following:

	For the year
	ended

	2003	2002

	(in thousands)
Facility and other exit costs, net of estimated sub-lease rental income	$43	$491
Employee severance and termination benefits	193	135
Write-down of assets to net realizable value	899	73
Other	36	51

Total costs related to facility closures	$1,171	$750

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

An analysis of the Company’s facility closure reserves for the periods reflected is as follows:

	December 31,			December 31,			December 31,
	2002	Additions	Payments	2003	Additions	Payments	2004

	(in thousands)
Facility and other exit costs, net of estimated sub-lease rental income	$3,784	$43	$(562)	$3,265	$175	$(793)	$2,647
Employee severance and termination benefits	—	193	(126)	67	50	(75)	42
Other	301	36	(337)	—	—	—	—

Total facility closure reserve	$4,085	$272	$(1,025)	$3,332	$225	$(868)	$2,689

The facility and other exit cost reserves of $2.7 million at December 31, 2004, of which $2.4 million is recorded as other long-term liabilities, are primarily related to future minimum lease payments on vacated facilities. There were no facility closure costs incurred in 2004.

8.	ACQUISITIONS

During 2003, the Company acquired various businesses that provide building materials and services primarily to professional contractors and residential builders in the United States. The aggregate purchase price (including final working capital adjustments), consisting of cash consideration, for these businesses approximated $4.6 million. Of this amount, $2.1 million was allocated to goodwill and intangible assets. There were no acquisitions in 2004.

These acquisitions have been accounted for by the purchase method, and accordingly the results of operations of each have been included in the Company’s consolidated financial statements from the respective dates of acquisition. Under this method, the consideration was allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired and liabilities assumed was recorded as goodwill. Pro forma results of operations have not been presented due to the immateriality of the acquisitions.

9.	DISCONTINUED OPERATIONS

During 2002, the Company closed a facility in Colorado as part of a location consolidation in attempt to achieve certain economies of scale, including reduced operating costs. The Company recorded $1.2 million in expenses in 2002 for the closure of this facility primarily related to future minimum lease payments due on the vacated facilities. This amount is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations for 2002.

In September 2003, based upon several factors including unfavorable market conditions and a poor competitive position which prevented the Company from generating profitable results, the Company announced its intent to exit its operations in Colorado. The cessation of operations in this market has been treated as a discontinued operation as it had distinguishable cash flow and operations that have been eliminated from the on-going Company and the Company will have no further involvement in this market. The Company completed the exit plan prior to December 31, 2003.

As a result of the exit plan, in 2003 the Company recorded an expense of $1.5 million in order to adjust asset balances to net realizable value, an expense of $0.2 million related to facility exit costs, and an

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

impairment charge of $1.2 million to write-off the carrying value of goodwill pertaining to these operations. The Company also recorded an impairment charge of approximately $0.4 million to adjust the carrying value of the real estate and equipment related to these operations to estimated fair value, less reasonable direct selling costs. These amounts are included in income (loss) from discontinued operations in the accompanying consolidated statements of operations for 2003. As of December 31, 2003, the Company classified the carrying value of the real estate and equipment of $1.6 million as held for sale and is included as a component of other assets, net in the accompanying consolidated balance sheets.

During 2004, the Company recorded an additional impairment of approximately $0.2 million for the real estate based on a revised estimate of fair value. The Company also favorably settled the outstanding lease obligation and collected several customer balances that were previously written-off. The Company reduced expenses by approximately $0.4 million related to these items. These amounts are included in income (loss) from discontinued operations in the accompanying consolidated statements of operations for 2004. During 2004, the Company sold certain equipment that was held for sale for cash proceeds of $0.2 million less direct selling costs. No gain or loss was recorded on the sale as the net cash proceeds equaled the carrying value of the equipment at the time of the sale. The Company also transferred approximately $0.2 million of other equipment that was held for sale to other locations and reclassified the balances to property, plant and equipment, net. As of December 31, 2004, the Company classified the carrying value of the real estate of $1.0 million as held for sale and is included as a component of other assets, net in the accompanying consolidated balance sheets. In March 2005, the Company sold the real estate for cash proceeds of $1.2 million less direct selling costs. No gain or loss was recorded on the sale as the net cash proceeds equaled the carrying value of the real estate at the time of the sale.

Sales and income (loss) attributable to the Colorado operations, which are reported as discontinued operations, are as follows:

	Year ended December 31,

	2004	2003	2002

	(in thousands)
Sales	$—	$25,600	$32,943
Pre-tax income (loss)	159	(5,880)	(4,585)

The major classes of assets and liabilities of the discontinued Colorado operations in the consolidated balance sheets as December 31, 2003 are as follows (in thousands):

December 31,
2003

Cash	$206
Accounts receivable, net	678
Other current assets	45
Other assets, net	1,629

Total assets	2,558

Other current liabilities	1,021
Other long-term liabilities	559

Total liabilities	1,580

Net assets	$978

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

An analysis of the Company’s reserves related to the Colorado discontinued operations for the periods reflected is as follows:

	December 31,			December 31,				December 31,
	2002	Additions	Payments	2003	Additions	Payments	Adjustments	2004

	(in thousands)
Facility and other exit costs, net of estimated sub-lease rental income	$894	$128	$(301)	$721	$—	$(363)	$(358)	$—
Employee severance and termination benefits	—	55	—	55	—	(55)	—	—
Other	—	36	—	36	—	(21)	—	15

Total facility closure reserve	$894	$219	$(301)	$812	$—	$(439)	$(358)	$15

10.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,

	2004	2003

	(in thousands)
		Restated
Land	$13,324	$12,291
Buildings and improvements	45,836	41,268
Machinery and equipment	85,644	80,806
Furniture and fixtures	29,486	27,767
Construction in progress	5,060	1,042

	179,350	163,174
Less accumulated depreciation	(91,864)	(77,433)

	$87,486	$85,741

Depreciation expense relating to continuing operations approximated $19.2 million, $19.4 million (as restated) and $19.3 (as restated), of which $5.1 million, $4.7 million, and $4.0 million were included in cost of sales, for 2004, 2003 and 2002, respectively.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

11.	ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	December 31,

	2004	2003

	(in thousands)
Accrued payroll and other employee related expenses	$25,234	$21,759
Accrued property, sales and other taxes	12,956	10,927
Insurance self-retention reserves	9,149	8,047
Accrued income taxes	2,862	930
Accrued capital expenditures	2,185	—
Accrued facility closure costs	319	1,245
Advances from customers	629	1,186
Other	5,529	3,756

	$58,863	$47,850

12.	LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,

	2004	2003

	(in thousands)
Tranche A term loan	$228,275	$—
Tranche B term loan	85,000	99,358
Revolving credit facility	—	68,900
Other notes	205	275

	313,480	168,533
Less current portion of long-term debt	1,688	1,731

	$311,792	$166,802

On February 25, 2004, the Company entered into a $405.0 million senior secured credit agreement (the “Credit Agreement”) with a syndicate of banks. The Credit Agreement was initially comprised of a $90.0 million long-term revolver due February 25, 2009; a $230.0 million Tranche A term loan due in quarterly installments of $0.6 million beginning June 30, 2004 and ending March 31, 2009 and quarterly installments of $54.6 million beginning June 30, 2009 and ending February 25, 2010; and an $85.0 million Tranche B term loan due on August 25, 2010. During 2004, the Company paid down approximately $1.7 million under the term loan which permanently reduced the borrowing capacity under the Credit Agreement.

Interest rates under the credit agreement for the revolving loans and the Tranche A term loan are based on the prime rate in the United States or LIBOR (plus a margin, based on leverage ratios, which is currently 1.25% for revolving loans and 3.0% for the Tranche A term loan), at the Company’s option at the time of borrowing. Interest rates under the credit agreement for the Tranche B term loan are based on the prime rate in the United States or LIBOR (plus a fixed margin, which is 8.50%), at our option at the time of borrowing provided that the base interest rate shall in no event be less than 2.0%. The weighted-average

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

interest rate at December 31, 2004 for borrowings under the Credit Agreement was 6.9%. A variable commitment fee based on the total leverage ratio is charged on the unused amount of the revolver (0.375% at December 31, 2004). At December 31, 2004 the available borrowing capacity of the revolver totaled $73.8 million after being reduced by outstanding letters of credit of approximately $16.2 million.

The Credit Agreement is collateralized by all tangible and intangible property and interest in property and proceeds thereof now owned or hereafter acquired by the Company and its wholly-owned subsidiaries. The Credit Agreement also contains certain restrictive covenants, which, among other things, relate to the payment of dividends, incurrence of indebtedness, repurchase of common stock or other distributions, and asset sales and also require compliance with certain financial covenants with respect to a maximum total leverage ratio and a minimum interest coverage ratio. The Company can also be required to make mandatory prepayments of amounts outstanding under the Credit Agreement based on the results of an excess cash flow calculation that must be performed annually under the terms of the Agreement.

Proceeds from the new Credit Agreement were used to retire the Company’s existing debt facility and to pay a cash dividend, as discussed in Note 14. In connection with the refinancing, the Company incurred fees and expenses aggregating $11.1 million, which are included as a component of other assets, net on the consolidated balance sheets at December 31, 2004 and are being amortized over the term of the Credit Agreement. In addition, the Company expensed $2.2 million in deferred loan costs in 2004 due to the early retirement of the prior debt facility. This amount is included in interest expense in the accompanying consolidated statements of operations for 2004.

During November of 2003, the Company modified and extended its credit agreement due to expire in part on December 30, 2003. The extended credit agreement changed the expiration date of the revolving credit facility (“Revolver”) to December 31, 2004 and increased its borrowing availability to $175 million from $150 million. The maturity date for the Tranche B term loan remained December 30, 2005. In connection with the extension of the credit agreement, deferred loan costs of $1.3 million were incurred. These costs are included as a component of other assets, net on the accompanying consolidated balance sheets as of December 31, 2003.

The Company paid a commitment fee ranging from 0.325% to 0.50% on the unused amount of the Revolver. Borrowings under the Revolver bore interest at a rate based on either the Bank of America base rate or LIBOR plus an additional spread based upon performance. At December 31, 2003, the Revolver rates were Bank of America base rate plus 1.5% and LIBOR plus 2.5%. The interest rate on the Tranche B term loan was based on either the Bank of America base rate plus 2.75% or LIBOR plus 3.75%. The weighted average interest rates during 2003 on the Revolver, Tranche A term loan and Tranche B term loan were 5.65%, 4.11% and 4.99%, respectively.

The Company also has other notes aggregating $0.2 million and $0.3 million at December 31, 2004 and 2003, respectively, due at various times through 2010.

Subsequent to December 31, 2004, the Company entered into a new long-term credit agreement. Accordingly, borrowings under the Credit Agreement have been reclassified to be consistent with the terms of the new agreement. See Note 21.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Future maturities of long-term debt as of December 31, 2004 are as follows (in thousands):

Year ending December 31,
2005	$1,688
2006	2,250
2007	2,250
2008	2,250
2009	2,250
Thereafter	302,792

$313,480

These future maturities reflect the refinancing of the Company’s credit agreement as discussed in Note 21.

13.	INCOME TAXES

The components of income tax expense from continuing operations are as follows:

	2004	2003	2002

	(in thousands)
		Restated	Restated
Current:
Federal	$25,380	$12,151	$7,795
State	4,669	968	749

	$30,049	$13,119	$8,544

Deferred:
Federal	2,229	(74)	197
State	(798)	298	(130)

	1,431	224	67

Income tax expense	$31,480	$13,343	$8,611

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Temporary differences, which give rise to deferred tax assets and liabilities, are as follows:

	December 31,

	2004	2003

	(in thousands)
		Restated
Deferred tax assets related to:
Accrued expenses	$6,520	$8,832
Accounts receivable	2,448	1,437
Inventories	4,925	3,757
Operating loss carryforwards	3,339	1,206

	17,232	15,232
Valuation allowance	(3,137)	(1,187)

Total deferred tax assets	14,095	14,045

Deferred tax liabilities related to:
Goodwill	9,462	6,013
Property, plant and equipment	747	2,021

Total deferred tax liabilities	10,209	8,034

Net deferred tax asset	$3,886	$6,011

A reconciliation of the statutory federal income tax rate to the Company’s effective rate is provided below:

	2004	2003	2002

		Restated	Restated
Statutory federal income tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal income tax benefit	3.0%	2.5%	2.7%
Non-deductible goodwill and other	(0.1)%	0.9%	2.3%

	37.9%	38.4%	40.0%

The Company has $76.2 million of state operating loss carryforwards expiring at various dates through 2025.

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company concluded that it was appropriate to maintain a valuation allowance for state net operating losses in certain jurisdictions where it is more likely than not that the deferred tax asset will not be realized and accordingly increased the valuation allowance by $2.4 million during 2004. This increase was off-set by a reversal of $0.4 million of valuation allowance related to certain state net operating losses that were able to be utilized due to a new state operating structure initiated in 2004.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

14.	EMPLOYEE STOCK BASED COMPENSATION

During 1998, the Company implemented the Builders FirstSource, Inc. 1998 Stock Incentive Plan (“the Plan”), a stock-based incentive compensation plan. Under the Plan, the Company is authorized to issue shares of common stock pursuant to “Awards” granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986 (as amended)), non-qualified stock options and other stock-based awards. The Plan also authorizes the sale of common stock on terms determined by the Company’s board of directors.

The Company had notes receivable from employees aggregating $0.2 million at December 31, 2003 in connection with the issuance of common stock under the Plan. These notes were repaid in 2004. As of December 31, 2004, there were 6.4 million shares authorized and 1.1 million shares available for issuance.

Options to purchase shares of common stock generally cliff vest after a period of seven to nine years. A portion of certain option grants are subject to acceleration if certain financial targets are met. These financial targets include return on net assets and earnings before interest, taxes, depreciation, and amortization. These targets are based on the performance of the operating group in which the employee performs their responsibilities and the performance of the Company as a whole for employees whose job responsibilities cover all of the company. The expiration date is generally ten years subsequent to date of issuance. To date, these targets have generally been met. The Company recognized a tax benefit of $0.1 million in 2004 related to the tax deduction from option exercises. This amount was recorded as an increase to additional paid-in capital.

On February 25, 2004, the Company’s board of directors declared a special cash dividend of $5.56 per common share, or $139.6 million to shareholders of record as of February 25, 2004. The Company fully reduced retained earnings by $48.0 million and reduced additional paid-in capital by $91.6 million for the remainder of the dividend. As a result of the special dividend, the board of directors exercised its discretion under the anti-dilution provisions of the employee stock plan to adjust the exercise price of stock options to reflect the change in the share price on the dividend date. The Company did not record any expense related to adjustment of the exercise price as the modification did not increase the aggregate intrinsic value of any award and the ratio of the exercise price per share to the market value per share was not reduced.

Approximately $0.4 million was also paid to certain option holders whose exercise price could not be adjusted for the dividend. The cash payment to these option holders was expensed and is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations for 2004.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

A summary of the status of the Company’s stock options as of December 31, 2004, 2003 and 2002 and the changes during the periods including the effect of the anti-dilution adjustment is presented below:

	Number of shares	Weighted average
	underlying options	exercise price

	(in thousands)
Outstanding at December 31, 2001	3,011	$9.74
Granted	69	10.00
Exercised	(4)	2.50
Cancelled	(100)	10.00

Outstanding at December 31, 2002	2,976	9.74
Granted	160	10.00
Exercised	(1)	10.00
Cancelled	(88)	10.00

Outstanding at December 31, 2003	3,047	9.75
Granted	1,513	3.15
Exercised	(27)	1.44
Cancelled	(29)	3.15

Outstanding at December 31, 2004	4,504	3.11

Weighted-average fair value of options granted
2002		$2.30

2003		$1.79

2004		$0.54

The minimum value of each stock option granted is estimated on the date of grant using a Black-Scholes option-pricing model. The following weighted-average assumptions were used for grants during 2004, 2003 and 2002: expected term— six years; expected volatility— 0.00%; expected dividend yield— 0.00%; and risk-free rate— 3.01%, 3.12% and 4.37%, respectively. No adjustment was made for non-transferability or risk of forfeitures.

The following table summarizes information about employee stock options outstanding at December 31, 2004 (options are in thousands):

	Options Outstanding			Options Exercisable

		Weighted Average
					Weighted
	Outstanding at		Remaining	Exercisable at	Average
	December 31,	Exercise	Contractual	December 31,	Exercise
Range of Exercise Prices	2004	Price	Life	2004	Price

$1.13	80	$1.13	4.00	80	$1.13
$3.15	4,424	$3.15	7.46	2,408	$3.15

$1.13 - $3.15	4,504	$3.11	7.40	2,488	$3.09

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

15.	EMPLOYEE BENEFIT PLANS

The Company maintains one active defined contribution 401(k) plan as discussed below:

Employees of the Company are eligible after completing six months of employment to participate in the Builders FirstSource, Inc. 401(k) Plan. Participants can contribute up to 15% of their annual compensation, subject to federally mandated maximums. The Company will match 50% of employee contributions up to 6% of employee contributions. The Company’s matching contributions are subject to a pro-rata five-year vesting schedule.

The Company recognized expense of $3.6 million, $3.0 million and $3.2 million in 2004, 2003 and 2002, respectively, for contributions to the plan.

16.	COMMITMENTS AND CONTINGENCIES

The Company leases certain land, buildings and equipment used in operations. These leases are accounted for as operating leases with terms ranging from one to twenty years and generally contain renewal options. Certain operating leases are subject to contingent rentals based on various measures. Total rent expense under operating leases was approximately $28.7 million, $25.9 million and $25.3 million for the years ended December 31, 2004, 2003 and 2002, respectively.

In addition, the Company has residual value guarantees on certain equipment leases. Under these leases the Company has the option of (a) purchasing the equipment at the end of the lease term at its then fair market value, (b) arranging for the sale of the equipment to a third party, or (c) returning the equipment to the lessor to sell the equipment. If the sales proceeds in either case are less than the residual value, the Company is required to reimburse the lessor for the deficiency up to a specified level as stated in each lease agreement. If the sales proceeds exceed the residual value, the Company is entitled to all of such excess amounts. The guarantees under these leases for the residual values of equipment at the end of the respective operating lease periods approximated $10.8 million as of December 31, 2004. Based upon the expectation that none of these leased assets will have a residual value at the end of the lease term that is materially less than the value specified in the related operating lease agreement or that the Company will purchase the equipment at the end of the lease term, the Company does not believe it is probable that it will be required to fund any amounts under the terms of these guarantee arrangements. Accordingly, no accruals have been recognized for these guarantees.

Future minimum commitments for noncancelable operating leases with initial or remaining lease terms in excess of one year are as follows:

	Related party	Total*

	(in thousands
Year ending December 31,
2005	$2,080	$31,072
2006	2,078	23,768
2007	2,151	21,596
2008	1,942	19,654
2009	1,830	16,449
Thereafter	5,658	60,125

	$15,739	$172,664

*	Includes related party future minimum commitments for noncancelable operating leases.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company is a party to various legal proceedings in the ordinary course of business. Although the ultimate disposition of these proceedings cannot be predicted with certainty, management believes the outcome of any claim that is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the consolidated financial position, cash flows or operations of the Company.

During 2001, the Company entered into a termination agreement (the “Agreement”) with a former senior executive (the “Executive”). As part of the Agreement, the Company agreed to repurchase from the Executive approximately 210,000 shares of Company common stock at estimated fair market value of $2.1 million. The Agreement provided for 77,000 shares to be repurchased upon execution of the Agreement with the remaining shares to be repurchased ratably over a 24-month period. At December 31, 2003, all obligations under the Agreement had been fulfilled by the Company.

17.	RELATED PARTY TRANSACTIONS

In 2004, 2003 and 2002, the Company paid approximately $2.4 million, $3.3 million and $3.2 million, respectively, in rental expense to shareholders of the Company for leases of land and buildings.

In 2004, 2003 and 2002, the Company paid JLL Partners approximately $0.3 million for certain out-of-pocket expenses incurred. These amounts are recorded in selling, general, and administrative expenses.

18.	CONCENTRATIONS

The Company maintains cash at financial institutions in excess of federally insured limits. Accounts receivable potentially expose the Company to concentrations of credit risk. The Company provides credit in its normal course of business to customers in the residential construction industry. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

Because customers are dispersed among the Company’s various markets, its credit risk to any one customer or state economy is not significant.

19.	SALES BY PRODUCT CATEGORY

Sales by product category for the years ended December 31, 2004, 2003 and 2002 were as follows:

	2004	2003	2002

	(in thousands)
Lumber and Lumber Sheet Goods	$815,295	$593,693	$515,387
Windows & Doors	391,199	354,584	325,170
Prefabricated Components	385,938	303,449	257,349
Millwork	175,957	158,680	151,148
Other Building Products and Services	289,658	264,687	250,952

	$2,058,047	$1,675,093	$1,500,006

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20.	SUPPLEMENTAL CASH FLOW INFORMATION

Cash flows from operating activities included cash payments as follows:

	Year Ended December 31,

	2004	2003	2002

	(in thousands)
Cash payments for interest	$20,681	$9,445	$11,644
Cash payments for income taxes	26,953	9,941	6,268
Supplemental schedule of non-cash financing and investing activities:
Accrued capital expenditures	$2,185	$—	$—

21.	SUBSEQUENT EVENT - RECAPITALIZATION

On February 11, 2005, the Company entered into a $350.0 million senior secured credit facility with a syndicate of banks. The senior secured credit facility is comprised of a $110.0 million long-term revolver due February 11, 2010; a $225.0 million term loan due in quarterly installments of $0.6 million beginning June 30, 2005 and ending June 30, 2011 and a final payment of $210.9 million on August 11, 2011; and a $15.0 million prefunded letter of credit facility due August 11, 2011.

Interest rates on loans under the credit agreement are based on the base rate of interest determined by the administrative agent rate in the United States or LIBOR (plus a margin, based on leverage ratios, which is currently 1.50% for base rate revolving loans and 2.50% for term loans), at the Company’s option at the time of borrowing. A variable commitment fee (currently 0.50%) based on the total leverage ratio is charged on the unused amount of the revolving loan commitment.

The senior secured credit facility is collateralized by all tangible and intangible property and interest in property and proceeds thereof now owned or hereafter acquired by the Company and its wholly-owned subsidiaries. The credit facility also contains certain restrictive covenants, which, among other things, relate to the payment of dividends, incurrence of indebtedness, repurchase of common stock or other distributions, and asset sales and also require compliance with certain financial covenants with respect to a maximum total leverage ratio and a minimum interest coverage ratio. The Company can be required to make mandatory prepayments of amounts outstanding under the agreement based on the results of an excess cash flow calculation that must be performed annually under the terms of the facility.

On February 11, 2005, the Company also issued $275.0 million in aggregate principal amount of floating rate notes. The floating rate notes mature on February 15, 2012. Interest accrues at a rate of LIBOR plus 4.25%. LIBOR is reset at the beginning of each quarter. Interest on the floating rate notes is payable quarterly in arrears beginning May 15, 2005. At any time on or after February 15, 2007, the Company can redeem some or all of the notes at a redemption price equal to par plus a specified premium that declines ratably to par. At any time before February 15, 2007, the Company can redeem the notes, in whole or in part, at a redemption price equal to par, plus a make whole premium. The Company may also redeem up to 35% of the aggregate principal amount of the notes with the proceeds of certain equity offerings any time before February 15, 2007. In the event of a change in control, the Company may be required to offer to purchase the notes at a purchase price equal to 101% of the principal, plus accrued and unpaid interest.

The notes are secured by a second priority lien on all tangible and intangible property and interest in property and proceeds thereof now owned or hereafter acquired by the Company and its wholly-owned subsidiaries. The indenture covering the notes contains certain restrictive covenants, which, among other

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

things, relate to the payment of dividends, incurrence of indebtedness, repurchase of common stock or other distributions, asset sales, and investments.

Proceeds from the new senior secured credit agreement and the issuance of the floating rate notes were used to retire the Company’s existing debt facility, pay a cash dividend to shareholders of $8.00 per share, or $201.2 million, and make a cash payment of approximately $35.8 million to stock option holders in-lieu of adjusting the exercise price. In connection with the refinancing, the Company incurred estimated fees and expenses aggregating $21.1 million and paid a $1.7 million early termination penalty related to the prepayment of the Tranche B term loan under the prior credit facility. The Company had approximately $9.3 million in unamortized deferred loan costs remaining at the refinancing date related to the prior credit facility. In the first quarter of 2005, the total cash payment to option holders and the termination penalty related to the prepayment of the Tranche B term loan were expensed and recorded as stock compensation expense and a component of interest expense, respectively. Also, based on the final syndicate of banks, the Company expensed approximately $7.3 million of the unamortized deferred financing costs related to the prior credit facility and approximately $2.4 million of costs incurred in connection with the refinancing. These costs were recorded as interest expense. The remaining $2.0 million of unamortized deferred financing costs related to the prior credit facility and $18.7 million of costs incurred in connection with the refinancing will be included as a component of other assets, net and amortized over the terms of the new senior secured credit facility and floating rate notes.

22.	SUBSEQUENT EVENT - REVERSE STOCK SPLIT

On May 24, 2005, the board of directors recommended and the Company’s shareholders approved a 1-for-10 reverse stock split of the Company’s common stock.

After the reverse stock split effective May 24, 2005, each holder of record held one share of common stock for every 10 shares held immediately prior to the effective date. As a result of the reverse stock split, the board of directors also exercised its discretion under the anti-dilution provisions of the employee stock plan to adjust the number of shares underlying stock options and the related exercise prices to reflect the change in the share price and outstanding shares on the date of the reverse stock split. The effect of fractional shares is not material.

Following the effective date of the reverse stock split, the par value of the common stock remained at $.01 per share. As a result, the Company has reduced the common stock in the accompanying consolidated balance sheets and statements of changes in stockholders’ equity on a retroactive basis for all periods presented, with a corresponding increase to additional paid-in capital. All share and per-share amounts and related disclosures have also been retroactively adjusted for all periods presented to reflect the 1-for-10 reverse stock split.

Builders FirstSource, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended
	June 30,

	2005	2004

	(in thousands, except per
	share amounts)
Sales	$1,127,942	$977,058
Cost of sales	851,504	761,099

Gross margin	276,438	215,959
Selling, general and administrative expenses	206,434	176,048
Stock compensation expense	36,364	437

Income from operations	33,640	39,474
Interest expense	31,507	12,464

Income from continuing operations before income taxes	2,133	27,010
Income tax expense	832	10,399

Income from continuing operations	1,301	16,611
Income from discontinued operations (net of income tax expense of $133)	—	246

Net income	$1,301	$16,857

Basic net income per share:
Income from continuing operations	$0.05	$0.66
Income from discontinued operations	—	0.01

Net income	$0.05	$0.67

Diluted net income per share:
Income from continuing operations	$0.05	$0.64
Income from discontinued operations	—	0.01

Net income	$0.05	$0.65

Weighted average common shares outstanding:
Basic	25,522	25,131

Diluted	27,764	26,104

The accompanying notes are an integral part of these condensed consolidated financial statements.

Builders FirstSource, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004

	(in thousands, except per
	share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$3,959	$50,628
Accounts receivable, less allowances of $7,592 and $6,318 for 2005 and 2004, respectively	270,167	223,242
Inventories	154,987	137,858
Other current assets	26,403	21,851

Total current assets	455,516	433,579
Property, plant and equipment, net	94,287	87,486
Goodwill	163,030	163,030
Other assets, net	19,282	12,916

Total assets	$732,115	$697,011

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$147,510	$94,378
Accrued liabilities	79,610	58,883
Current maturities of long-term debt	—	1,688

Total current liabilities	227,120	154,949
Long-term debt, net of current maturities	365,000	311,792
Other long-term liabilities	20,403	19,380

	612,523	486,121
Commitments and contingencies (Note 5)
Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding at June 30, 2005	—
Common stock, $0.01 par value, 200,000 shares authorized; 32,661 and 25,148 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	326	251
Additional paid-in capital	108,956	160,213
Unearned stock compensation	(60)	—
Retained earnings	10,754	50,426
Accumulated other comprehensive loss	(384)	—

Total shareholders’ equity	119,592	210,890

Total liabilities and shareholders’ equity	$732,115	$697,011

The accompanying notes are an integral part of these condensed consolidated financial statements.

Builders FirstSource, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,

	2005	2004

	(in thousands)
Cash flows from operating activities:
Net income	$1,301	$16,857
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,475	9,639
Amortization of deferred loan costs	14,163	3,018
Deferred income taxes	(69)	—
Bad debt expense	1,470	1,568
Non-cash gain from discontinued operations	—	(379)
Net gain on sale of assets	(33)	(205)
Changes in assets and liabilities:
Accounts receivable	(48,395)	(48,769)
Inventories	(17,129)	(18,579)
Other current assets	(5,209)	386
Other assets and liabilities	450	(487)
Accounts payable	53,132	55,612
Accrued liabilities	14,259	15,746

Net cash provided by operating activities	23,415	34,407

Cash flows from investing activities:
Purchases of property, plant and equipment	(15,298)	(10,465)
Proceeds from sale of property, plant and equipment	1,888	757

Net cash used in investing activities	(13,410)	(9,708)

Cash flows from financing activities:
Net payments under revolving credit facilities	—	(67,400)
Proceeds from credit agreement	225,000	315,000
Proceeds from issuance of floating rate notes	275,000	—
Payments on long-term debt	(448,480)	(99,939)
Deferred loan costs	(21,149)	(10,989)
Net proceeds from initial public offering	110,743	—
Payment of dividend	(201,186)	(139,592)
Exercise of stock options	28	14
Repurchase of common stock	—	(351)
Collection of stock purchase loans	—	196
Book overdrafts	3,370	(22,074)

Net cash used in financing activities	(56,674)	(25,135)

Net decrease in cash and cash equivalents	(46,669)	(436)
Cash and cash equivalents at beginning of period	50,628	5,585

Cash and cash equivalents at end of period	$3,959	$5,149

The accompanying notes are an integral part of these condensed consolidated financial statements.

Builders FirstSource, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

						Accumulated
	Common Stock		Additional			Other
			Paid-In	Unearned Stock	Retained	Comprehensive
	Shares	Amount	Capital	Compensation	Earnings	Loss	Total

(In thousands, except per share amount)
Balance at December 31, 2004	25,148,213	$251	$160,213	$—	$50,426	$—	$210,890
Initial public offering of common stock	7,500,000	75	108,829	—	—	—	108,904
Issuance of restricted stock	3,750	—	60	(60)	—	—	—
Exercise of stock options, including tax benefit associated with the exercise of stock options	8,998	—	67	—	—	—	67
Cash dividend	—	—	(160,213)	—	(40,973)	—	(201,186)
Comprehensive income:
Net income	—	—	—	—	1,301	—	1,301
Change in fair value of interest rate swaps, net of tax	—	—	—	—	—	(384)	(384)

Total comprehensive income							917

Balance at June 30, 2005	32,660,961	$326	$108,956	$(60)	$10,754	$(384)	$119,592

The accompanying notes are an integral part of these condensed consolidated financial statements.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.	BASIS OF PRESENTATION

Builders FirstSource, Inc. and subsidiaries (the “Company”) is a leading provider of manufactured components, building materials and construction services to professional homebuilders and contractors in the United States.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all recurring adjustments and normal accruals necessary for a fair statement of the Company’s financial position, changes in shareholders’ equity, results of operations and cash flows for the dates and periods presented. Results for interim periods are not necessarily indicative of the results to be expected during the remainder of the current year or for any future period. All significant intercompany accounts and transactions have been eliminated in consolidation.

These unaudited condensed consolidated financial statements should be read in conjunction with the more detailed audited consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 included in this prospectus. Accounting policies used in the preparation of these unaudited condensed consolidated financial statements are consistent with the accounting policies described in the Notes to Consolidated Financial Statements included in the audited consolidated financial statements.

The condensed consolidated balance sheet as of December 31, 2004 is derived from the audited financial statements but does not include all disclosures required by generally accepted accounting principles. The notes accompanying the consolidated financial statements for the year ended December 31, 2004 in this prospectus include accounting policies and additional information pertinent to an understanding of both the December 31, 2004 balance sheet and the interim financial statements. The information has not changed except as a result of normal transactions in the six months ended June 30, 2005, and as discussed in the notes herein.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Estimates are used when accounting for items such as revenue, vendor rebates, allowance for returns, discounts and doubtful accounts, employee compensation programs, depreciation and amortization periods, taxes, inventory values, insurance programs, goodwill, other intangible assets and long-lived assets.

1-for-10 Reverse Stock Split

On May 24, 2005, the Company’s board of directors and stockholders approved a 1-for-10 reverse stock split of the Company’s common stock. All share and per-share amounts and related disclosures were retroactively adjusted for all periods presented to reflect the 1-for-10 reverse stock split.

Net Income per Common Share

Net income per common share (“EPS”) is calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” which requires the presentation of basic and diluted EPS. Basic EPS is computed using the weighted average number of common shares outstanding during the period. Diluted EPS is computed using the weighted average number of common

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (continued)

shares outstanding during the period, plus the dilutive effect of common stock equivalents. There were no options excluded in the computations of diluted EPS for the six months ended June 30, 2005 and 2004.

The table below presents a reconciliation of weighted average common shares used in the calculation of basic and diluted EPS (in thousands):

	Six Months Ended
	June 30,

	2005	2004

Weighted average shares for basic EPS	25,522	25,131
Incremental shares for stock options	2,242	973

Weighted average shares for diluted EPS	27,764	26,104

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It consists of net income and other gains and losses affecting shareholders’ equity that, under accounting principles generally accepted in the United States, are excluded from net income. The change in fair value of interest rate swaps is the only item impacting the Company’s accumulated other comprehensive loss of $0.4 million (net of income taxes of $0.2 million) as of June 30, 2005.

Stock Compensation

The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”) and related interpretations in accounting for employee stock-based compensation costs related to its stock incentive plans. APB 25 is an intrinsic value approach for measuring stock-based compensation costs. SFAS No. 123, “Accounting for Stock-Based Compensation,” is a fair value approach for measuring stock-based compensation costs.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (continued)

Had the compensation cost for the Company’s stock-based compensation been determined in accordance with SFAS No. 123, the Company’s net income and net income per share for the six month periods ended June 30, 2005 and 2004 would approximate the pro forma amounts below:

	Six Months Ended
	June 30,

	2005	2004

	(in thousands,
	except per share
	amounts
Reported net income	$1,301	$16,857
Deduct: total stock-based employee compensation expense determined under minimum value method for all awards, net of related tax effects	(449)	(476)

Pro forma net income	$852	$16,381

Net income per share — as reported:
Basic	$0.05	$0.67
Diluted	$0.05	$0.65
Net income per share — pro forma:
Basic	$0.03	$0.65
Diluted	$0.03	$0.63

The effects of applying SFAS No. 123 in this pro forma disclosure may not be indicative of future results.

Recently Issued Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS 154, Accounting for Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements for reporting a voluntary change in accounting principle unless it is impracticable. This statement also distinguishes between retrospective application and restatement. It redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. SFAS 154 is effective for the Company as of January 1, 2006 and is not expected to have a material impact on the Company’s consolidated financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

2.	SHAREHOLDERS’ EQUITY

Initial Public Offering

On June 22, 2005, the SEC declared the Company’s registration statement on Form S-1 effective, and on June 27, 2005, the Company completed an initial public offering (“IPO”) of 12,250,000 shares of its common stock for $16.00 per share. Of the 12,250,000 shares offered, 7,500,000 shares were sold by the Company, and 4,750,000 were sold by the selling stockholders. The Company’s common stock began trading on the Nasdaq National Market under the symbol “BLDR” on June 22, 2005.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (continued)

The selling stockholders granted the underwriters an option to purchase up to an additional 1,837,500 shares of the Company’s common stock at the IPO price, which the underwriters exercised in full on July 22, 2005. The Company did not receive any proceeds from the shares sold by the selling stockholders.

After underwriting discounts of $8.4 million and estimated transaction costs of $2.7 million, net proceeds to the Company were $108.9 million. Approximately $1.8 million of the estimated transaction costs were included in accrued liabilities at June 30, 2005. The Company used the net proceeds from the IPO, together with cash on hand, to repay a portion of its outstanding debt. (See Note 3.)

In conjunction with the IPO, the Company’s stockholders approved an amendment and restatement of the Company’s certificate of incorporation. The amended and restated certificate of incorporation provides that the Company is authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share.

1-for-10 Reverse Stock Split

On May 24, 2005, the Company’s board of directors and stockholders approved a 1-for-10 reverse stock split of the Company’s common stock.

After the reverse stock split, effective May 24, 2005, each holder of record held one share of common stock for every 10 shares held immediately prior to the effective date. As a result of the reverse stock split, the board of directors also exercised its discretion under the anti-dilution provisions of our 1998 Stock Incentive Plan to adjust the number of shares underlying stock options and the related exercise prices to reflect the change in the share price and outstanding shares on the date of the reverse stock split. The effect of fractional shares is not material.

Following the effective date of the reverse stock split, the par value of the common stock remained at $0.01 per share. As a result, the Company has reduced the common stock in the unaudited condensed consolidated balance sheets and statement of changes in shareholders’ equity included herein on a retroactive basis for all periods presented, with a corresponding increase to additional paid-in capital. All share and per-share amounts and related disclosures, including dividends, were retroactively adjusted for all periods presented to reflect the 1-for-10 reverse stock split.

Special Cash Dividends

On February 11, 2005, the Company’s board of directors declared a special cash dividend of $8.00 per common share, or $201.2 million, to stockholders of record as of February 11, 2005. The Company fully reduced retained earnings and additional paid-in capital to zero by $26.4 million and $160.2 million, respectively. The remainder of the dividend reduced retained earnings by $14.6 million. In connection with the payment of the special cash dividend, the Company also made a cash payment of $35.8 million to stock option holders in lieu of adjusting the exercise price. This payment, plus applicable payroll taxes of $0.6 million, was recorded as stock compensation expense in the accompanying condensed consolidated statements of operations for the six months ended June 30, 2005.

On February 25, 2004, the Company’s board of directors declared a special cash dividend of $5.56 per common share, or $139.6 million, to stockholders of record as of February 25, 2004. The Company fully reduced retained earnings by $48.0 million and reduced additional paid-in capital by $91.6 million for the remainder of the dividend. As a result of the special dividend, the board of directors exercised its discretion under the anti-dilution provisions of the employee stock plan to adjust the exercise price of

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (continued)

stock options to reflect the change in the share price on the dividend date. The Company did not record any expense related to adjustment of the exercise price as the modification did not increase the aggregate intrinsic value of any award and the ratio of the exercise price per share to the market value per share was not reduced. Approximately $0.4 million was also paid to certain option holders whose exercise price could not be adjusted for the dividend. The cash payment to these option holders was recorded as stock compensation expense in the accompanying condensed consolidated statements of operations for the six months ended June 30, 2004.

3.	LONG-TERM DEBT

Long-term debt consists of the following:

	June 30,	December 31,
	2005	2004

	(in thousands
Term loan	$90,000	$—
Floating rate notes	275,000	—
Tranche A term loan	—	228,275
Tranche B term loan	—	85,000
Other notes	—	205

	365,000	313,480
Less current portion of long-term debt	—	1,688

Total long-term debt	$365,000	$311,792

2005 Senior Secured Credit Agreement

On February 11, 2005, the Company entered into a $350.0 million senior secured credit agreement (the “2005 Agreement”) with a syndicate of banks. The 2005 Agreement was initially comprised of a $110.0 million long-term revolver due February 11, 2010; a $225.0 million term loan due in quarterly installments of $0.6 million beginning June 30, 2005 and ending June 30, 2011 and a final payment of $210.9 million on August 11, 2011; and a $15.0 million pre-funded letter of credit facility due August 11, 2011.

In June 2005, the Company completed the IPO and used the net proceeds as well as cash generated from operations to repay $135.0 million of the term loan. This repayment permanently reduced the borrowing capacity under the 2005 Agreement and eliminated the required installment payments for the next four quarters. The Company also wrote-off $3.0 million of debt issuance costs associated with the repayment, which has been included as a component of interest expense in the accompanying condensed consolidated statements of operations for the three and six months ended June 30, 2005. At June 30, 2005, the available borrowing capacity of the revolver totaled $108.8 after being reduced by outstanding letters of credit under the revolver of approximately $1.2 million. The Company also has $15.0 million outstanding letters of credit under the pre-funded letter of credit facility.

Interest rates under the 2005 Agreement for the revolving loans and the term loan are based on the rate of interest determined by the administrative agent rate in the United States or LIBOR (plus a margin, based on leverage ratios, which is 1.50% for base rate revolving loans and 2.50% for term loans at June 30, 2005), at the Company’s option at the time of borrowing. A variable commitment fee (currently 0.50%)

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (continued)

based on the total leverage ratio is charged on the unused amount of the revolver. The weighted-average interest rate at June 30, 2005 for borrowings under the 2005 Agreement was 5.66%.

The 2005 Agreement is collateralized by substantially all tangible and intangible property and interest in property and proceeds thereof now owned or hereafter acquired by the Company and its wholly-owned subsidiaries. The 2005 Agreement also contains certain restrictive covenants, which, among other things, relate to the payment of dividends, incurrence of indebtedness, repurchase of common stock or other distributions, and asset sales and also require compliance with certain financial covenants with respect to a maximum total leverage ratio and a minimum interest coverage ratio. The Company can be required to make mandatory prepayments of amounts outstanding under the agreement based on the results of an excess cash flow calculation that must be performed annually under the terms of the 2005 Agreement.

Second Priority Senior Secured Floating Rate Notes

On February 11, 2005, the Company issued $275.0 million in aggregate principal amount of second priority senior secured floating rate notes. The floating rate notes mature on February 15, 2012. Interest accrues at a rate of LIBOR plus 4.25%. LIBOR is reset at the beginning of each quarterly period. Interest on the floating rate notes is payable quarterly in arrears beginning May 15, 2005. At any time on or after February 15, 2007, the Company can redeem some or all of the notes at a redemption price equal to par plus a specified premium that declines ratably to par. At any time before February 15, 2007, the Company can redeem the notes, in whole or in part, at a redemption price equal to par, plus a make whole premium. The Company may also redeem up to 35% of the aggregate principal amount of the notes with the proceeds of certain equity offerings any time before February 15, 2007. In the event of a change in control, the Company may be required to offer to purchase the notes at a purchase price equal to 101% of the principal, plus accrued and unpaid interest.

The notes are jointly and severally guaranteed by all of the Company’s subsidiaries and secured by a second priority lien on all tangible and intangible property and interest in property and proceeds thereof now owned or hereafter acquired by the Company and its subsidiaries. The parent company has no independent assets or operations, and the guarantees are full and unconditional. The indenture covering the notes contains certain restrictive covenants, which, among other things, relate to the payment of dividends, incurrence of indebtedness, repurchase of common stock or other distributions, asset sales and investments.

The Company entered into two interest rate swap agreements in order to obtain a fixed rate with respect to $200.0 million of its outstanding floating rate debt and thereby reduce its exposure to interest rate volatility. In April 2005, the Company entered into an interest rate swap agreement to fix $100.0 million of its outstanding floating rate notes at an effective interest rate of 8.37%, including applicable margin. The interest rate swap agreement is for three years starting July 1, 2005 whereby the Company will pay a fixed rate of 4.12% and receive a variable rate at 90 day LIBOR. In June 2005, the Company entered into another interest rate swap agreement to fix $100.0 million of its outstanding floating rate notes at an effective interest rate of 8.27%, including applicable margin. The interest rate swap agreement is for three years starting June 10, 2005 whereby the Company will pay a fixed rate of 4.02% and receive a variable rate at 90 day LIBOR.

The interest rate swaps qualify as fully effective, cash-flow hedging instruments. Therefore, the gain or loss of the qualifying cash flow hedges are reported in other comprehensive income (loss) and reclassified into earnings in the same period in which the hedge transactions affect earnings. At June 30, 2005, the fair value of the interest rate swaps was a liability of $0.6 million. The weighted-average interest rate at June 30, 2005 for the floating rate notes was 7.78%.

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (continued)

Proceeds from the 2005 Agreement and the issuance of the floating rate notes were used to retire the Company’s previous senior secured credit agreement (“2004 Agreement”). The proceeds were also used to pay a cash dividend to shareholders of $201.2 million and make a cash payment of approximately $35.8 million to stock option holders in lieu of adjusting the exercise price, as discussed in Note 2. In connection with the refinancing, the Company incurred estimated fees and expenses aggregating $21.1 million and paid a $1.7 million early termination penalty related to the prepayment of the Tranche B term loan under the 2004 Agreement. The Company had approximately $9.3 million in unamortized deferred loan costs remaining at the refinancing date related to the 2004 Agreement. In the first quarter of 2005, the termination penalty related to the prepayment of the Tranche B term loan was expensed and recorded as a component of interest expense. Also, based on the final syndicate of banks, the Company expensed approximately $7.3 million of the unamortized deferred financing costs related to the 2004 Agreement and approximately $2.4 million of costs incurred in connection with the refinancing. These costs were recorded as interest expense. The remaining $2.0 million of unamortized deferred financing costs related to the 2004 Agreement and $18.7 million of costs incurred in connection with the refinancing were included as a component of other assets, net and are being amortized over the terms of the 2005 Agreement and floating rate notes. The deferred financing costs were reduced by $3.0 million related to the repayment of a portion of the term loan with proceeds from the IPO.

Future maturities of long-term debt as of June 30, 2005 are as follows (in thousands):

Year ended December 31,
2005	$—
2006	456
2007	911
2008	911
2009	911
Thereafter	361,811

Total long-term debt	$365,000

4.	EMPLOYEE STOCK BASED COMPENSATION

In June 2005, the Company’s stockholders approved the adoption of the Company’s 2005 Equity Incentive Plan (the “Plan”). Under the Plan, the Company is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock and other stock-based awards. The maximum number of shares reserved for the grant of awards under the Plan is 2,200,000, subject to adjustment as provided by the Plan. No more than 2,200,000 shares may be made subject to options or stock appreciation rights (“SARs”) granted under the Plan, and no more than 1,100,000 shares may be made subject to stock-based awards other than options or SARs. The terms of each award shall be determined by the Company’s board of directors.

5.	COMMITMENTS AND CONTINGENCIES

The Company is a party to various legal proceedings in the ordinary course of business. Although the ultimate disposition of these proceedings cannot be predicted with certainty, management believes the outcome of any claim that is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the consolidated financial position, cash flows or operations of the

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (continued)

Company. However, there can be no assurances that future costs would not be material to the results of operations or liquidity of the Company for a particular period.

6.	SALES BY PRODUCT CATEGORY

Sales by product category for the six month periods ended June 30, 2005 and 2004 were as follows (in thousands):

	Six Months Ended
	June 30,

	2005	2004

Prefabricated components	$234,429	$174,822
Windows & doors	209,180	184,176
Lumber & lumber sheet goods	423,847	396,656
Millwork	95,693	82,910
Other building products & services	164,793	138,494

Total sales	$1,127,942	$977,058

7.	QUARTERLY FINANCIAL DATA

	Fiscal 2004

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net sales	$429,354	$547,704	$575,395	$505,594
Gross margin	95,777	120,182	138,089	129,464
Income from continuing operations	3,888	12,723	19,876	14,991
Loss (income) from discontinued operations	(246)	—	143	—
Net income	4,134	12,723	19,733	14,991
Basic net income per share:
Income from continuing operations	0.15	0.51	0.79	0.60
Net income	0.16	0.51	0.79	0.60
Diluted net income per share:
Income from continuing operations	0.15	0.48	0.73	0.55
Net income	0.16	0.48	0.73	0.55

Builders FirstSource, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (continued)

	Fiscal 2003

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net sales	$337,703	$417,123	$458,635	$461,632
Gross margin	77,466	96,508	98,865	101,844
Income (loss) from continuing operations	(636)	6,871	7,085	8,078
Loss from discontinued operations	390	207	2,043	1,182
Net income (loss)	(1,026)	6,664	5,042	6,896
Basic net income (loss) per share:
Income (loss) from continuing operations	(0.03)	0.27	0.28	0.32
Net income (loss)	(0.04)	0.26	0.20	0.27
Diluted net income per share:
Income (loss) from continuing operations	(0.03)	0.27	0.28	0.32
Net income (loss)	(0.04)	0.26	0.20	0.27

8.	SUBSEQUENT EVENT

On August 11, 2005, the Company repaid $20.0 million of its term loan, and on September 1, 2005, the Company repaid another $5.0 million. These repayments permanently reduced its borrowing capacity under the 2005 Agreement. In conjunction with the repayments, the Company wrote-off $0.5 million of associated debt issuance costs, which will be included as a component of interest expense in the Company’s condensed consolidated statement of operations for the three months ended September 30, 2005.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as directors or officers, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. We have entered into indemnification agreements with our directors. The idemnification agreements provide indemnification to our directors under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We currently maintain liability insurance for our directors and officers.

ITEM 21.     Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit
Numbers	Description

3.1	Amended and Restated Certificate of Incorporation of Builders FirstSource, Inc., (previously filed as Exhibit 3.1 to Amendment No. 4 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 6, 2005, File 3.1 Number 333-122788).

3.2	Amended and Restated By-Laws of Builders FirstSource, Inc., (previously filed as Exhibit 3.2 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

Exhibit
Numbers		Description

4.1		Second Amended and Restated Stockholders Agreement, dated as of June 2, 2005, among JLL Building Products, LLC, Builders FirstSource, Inc., Floyd F. Sherman, Charles L. Horn, Kevin P. O’Meara, and Donald F. McAleenan (previously filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 4, 2005, File Number 0-51357).

4.2		Registration Rights Agreement, dated as of February 11, 2005, among Builders FirstSource, Inc., the Guarantors named therein, and UBS Securities LLC and Deutsche Bank Securities Inc. (previously filed as Exhibit 4.3 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

4.3		Stockholders Agreement, dated as of June 11, 1999, among Stonegate Resources Holdings, LLC, BSL Holdings, Inc., Holmes Lumber Company, and Lockwood Holmes (previously filed as Exhibit 4.5 to Amendment No. 2 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

4.4		Stock Purchase Agreement, dated as of March 3, 2000, among Stonegate Resources Holdings, LLC, Builders FirstSource, Inc., and William A. Schwartz (previously filed as Exhibit 4.6 to Amendment No. 2 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

4.5		Indenture, dated as of February 11, 2005, among Builders FirstSource, Inc., the Subsidiary Guarantors thereto, and Wilmington Trust Company, as Trustee (previously filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

5	.1*	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

10.1		Credit Agreement, dated as of February 11, 2005, among Builders FirstSource, Inc., as Borrower, JLL Building Products, LLC, and the Guarantors party thereto, the Lenders party thereto, UBS Securities LLC, as Joint Arranger and Joint Book Runner, UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent, and Collateral Trustee for the secured parties, UBS Loan Finance LLC as Swing Line Lender, and Deutsche Bank Securities Inc., as Joint Arranger, Joint Book Runner, and Syndication Agent, and General Electric Capital Corporation and LaSalle Bank National Association, as Co-Documentation Agents (previously filed as Exhibit 10.1 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.2		Collateral Trust Agreement, dated as of February 11, 2005, among Builders FirstSource, Inc., the other Pledgors from time to time party hereto, UBS AG, Stamford Branch, as Administrative Agent under the Credit Agreement, Wilmington Trust Company, as Trustee under the Indenture, UBS AG, Stamford Branch, as Priority Collateral Trustee, and UBS AG, Stamford Branch, as Parity Collateral Trustee (previously filed as Exhibit 10.2 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.3		Pledge and Security Agreement, dated as of February 11, 2005, by Builders FirstSource, Inc., the Guarantors party thereto, and UBS AG, Stamford Branch, as Collateral Trustee (previously filed as Exhibit 10.3 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

Exhibit
Numbers	Description

10.4	Builders FirstSource, Inc. 1998 Stock Incentive Plan, as amended, effective March 1, 2004 (previously filed as Exhibit 10.4 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.5	2004 Form of Builders FirstSource, Inc. 1998 Stock Incentive Plan Nonqualified Stock Option Agreement (previously filed as Exhibit 10.5 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.6	2003 Form of Builders FirstSource, Inc. 1998 Stock Incentive Plan Nonqualified Stock Option Agreement (previously filed as Exhibit 10.6 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.7	Builders FirstSource, Inc. Management Incentive Plan (previously filed as Exhibit 10.7 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 26, 2005, File Number 333-122788).

10.8	Builders FirstSource, Inc. 2004 Cash Incentive Bonus Plan (previously filed as Exhibit 10.8 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.9	Employment Agreement, dated September 1, 2001, between Builders FirstSource, Inc. and Floyd F. Sherman (previously filed as Exhibit 10.9 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.10	Employment Agreement, dated January 15, 2004, between Builders FirstSource, Inc. and Kevin P. O’Meara (previously filed as Exhibit 10.10 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.11	Employment Agreement, dated January 15, 2004, between Builders FirstSource, Inc. and Charles L. Horn (previously filed as Exhibit 10.11 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.12	Employment Agreement, dated January 15, 2004, between Builders FirstSource, Inc. and Donald F. McAleenan (previously filed as Exhibit 10.12 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

10.13	Builders FirstSource, Inc. Form of Director Indemnification Agreement (previously filed as Exhibit 10.13 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 26, 2005, File Number 333-122788).

10.14	Builders FirstSource, Inc. 2005 Equity Incentive Plan (previously filed as Exhibit 10.14 to Amendment No. 4 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 6, 2005, File Number 333-122788).

10.15	Amendment to Employment Agreement, dated June 1, 2005, between Builders FirstSource, Inc. and Floyd F. Sherman (previously filed as Exhibit 10.15 to Amendment No. 4 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 6, 2005, File Number 333-122788).

Exhibit
Numbers		Description

10.16		2005 Form of Builders FirstSource, Inc. 2005 Equity Incentive Plan Nonqualified Stock Option Agreement (previously filed as Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 4, 2005, File Number 0-51357).

12	.1*	Computation of Earnings to Fixed Charges.

21.1		Subsidiaries of Builders FirstSource, Inc. (previously filed as Exhibit 21.1 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

23	.1*	Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

23	.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24	.1*	Power of Attorney (included on signature page).

25	.1*	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture.

99	.1*	Form of Letter of Transmittal.

99	.2*	Form of Notice of Guaranteed Delivery.

99	.3*	Form of Notice to Brokers.

99	.4*	Form of Notice to Clients.

*	Filed herewith.

(b)	Financial Statement Schedules. Not applicable.

ITEM 22.     Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Builders FirstSource, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 2, 2005.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ FLOYD F. SHERMAN

Floyd F. Sherman,
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD F. SHERMAN Floyd F. Sherman	President and Chief Executive Officer (Principal Executive Officer and Director)	September 2, 2005

/s/ CHARLES L. HORN Charles L. Horn	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)	September 2, 2005

/s/ M. CHAD CROW M. Chad Crow	Vice President—Finance and Controller (Controller)	September 2, 2005

/s/ PAUL S. LEVY Paul S. Levy	Chairman and Director	September 2, 2005

/s/ ALEXANDER R. CASTALDI Alexander R. Castaldi	Director	September 2, 2005

/s/ RAMSEY A. FRANK Ramsey A. Frank	Director	September 2, 2005

/s/ ROBERT C. GRIFFIN Robert C. Griffin	Director	September 2, 2005

/s/ BRETT N. MILGRIM Brett N. Milgrim	Director	September 2, 2005

POWER OF ATTORNEY

Each of the undersigned whose signature appears below hereby constitutes and appoints Charles L. Horn and Donald F. McAleenan, or each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD F. SHERMAN Floyd F. Sherman	President and Chief Executive Officer (Principal Executive Officer and Director)	September 2, 2005

/s/ CHARLES L. HORN Charles L. Horn	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)	September 2, 2005

/s/ M. CHAD CROW M. Chad Crow	Vice President—Finance and Controller (Controller)	September 2, 2005

/s/ PAUL S. LEVY Paul S. Levy	Chairman and Director	September 2, 2005

/s/ ALEXANDER R. CASTALDI Alexander R. Castaldi	Director	September 2, 2005

/s/ RAMSEY A. FRANK Ramsey A. Frank	Director	September 2, 2005

/s/ ROBERT C. GRIFFIN Robert C. Griffin	Director	September 2, 2005

/s/ BRETT N. MILGRIM Brett N. Milgrim	Director	September 2, 2005

EXHIBIT INDEX

Exhibit
Numbers	Description

3.1	Amended and Restated Certificate of Incorporation of Builders FirstSource, Inc., (previously filed as Exhibit 3.1 to Amendment No. 4 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 6, 2005, File 3.1 Number 333-122788).
3.2	Amended and Restated By-Laws of Builders FirstSource, Inc., (previously filed as Exhibit 3.2 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
4.1	Second Amended and Restated Stockholders Agreement, dated as of June 2, 2005, among JLL Building Products, LLC, Builders FirstSource, Inc., Floyd F. Sherman, Charles L. Horn, Kevin P. O’Meara, and Donald F. McAleenan (previously filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 4, 2005, File Number 0-51357).
4.2	Registration Rights Agreement, dated as of February 11, 2005, among Builders FirstSource, Inc., the Guarantors named therein, and UBS Securities LLC and Deutsche Bank Securities Inc. (previously filed as Exhibit 4.3 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
4.3	Stockholders Agreement, dated as of June 11, 1999, among Stonegate Resources Holdings, LLC, BSL Holdings, Inc., Holmes Lumber Company, and Lockwood Holmes (previously filed as Exhibit 4.5 to Amendment No. 2 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
4.4	Stock Purchase Agreement, dated as of March 3, 2000, among Stonegate Resources Holdings, LLC, Builders FirstSource, Inc., and William A. Schwartz (previously filed as Exhibit 4.6 to Amendment No. 2 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
4.5	Indenture, dated as of February 11, 2005, among Builders FirstSource, Inc., the Subsidiary Guarantors thereto, and Wilmington Trust Company, as Trustee (previously filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
5.1*	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.
10.1	Credit Agreement, dated as of February 11, 2005, among Builders FirstSource, Inc., as Borrower, JLL Building Products, LLC, and the Guarantors party thereto, the Lenders party thereto, UBS Securities LLC, as Joint Arranger and Joint Book Runner, UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent, and Collateral Trustee for the secured parties, UBS Loan Finance LLC as Swing Line Lender, and Deutsche Bank Securities Inc., as Joint Arranger, Joint Book Runner, and Syndication Agent, and General Electric Capital Corporation and LaSalle Bank National Association, as Co-Documentation Agents (previously filed as Exhibit 10.1 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).

Exhibit
Numbers	Description

10.2	Collateral Trust Agreement, dated as of February 11, 2005, among Builders FirstSource, Inc., the other Pledgors from time to time party hereto, UBS AG, Stamford Branch, as Administrative Agent under the Credit Agreement, Wilmington Trust Company, as Trustee under the Indenture, UBS AG, Stamford Branch, as Priority Collateral Trustee, and UBS AG, Stamford Branch, as Parity Collateral Trustee (previously filed as Exhibit 10.2 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.3	Pledge and Security Agreement, dated as of February 11, 2005, by Builders FirstSource, Inc., the Guarantors party thereto, and UBS AG, Stamford Branch, as Collateral Trustee (previously filed as Exhibit 10.3 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.4	Builders FirstSource, Inc. 1998 Stock Incentive Plan, as amended, effective March 1, 2004 (previously filed as Exhibit 10.4 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.5	2004 Form of Builders FirstSource, Inc. 1998 Stock Incentive Plan Nonqualified Stock Option Agreement (previously filed as Exhibit 10.5 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.6	2003 Form of Builders FirstSource, Inc. 1998 Stock Incentive Plan Nonqualified Stock Option Agreement (previously filed as Exhibit 10.6 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.7	Builders FirstSource, Inc. Management Incentive Plan (previously filed as Exhibit 10.7 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 26, 2005, File Number 333-122788).
10.8	Builders FirstSource, Inc. 2004 Cash Incentive Bonus Plan (previously filed as Exhibit 10.8 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.9	Employment Agreement, dated September 1, 2001, between Builders FirstSource, Inc. and Floyd F. Sherman (previously filed as Exhibit 10.9 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.10	Employment Agreement, dated January 15, 2004, between Builders FirstSource, Inc. and Kevin P. O’Meara (previously filed as Exhibit 10.10 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.11	Employment Agreement, dated January 15, 2004, between Builders FirstSource, Inc. and Charles L. Horn (previously filed as Exhibit 10.11 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.12	Employment Agreement, dated January 15, 2004, between Builders FirstSource, Inc. and Donald F. McAleenan (previously filed as Exhibit 10.12 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
10.13	Builders FirstSource, Inc. Form of Director Indemnification Agreement (previously filed as Exhibit 10.13 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 26, 2005, File Number 333-122788).

Exhibit
Numbers	Description

10.14	Builders FirstSource, Inc. 2005 Equity Incentive Plan (previously filed as Exhibit 10.14 to Amendment No. 4 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 6, 2005, File Number 333-122788).
10.15	Amendment to Employment Agreement, dated June 1, 2005, between Builders FirstSource, Inc. and Floyd F. Sherman (previously filed as Exhibit 10.15 to Amendment No. 4 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 6, 2005, File Number 333-122788).
10.16	2005 Form of Builders FirstSource, Inc. 2005 Equity Incentive Plan Nonqualified Stock Option Agreement (previously filed as Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 4, 2005, File Number 0-51357).
12.1*	Computation of Earnings to Fixed Charges.
21.1	Subsidiaries of Builders FirstSource, Inc. (previously filed as Exhibit 21.1 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 27, 2005, File Number 333-122788).
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
25.1*	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Notice to Brokers.
99.4*	Form of Notice to Clients.

*	Filed herewith.